    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 15, 2009.

                                                              FILE NO. 333-20345

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON D.C. 20549

                                  ------------

                            POST-EFFECTIVE AMENDMENT
                                     NO. 15
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                     UNION SECURITY LIFE INSURANCE COMPANY
                                  OF NEW YORK

             (Exact name of registrant as specified in its charter)

                                    NEW YORK

         (State or other jurisdiction of incorporation or organization)

                                      6311

            (Primary Standard Industrial Classification Code Number)

                                   13-2699219

                    (I.R.S. Employer Identification Number)

                             212 HIGHBRIDGE STREET
                                    SUITE D
                             FAYETTEVILLE, NY 13066

                                 (315) 637-4232

              (Address, including zip code, and telephone number, including area codes, of registrant's principal executive offices)

                                RICHARD J. WIRTH
                        HARTFORD LIFE INSURANCE COMPANY
                                 P.O. BOX 2999
                        HARTFORD, CONNECTICUT 06104-2999
                                 (860) 843-1941

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  ------------

AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

       (APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC)

                                  ------------

/X/ If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.
/ / If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
/ / If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering.
/ / If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

------------------------------------------------------------------------------
------------------------------------------------------------------------------

                                     PART I

TD WATERHOUSE VARIABLE ANNUITY

SEPARATE ACCOUNT A


ISSUED BY:
UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK
212 HIGHBRIDGE STREET
SUITE D
FAYETTEVILLE, NY 13066


ADMINISTERED BY:
HARTFORD LIFE INSURANCE COMPANY
P.O. BOX 5085
HARTFORD, CONNECTICUT 06102-5085

TELEPHONE:      1-800-862-6668 (CONTRACT OWNERS)
                1-800-862-7155 (REGISTERED REPRESENTATIVES)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

This prospectus describes information you should know before you purchase the TD Waterhouse Variable Annuity. Please read it carefully before you purchase your variable annuity.

TD Waterhouse Variable Annuity is a contract between you and Union Security Life Insurance Company of New York (formerly First Fortis Life Insurance Company) where you agree to make at least one Premium Payment and Union Security agrees to make a series of Annuity Payouts at a later date. This Contract is a flexible premium, tax-deferred, variable annuity offered to both individuals and groups. It is:

X  Flexible, because you may add Premium Payments at any time.

X Tax-deferred, which means you don't pay taxes until you take money out or until we start to make Annuity Payouts.

X Variable, because the value of your Contract will fluctuate with the performance of the underlying Funds.

At the time you purchase your Contract, you allocate your Premium Payment to "Sub-Accounts." These are subdivisions of our Separate Account, an account that keeps your Contract assets separate from our company assets. The Sub-Accounts then purchase shares of mutual funds set up exclusively for variable annuity or variable life insurance products. These are not the same mutual funds that you buy through your stockbroker or through a retail mutual fund. They may have similar investment strategies and the same portfolio managers as retail mutual funds. This Contract offers you Funds with investment strategies ranging from conservative to aggressive and you may pick those Funds that meet your investment goals and risk tolerance. The Funds are part of the following Portfolio companies: AIM Variable Insurance Funds, AllianceBernstein Variable Products Series Fund, Inc., American Investments Variable Portfolios, Inc., Federated Insurance Series, Gartmore Variable Insurance Trust, Hartford Series Fund, Inc., ING Investors Trust, ING VP Natural Resources Trust, MFS(R) Variable Insurance Trust, Neuberger Berman Advisers Management Trust, Pioneer Variable Contracts Trust, Van Eck Worldwide Insurance Trust and Wells Fargo Variable Trust Funds.

You may also allocate some or all of your Premium Payment to either the Fixed Accumulation Feature or a Guarantee Period. The Fixed Accumulation Feature pays an interest rate guaranteed for a certain time period from the time the Premium Payment is made. A Guarantee Period guarantees a rate of interest until a specified maturity date and may be subject to a Market Value Adjustment. Premium Payments allocated to the Fixed Accumulation Feature or a Guarantee Period are not segregated from our company assets like the assets of the Separate Account.


If you decide to buy this Contract, you should keep this prospectus for your records. You can also call us to get a Statement of Additional Information, free of charge. The Statement of Additional Information contains more information about this Contract, and, like this prospectus, the Statement of Additional Information is filed with the Securities and Exchange Commission ("SEC").


Although we file the prospectus and the Statement of Additional Information with the SEC, the SEC doesn't approve or disapprove these securities or determine if the information in this prospectus is truthful or complete. Anyone who represents that the SEC does these things may be guilty of a criminal offense. This prospectus and the Statement of Additional Information can also be obtained from the SEC's website (http://www.sec.gov).

This Contract IS NOT:

-   A bank deposit or obligation

-   Federally insured

-   Endorsed by any bank or governmental agency

This Contract and its features may not be available for sale in all states.

--------------------------------------------------------------------------------


PROSPECTUS DATED: MAY 1, 2009



STATEMENT OF ADDITIONAL INFORMATION DATED: MAY 1, 2009

2                          UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

-------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                          PAGE
--------------------------------------------------------------------------------
DEFINITIONS                                                                    3
FEE TABLE                                                                      5
HIGHLIGHTS                                                                     7
GENERAL CONTRACT INFORMATION                                                   8
  Union Security Life Insurance Company of New York                            8
  The Separate Account                                                         8
  The Funds                                                                    8
PERFORMANCE RELATED INFORMATION                                               11
  Guarantee Periods                                                           12
THE CONTRACT                                                                  14
  Purchases and Contract Value                                                14
  Charges and Fees                                                            17
  Death Benefit                                                               18
  Surrenders                                                                  19
ANNUITY PAYOUTS                                                               20
OTHER PROGRAMS AVAILABLE                                                      22
OTHER INFORMATION                                                             24
  Legal Proceedings                                                           25
  More Information                                                            25
FEDERAL TAX CONSIDERATIONS                                                    26
INFORMATION REGARDING TAX-QUALIFIED RETIREMENT PLANS                          31
ACCUMULATION UNIT VALUES                                                      39
FURTHER INFORMATION ABOUT UNION SECURITY LIFE INSURANCE COMPANY OF NEW        43
YORK
TABLE OF CONTENTS TO STATEMENT OF ADDITIONAL INFORMATION                      50
APPENDIX I -- SAMPLE MARKET VALUE ADJUSTMENT CALCULATIONS                     51
APPENDIX II -- INVESTMENTS BY UNION SECURITY                                  53
FINANCIAL STATEMENTS                                                         F-1

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                          3

-------------------------------------------------------------------------------

DEFINITIONS

These terms are capitalized when used throughout this prospectus. Please refer to these defined terms if you have any questions as you read your prospectus.

ACCOUNT: Any of the Sub-Accounts or Guarantee Period accounts.

ACCUMULATION PERIOD: The time after you purchase the Contract until we begin to make Annuity Payouts.

ACCUMULATION UNITS: If you allocate your Premium Payment to any of the Sub-Accounts, we will convert those payments into Accumulation Units in the selected Sub-Accounts. Accumulation Units are valued at the end of each Valuation Day and are used to calculate the value of your Contract prior to Annuitization.

ACCUMULATION UNIT VALUE: The daily price of Accumulation Units on any Valuation Day.


ADMINISTRATIVE OFFICE: Hartford Life Insurance Company administers these Contracts. Their location and overnight mailing address is: 1 Griffin Road North, Windsor, CT 06095-1512. Their standard mailing address is: P.O. Box 5085, Hartford, Connecticut 06102-5085.


ANNIVERSARY VALUE: The value equal to the Contract Value as of a Contract Anniversary, adjusted for subsequent Premium Payments and partial Surrenders.

ANNUAL MAINTENANCE FEE: An annual $30 charge deducted on a Contract Anniversary or upon full Surrender if the Contract Value at either of those times is less than $50,000. The charge is deducted proportionately from each Account in which you are invested.

ANNUITANT: The person on whose life the Contract is issued. The Annuitant may not be changed after your Contract is issued.

ANNUITY CALCULATION DATE: The date we calculate the first Annuity Payout.

ANNUITY COMMENCEMENT DATE: The later of the 10th Contract Anniversary or the date the Annuitant reaches age 90, unless you elect an earlier date or we, in our sole discretion, agree to postpone to another date following our receipt of an extension request.

ANNUITY PAYOUT: The money we pay out after the Annuity Commencement Date for the duration and frequency you select.

ANNUITY PAYOUT OPTION: Any of the options available for payout after the Annuity Commencement Date or death of the Contract Owner or Annuitant.

ANNUITY PERIOD: The time during which we make Annuity Payouts.

ANNUITY UNIT: The unit of measure we use to calculate the value of your Annuity Payouts under a variable dollar amount Annuity Payout Option.

ANNUITY UNIT VALUE: The daily price of Annuity Units on any Valuation Day.

BENEFICIARY: The person entitled to receive benefits pursuant to the terms of the Contract upon the death of any Contract Owner, joint Contract Owner or Annuitant.

CHARITABLE REMAINDER TRUST: An irrevocable trust, where an individual donor makes a gift to the trust, and in return receives an income tax deduction. In addition, the individual donor has the right to receive a percentage of the trust earnings for a specified period of time.

CODE: The Internal Revenue Code of 1986, as amended.

COMMUTED VALUE: The present value of any remaining guaranteed Annuity Payouts. This amount is calculated using the Assumed Investment Return for variable dollar amount Annuity Payouts and a rate of return determined by us for fixed dollar amount Annuity Payouts.

CONTINGENT ANNUITANT: The person you may designate to become the Annuitant if the original Annuitant dies before the Annuity Commencement Date. You must name a Contingent Annuitant before the original Annuitant's death. This is only available if you own a Non-Qualified Contract.

CONTRACT: The individual Annuity Contract and any endorsements or riders. Group participants and some individuals may receive a certificate rather than a Contract.

CONTRACT ANNIVERSARY: The anniversary of the date we issued your Contract. If the Contract Anniversary falls on a Non-Valuation Day, then the Contract Anniversary will be the next Valuation Day.

CONTRACT OWNER, OWNER OR YOU: The owner or holder of the Contract described in this prospectus including any joint Owners. We do not capitalize "you" in the prospectus.

CONTRACT VALUE: The total value of the Accounts on any Valuation Day.

CONTRACT YEAR: Any 12 month period between Contract Anniversaries, beginning with the date the Contract was issued.

DEATH BENEFIT: The amount payable after the Contract Owner or the Annuitant dies.

DOLLAR COST AVERAGING: A program that allows you to systematically make transfers between Accounts available in your Contract.


GENERAL ACCOUNT: This account holds our company assets and any assets not allocated to a Separate Account.


JOINT ANNUITANT: The person on whose life Annuity Payouts are based if the Annuitant dies after Annuitization. You may

4                          UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

-------------------------------------------------------------------------------

name a Joint Annuitant only if your Annuity Payout Option provides for a survivor. The Joint Annuitant may not be changed.

MARKET VALUE ADJUSTMENT: An adjustment that either increases or decreases the amount we pay you under certain circumstances.

NET INVESTMENT FACTOR: This is used to measure the investment performance of a Sub-Account from one Valuation Day to the next, and is also used to calculate your Annuity Payout amount.

NON-VALUATION DAY: Any day the New York Stock Exchange is not open for trading.

PAYEE: The person or party you designate to receive Annuity Payouts.

PREMIUM PAYMENT: Money sent to us to be invested in your Contract.

PREMIUM TAX: A tax charged by a state or municipality on Premium Payments.

QUALIFIED CONTRACT: A Contract that is defined as a tax-qualified retirement plan in the Code.

REQUIRED MINIMUM DISTRIBUTION: A federal requirement that individuals age 70 1/2 and older must take a distribution from their tax-qualified retirement account by December 31, each year. For employer sponsored Qualified Contracts, the individual must begin taking distributions at the age of 70 1/2 or upon retirement, whichever comes later.

SUB-ACCOUNT VALUE: The value on or before the Annuity Calculation Date, which is determined on any day by multiplying the number of Accumulation Units by the Accumulation Unit Value for that Sub-Account.

SURRENDER: A complete or partial withdrawal from your Contract.

SURRENDER VALUE: The amount we pay you if you terminate your Contract before the Annuity Commencement Date. The Surrender Value (subject to rounding) is equal to the Contract Value minus any applicable Market Value Adjustment.

UNION SECURITY: Union Security Life Insurance Company of New York, the company that issued this Contract.

VALUATION DAY: Every day the New York Stock Exchange is open for trading. Values of the Separate Account are determined as of the close of the New York Stock Exchange, generally 4:00 p.m. Eastern Time.

VALUATION PERIOD: The time span between the close of trading on the New York Stock Exchange from one Valuation Day to the next.

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                          5

-------------------------------------------------------------------------------

                                   FEE TABLE

THE FOLLOWING TABLES DESCRIBE THE FEES AND EXPENSES THAT YOU WILL PAY WHEN BUYING, OWNING, AND SURRENDERING THE CONTRACT.

THIS TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY AT THE TIME THAT YOU PURCHASE THE CONTRACT OR SURRENDER THE CONTRACT. CHARGES FOR STATE PREMIUM TAXES MAY ALSO BE DEDUCTED WHEN YOU PURCHASE THE CONTRACT, UPON SURRENDER OR WHEN WE START TO MAKE ANNUITY PAYOUTS.

CONTRACT OWNER TRANSACTION EXPENSES

Sales Charge Imposed on Purchases (as a percentage of Premium Payments)                                 None
Maximum Contingent Deferred Sales Charge (as a percentage of Premium Payments)                          None

THIS TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY PERIODICALLY AND ON A DAILY BASIS DURING THE TIME THAT YOU OWN THE CONTRACT, NOT INCLUDING FEES AND EXPENSES OF THE UNDERLYING FUNDS.

ANNUAL MAINTENANCE FEE (1)                                                                               $30
SEPARATE ACCOUNT ANNUAL EXPENSES (as a percentage of average daily Sub-Account value)
  Mortality and Expense Risk Charge                                                                       0.45%
  Total Separate Account Annual Expenses                                                                  0.45%

(1) An annual $30 charge deducted on a Contract Anniversary or upon Surrender if the Contract Value at either of those times is less than $50,000. It is deducted proportionately from the Sub-Accounts in which you are invested at the time of the charge.

THIS TABLE SHOWS THE MINIMUM AND MAXIMUM TOTAL ANNUAL FUND OPERATING EXPENSES CHARGED BY THE UNDERLYING FUNDS THAT YOU MAY PAY ON A DAILY BASIS DURING THE TIME THAT YOU OWN THE CONTRACT. MORE DETAIL CONCERNING EACH FUND'S FEES AND EXPENSES IS CONTAINED IN THE PROSPECTUS FOR EACH FUND.


                                                                   MINIMUM            MAXIMUM
--------------------------------------------------------------------------------------------------
TOTAL ANNUAL FUND OPERATING EXPENSES                                 0.32%              1.91%
(these are expenses that are deducted from Fund assets,
including management fees, Rule 12b-1 distribution
and/or service fees, and other expenses)

6                          UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

-------------------------------------------------------------------------------

EXAMPLE

THIS EXAMPLE IS INTENDED TO HELP YOU COMPARE THE COST OF INVESTING IN THE CONTRACT WITH THE COST OF INVESTING IN OTHER VARIABLE ANNUITY CONTRACTS. THESE COSTS INCLUDE CONTRACT OWNER TRANSACTION EXPENSES, MAXIMUM SEPARATE ACCOUNT ANNUAL EXPENSES, AND TOTAL ANNUAL FUND OPERATING EXPENSES.

THE EXAMPLE ASSUMES THAT YOU INVEST $10,000 IN THE CONTRACT FOR THE TIME PERIODS INDICATED. THE EXAMPLE ALSO ASSUMES THAT YOUR INVESTMENT HAS A 5% RETURN EACH YEAR AND ASSUMES THE MAXIMUM FEES AND EXPENSES OF ANY OF THE FUNDS.

ALTHOUGH YOUR ACTUAL COSTS MAY BE HIGHER OR LOWER, BASED ON THESE ASSUMPTIONS, YOUR COSTS WOULD BE:


(1)  If you Surrender your Contract at the end of the applicable time period:



1 year                                                                      $272
3 years                                                                     $832
5 years                                                                   $1,416
10 years                                                                  $2,985



(2)  If you annuitize at the end of the applicable time period:



1 year                                                                      $242
3 years                                                                     $802
5 years                                                                   $1,386
10 years                                                                  $2,955



(3)  If you do not Surrender your Contract:



1 year                                                                      $272
3 years                                                                     $832
5 years                                                                   $1,416
10 years                                                                  $2,985


CONDENSED FINANCIAL INFORMATION

--------------------------------------------------------------------------------

When Premium Payments are credited to your Sub-Accounts, they are converted into Accumulation Units by dividing the amount of your Premium Payments, minus any Premium Taxes, by the Accumulation Unit Value for that day. For more information on how Accumulation Unit Values are calculated see "How is the value of my Contract calculated before the Annuity Commencement Date?". Please refer to the "Accumulation Unit Values" Section of this Prospectus for information regarding Accumulation Unit Values.

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                          7

-------------------------------------------------------------------------------

HIGHLIGHTS


WHAT TYPE OF SALES CHARGE WILL I PAY?


You don't pay a sales charge when you purchase your Contract.

IS THERE AN ANNUAL MAINTENANCE FEE?

We deduct a $30.00 fee each year on your Contract Anniversary or when you fully Surrender your Contract, if, on either of those dates, the value of your Contract is less than $50,000.

WHAT CHARGES WILL I PAY ON AN ANNUAL BASIS?

In addition to the Annual Maintenance Fee, you pay the following charges each year:

- MORTALITY AND EXPENSE RISK CHARGE -- This charge is deducted daily and is equal to an annual charge of 0.45% of your Contract Value invested in the Sub-Accounts.

- ANNUAL FUND OPERATING EXPENSES -- These are charges for the Funds. See the Funds' prospectuses for more complete information.

Charges and fees may have a significant impact on Contract Values and the investment performance of Sub-Accounts. This impact may be more significant with Contracts with lower Contract Values.

CAN I TAKE OUT ANY OF MY MONEY?

You may Surrender all or part of the amounts you have invested at any time before we start making Annuity Payouts. You may have to pay income tax on the money you take out and, if you Surrender before you are age 59 1/2, you may have to pay an income tax penalty. Surrenders may be subject to a Market Value Adjustment.

IS THERE A MARKET VALUE ADJUSTMENT?

Surrenders and other withdrawals from a Guarantee Period in our General Account may be subject to a Market Value Adjustment. The Market Value Adjustment may increase or reduce the General Account value of your Contract. A Market Value Adjustment will also be applied to any General Account value that is transferred from the General Account to other Sub-Accounts before the end of the Guarantee Period. The Market Value Adjustment is computed using a formula that is described in this prospectus under "Market Value Adjustment."

WHAT INVESTMENT CHOICES ARE AVAILABLE?

You may allocate your Premium Payment or Contract Values among the following investment choices:

-   The variable Sub-Accounts that invest in underlying Funds; and/or

- One or more Guarantee Periods, which may be subject to a Market Value Adjustment.

WILL UNION SECURITY PAY A DEATH BENEFIT?

There is a Death Benefit if the Contract Owner dies before we begin to make Annuity Payouts. The Death Benefit amount will remain invested in the Sub-Accounts according to your last instructions and will fluctuate with the performance of the underlying Funds until we receive proof of death and complete instructions from the Beneficiary.

If death occurs before the Annuity Commencement Date, the Death Benefit is the greater of:

- The total Premium Payments you have made to us minus any partial Surrenders and any applicable negative Market Value Adjustment; or

-   The Contract Value of your Contract.

WHAT ANNUITY PAYOUT OPTIONS ARE AVAILABLE?

When it comes time for us to make payouts, you may choose one of the following Annuity Payout Options: Life Annuity, Life Annuity with Payments for 10 or 20 years, Joint and 1/2 Contingent Survivor Annuity, and Joint and Full Survivor Annuity. We may make other Annuity Payout Options available at any time.

You must begin to take payouts by the Annuitant's 110th birthday unless you elect a later date to begin receiving payments subject to the laws and regulations then in effect and our approval. The date you select may have tax consequences, so please check with a qualified tax advisor. If you do not tell us what Annuity Payout Option you want before that time, we will make Automatic Annuity Payouts under the Life Annuity with Payments Guaranteed for 10 Years.

Depending on the investment allocation of your Contract in effect on the Annuity Commencement Date, we will make Automatic Annuity Payouts that are:

-   fixed dollar amount Automatic Annuity Payouts,

-   variable dollar amount Automatic Annuity Payouts, or

- a combination of fixed dollar amount and variable dollar amount Automatic Annuity Payouts.

8                          UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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GENERAL CONTRACT INFORMATION

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

Union Security Life Insurance Company of New York ("Union Security") is the issuer of the contracts. Union Security is a New York corporation founded in 1971. It is qualified to sell life insurance and annuity contracts in New York.

Union Security is a wholly owned subsidiary of Assurant, Inc. Assurant, Inc. is the ultimate parent of Union Security Life Insurance Company of New York. Assurant, Inc. is a premier provider of specialized insurance products and related services in North America and selected other international markets. Its stock is traded on the New York Stock Exchange under the symbol AIZ.

All of the guarantees and commitments under the contracts are general obligations of Union Security. None of Union Security's affiliated companies has any legal obligation to back Union Security's obligations under the contracts.

On April 1, 2001, Union Security entered into an agreement with Hartford Life and Annuity Insurance Company ("Hartford") to co-insure the obligations of Union Security under the variable annuity Contracts and to provide administration for the Contracts. Hartford was originally incorporated under the laws of Wisconsin on January 9, 1956, and subsequently redomiciled to Connecticut. Hartford's offices are located in Simsbury, Connecticut; however, its mailing address is P.O. Box 2999, Hartford, CT 06104-2999. Hartford is ultimately controlled by The Hartford Financial Services Group, Inc., one of the largest financial service providers in the United States.

THE SEPARATE ACCOUNT

The Separate Account is where we set aside and invest the assets of some of our annuity contracts, including this Contract. The Separate Account was established on October 1, 1993 as "Separate Account A" and is registered as a unit investment trust under the Investment Company Act of 1940. This registration does not involve supervision by the SEC of the management or the investment practices of the Separate Account, Union Security or Hartford. The Separate Account meets the definition of "Separate Account" under federal securities law. This Separate Account holds only assets for variable annuity contracts. The Separate Account:

- Holds assets for your benefit and the benefit of other Contract Owners, and the persons entitled to the payouts described in the Contract.

- Is not subject to the liabilities arising out of any other business Union Security or Hartford may conduct.

- Is not affected by the rate of return of Union Security's General Account or Hartford's General Account or by the investment performance of any of Union Security's or Hartford's other Separate Accounts.

- May be subject to liabilities from a Sub-Account of the Separate Account that holds assets of other variable annuity contracts offered by the Separate Account, which are not described in this prospectus.

- Is credited with income and gains, and takes losses, whether or not realized, from the assets it holds.

We do not guarantee the investment results of the Separate Account. There is no assurance that the value of your Contract will equal the total of the payments you make to us.

THE FUNDS


FUNDING OPTION                                  INVESTMENT OBJECTIVE SUMMARY                INVESTMENT ADVISER/SUB-ADVISER
---------------------------------------------------------------------------------------------------------------------------------
AIM VARIABLE INSURANCE FUNDS
 AIM V.I. CORE EQUITY FUND -- SERIES I   Growth of capital                            Invesco Aim Advisors, Inc.
                                                                                      Sub-adviser: Advisory entities affiliated
                                                                                      with Invesco Aim Advisors, Inc.
 AIM V.I. GLOBAL HEALTH CARE FUND --     Capital growth                               Invesco Aim Advisors, Inc.
  SERIES I                                                                            Sub-adviser: Advisory entities affiliated
                                                                                      with Invesco Aim Advisors, Inc.
 AIM V.I. TECHNOLOGY FUND -- SERIES I    Seeks capital growth.                        Invesco Aim Advisors, Inc.
                                                                                      Sub-adviser: Advisory entities affiliated
                                                                                      with Invesco Aim Advisors, Inc.
ALLIANCEBERNSTEIN VARIABLE PRODUCTS
SERIES FUND, INC.
 ALLIANCEBERNSTEIN VPS INTERNATIONAL     Long term growth of capital                  AllianceBernstein L.P.
  GROWTH PORTFOLIO -- CLASS A
 ALLIANCEBERNSTEIN VPS LARGE CAP GROWTH  Long-term capital growth                     AllianceBernstein L.P.
  PORTFOLIO -- CLASS A

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                          9

-------------------------------------------------------------------------------


FUNDING OPTION                                  INVESTMENT OBJECTIVE SUMMARY                INVESTMENT ADVISER/SUB-ADVISER
---------------------------------------------------------------------------------------------------------------------------------
 ALLIANCEBERNSTEIN VPS MONEY MARKET      Maximum current income to the extent         AllianceBernstein L.P.
  PORTFOLIO -- CLASS A*                  consistent with safety of principal and
                                         liquidity
AMERICAN CENTURY VARIABLE PORTFOLIOS,
INC.
 AMERICAN CENTURY VP BALANCED            Long-term capital growth and current income  American Century Investment Management,
                                         by investing approximately 60% of its        Inc.
                                         assets in equity securities and the
                                         remainder in bonds and other fixed-income
                                         securities
 AMERICAN CENTURY VP CAPITAL             Seeks capital growth.                        American Century Investment Management,
  APPRECIATION                                                                        Inc.
FEDERATED INSURANCE SERIES
 FEDERATED CAPITAL INCOME FUND II        High current income and moderate capital     Federated Equity Management Company of
                                         appreciation by investing in both equity     Pennsylvania
                                         and fixed-income securities that have        Sub-advised by Federated Investment
                                         relatively high relative income potential.   Management Company
 FEDERATED CLOVER VALUE FUND II (1)      Long-term growth of capital and secondarily  Federated Global Investment Management Co.
                                         income by investing in common stocks and
                                         other securities of high-quality companies.
 FEDERATED FUND FOR U.S. GOVERNMENT      Current income by investing primarily in a   Federated Investment Management Company
  SECURITIES II                          diversified portfolio of US government and
                                         government agency securities and mortgage
                                         backed securities.
 FEDERATED HIGH INCOME BOND FUND II      High current income by investing primarily   Federated Investment Management Company
                                         in a professionally managed, diversified
                                         portfolio of fixed-income securities.
HARTFORD HLS SERIES FUND II, INC.
 HARTFORD LARGECAP GROWTH HLS FUND --    Long-term growth of capital                  Hartford Investment Financial Services,
  CLASS IA                                                                            LLC.
                                                                                      Sub-advised by Hartford Investment
                                                                                      Management Company
 HARTFORD MIDCAP GROWTH HLS FUND --      Long-term growth of capital                  Hartford Investment Financial Services,
  CLASS IA                                                                            LLC.
                                                                                      Sub-advised by Hartford Investment
                                                                                      Management Company
 HARTFORD SMALLCAP VALUE HLS FUND --     Capital appreciation                         Hartford Investment Financial Services,
  CLASS IA                                                                            LLC.
                                                                                      Sub-advised by Kayne Anderson Rudnick
                                                                                      Investment Management, LLC, Metropolitan
                                                                                      West Capital Management, LLC and SSgA Funds
                                                                                      Management, Inc.
HARTFORD SERIES FUND, INC.
 HARTFORD INDEX HLS FUND -- CLASS IA     Seeks to provide investment results which    Hartford Investment Financial Services,
                                         approximate the price and yield performance  LLC.
                                         of publicly traded common stocks in the      Sub-advised by Hartford Investment
                                         aggregate                                    Management Company
ING INVESTORS TRUST
 ING GLOBAL RESOURCES PORTFOLIO          Seeks long-term capital appreciation         Directed Services Inc.
                                                                                      Sub-advised by ING Investment Management
                                                                                      Company

10                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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
FUNDING OPTION                                  INVESTMENT OBJECTIVE SUMMARY                INVESTMENT ADVISER/SUB-ADVISER
---------------------------------------------------------------------------------------------------------------------------------
 ING JPMORGAN EMERGING MARKETS EQUITY    Seeks capital appreciation                   Directed Services Inc.
  PORTFOLIO                                                                           Sub-advised by J. P. Morgan Investment
                                                                                      Management, Inc.
MFS(R) VARIABLE INSURANCE TRUST
 MFS(R) GROWTH SERIES -- INITIAL CLASS   Seeks capital appreciation                   MFS Investment Management
  (2)
 MFS(R) HIGH INCOME SERIES -- INITIAL    Total return with an emphasis on high        MFS Investment Management
  CLASS                                  current income, but also considering
                                         capital appreciation
 MFS(R) STRATEGIC INCOME SERIES --       Total return with an emphasis on high        MFS Investment Management
  INITIAL CLASS                          current income, but also considering
                                         capital appreciation
NATIONWIDE VARIABLE INSURANCE TRUST (3)
 GARTMORE NVIT DEVELOPING MARKETS FUND   Seeks long-term capital appreciation         Nationwide Fund Advisers
  -- CLASS II (4)                                                                     Sub-advised by Gartmore Global Partners
NEUBERGER BERMAN ADVISERS MANAGEMENT
TRUST
 PARTNERS PORTFOLIO                      Seeks to provide growth of capital           Neuberger Berman Management, LLC
                                                                                      Sub-advised by Neuberger Berman, LLC
 SHORT DURATION BOND PORTFOLIO (5)       Seeks high current income consistent with    Neuberger Berman Management, LLC
                                         liquidity and low risk to principal; total   Sub-advised by Lehman Brothers Asset
                                         return is a secondary goal                   Management LLC
PIONEER VARIABLE CONTRACTS TRUST
 PIONEER FUND VCT PORTFOLIO -- CLASS I   Long-term growth of capital and reasonable   Pioneer Investment Management, Inc.
                                         current income
 PIONEER GROWTH OPPORTUNITIES VCT        Capital growth                               Pioneer Investment Management, Inc.
  PORTFOLIO -- CLASS I
VAN ECK WORLDWIDE INSURANCE TRUST
 VAN ECK WORLDWIDE BOND FUND             Seeks high total return -- income plus       Van Eck Associates Corporation
                                         capital appreciation -- by investing
                                         globally, primarily in a variety of debt
                                         securities.
 VAN ECK WORLDWIDE HARD ASSETS FUND      Seeks long-term capital appreciation by      Van Eck Associates Corporation
                                         investing primarily in "hard assets"
                                         securities. Income is a secondary
                                         consideration.
WELLS FARGO VARIABLE TRUST FUNDS (6)
 WELLS FARGO ADVANTAGE VT DISCOVERY      Seeks long-term capital appreciation         Wells Fargo Funds Management, LLC
  FUND                                                                                Sub-advised by Wells Capital Management
                                                                                      Incorporated



NOTES



(1)  Formerly Federated American Leaders Fund II



(2)  Formerly MFS(R) Emerging Growth Series -- Initial Class



(3)  Formerly Gartmore Variable Insurance Trust



(4)  Formerly Gartmore GVIT Developing Markets Fund -- Class II



(5)  Formerly Lehman Brothers Short Duration Bond Portfolio



(6)  Formerly Strong Variable Insurance Funds, Inc.


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UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                         11

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We do not guarantee the investment results of any of the underlying Funds. Since each underlying Fund has different investment objectives, each is subject to different risks. These risks and the Funds' expenses are more fully described in the Funds' prospectus, and the Funds' Statement of Additional Information which may be ordered from us. The Funds' prospectus should be read in conjunction with this Prospectus before investing.

The Funds may not be available in all states.

MIXED AND SHARED FUNDING -- Shares of the Funds may be sold to our other separate accounts and our insurance company affiliates or other unaffiliated insurance companies to serve as the underlying investment for both variable annuity contracts and variable life insurance policies, a practice known as "mixed and shared funding." As a result, there is a possibility that a material conflict may arise between the interests of Contract Owners, and of owners of other contracts whose contract values are allocated to one or more of these other separate accounts investing in any one of the Funds. In the event of any such material conflicts, we will consider what action may be appropriate, including removing the Fund from the Separate Account or replacing the Fund with another underlying fund. There are certain risks associated with mixed and shared funding. These risks are disclosed in the Funds' prospectus.

VOTING RIGHTS -- We are the legal owners of all Fund shares held in the Separate Account and we have the right to vote at the Fund's shareholder meetings. To the extent required by federal securities laws or regulations, we will:

- Notify you of any Fund shareholders' meeting if the shares held for your Contract may be voted.

- Send proxy materials and a form of instructions that you can use to tell us how to vote the Fund shares held for your Contract.

-   Arrange for the handling and tallying of proxies received from Contract
    Owners.

- Vote all Fund shares attributable to your Contract according to instructions received from you, and

- Vote all Fund shares for which no voting instructions are received in the same proportion as shares for which instructions have been received.

If any federal securities laws or regulations, or their present interpretation, change to permit us to vote Fund shares on our own, we may decide to do so. You may attend any Shareholder Meeting at which shares held for your Contract may be voted. After we begin to make Annuity Payouts to you, the number of votes you have will decrease. As a result of proportional voting, a small number of Contract Owners could determine the outcome of a proposition subject to shareholder vote.

SUBSTITUTIONS, ADDITIONS, OR DELETIONS OF FUNDS -- We reserve the right, subject to any applicable law, to make certain changes to the Funds offered under your Contract. We may, in our sole discretion, establish new Funds. New Funds will be made available to existing Contract Owners as we determine appropriate. We may also close one or more Funds to additional Premium Payments or transfers from existing Sub-Accounts. Unless otherwise directed, investment instructions will be automatically updated to reflect the Fund surviving after any merger, substitution or liquidation.

We may eliminate the shares of any of the Funds from the Contract for any reason and we may substitute shares of another registered investment company for the shares of any Fund already purchased or to be purchased in the future by the Separate Account. To the extent required by the Investment Company Act of 1940 (the "1940 Act"), substitutions of shares attributable to your interest in a Fund will not be made until we have the approval of the Commission and we have notified you of the change.

In the event of any substitution or change, we may, by appropriate endorsement, make any changes in the Contract necessary or appropriate to reflect the substitution or change. If we decide that it is in the best interest of Contract Owners, the Separate Account may be operated as a management company under the 1940 Act or any other form permitted by law, may be deregistered under the 1940 Act in the event such registration is no longer required, or may be combined with one or more other Separate Accounts.

ADMINISTRATIVE AND DISTRIBUTION SERVICES -- Union Security has entered into agreements with the investment advisers or distributors of many of the Funds. Under the terms of these agreements, Union Security, or its agents, provide administrative and distribution related services and the Funds pay fees that are usually based on an annual percentage of the average daily net assets of the Funds. These agreements may be different for each Fund or each Fund family and may include fees under a distribution and/or servicing plan adopted by a Fund pursuant to Rule 12b-1 under the Investment Company Act of 1940.

PERFORMANCE RELATED INFORMATION

The Separate Account may advertise certain performance-related information concerning the Sub-Accounts. Performance information about a Sub-Account is based on the Sub-Account's past performance only and is no indication of future performance.

When a Sub-Account advertises its standardized total return, it will usually be calculated from the date of either the Separate Account's inception or the Sub-Account's inception, whichever is later, one year, five years, and ten years or some other relevant periods if the Sub-Account has not been in existence for at least ten years. Total return is measured by comparing the value of an investment in the Sub-Account at the beginning of

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12                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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the relevant period to the value of the investment at the end of the period.
Total return calculations reflect a deduction for Total Annual Fund Operating Expenses, any Contingent Deferred Sales Charge, Separate Account Annual Expenses without any optional charge deductions, and the Annual Maintenance Fee.

The Separate Account may also advertise non-standardized total returns that pre-date the inception of the Separate Account. These non-standardized total returns are calculated by assuming that the Sub-Accounts have been in existence for the same periods as the underlying Funds and by taking deductions for charges equal to those currently assessed against the Sub-Accounts. Non-standardized total return calculations reflect a deduction for Total Annual Fund Operating Expenses and Separate Account Annual Expenses without any optional charge deductions, and do not include deduction for Contingent Deferred Sales Charge or the Annual Maintenance Fee. This means the non-standardized total return for a Sub-Account is higher than the standardized total return for a Sub-Account. These non-standardized returns must be accompanied by standardized returns.

If applicable, the Sub-Accounts may advertise yield in addition to total return. This yield is based on the 30-day SEC yield of the Underlying Fund less the recurring charges at the Separate Account level.

A money market Sub-Account may advertise yield and effective yield. The yield of a Sub-Account over a seven-day period and then annualized, i.e. the income earned in the period is assumed to be earned every seven days over a 52-week period and stated as a percentage of the investment. Effective yield is calculated similarly but when annualized, the income earned by the investment is compounded in the course of a 52-week period. Yield and effective yield include the recurring charges at the Separate Account level.

We may provide information on various topics to Contract Owners and prospective Contract Owners in advertising, sales literature or other materials. These topics may include the relationship between sectors of the economy and the economy as a whole and its effect on various securities markets, investment strategies and techniques (such as systematic investing, Dollar Cost Averaging and asset allocation), the advantages and disadvantages of investing in tax-deferred and taxable instruments, customer profiles and hypothetical purchase scenarios, financial management and tax and retirement planning, and other investment alternatives, including comparisons between the Contract and the characteristics of and market for such alternatives.

GUARANTEE PERIODS


Any amount you allocate to our General Account under this Contract earns a guaranteed interest rate beginning on the date you make the allocation. The guaranteed interest rate continues for the number of years you select, up to a maximum of ten years. We call this a Guarantee Period. At the end of your Guarantee Period, your Contract Value, including accrued interest, will be allocated to a new Guarantee Period that is the same length as your original Guaranteed Period. However, you may reallocate your Contract Value to different then available Guarantee Periods or to the Sub-Accounts. If you decide to reallocate your Contract Value, you must do so by sending us a written request. We must receive your written request at least three business days before the end of your Guarantee Period. The first day of your new Guarantee Period or other reallocation will be the day after the end of your previous Guarantee Period. We will notify you at least 45 days and not more than 75 days before the end of your Guarantee Period.



Each Guarantee Period has its own guaranteed interest rate, which may differ from other Guarantee Periods. We may, at our discretion, change the guaranteed interest rate for future Guarantee Periods. These changes will not affect the guaranteed interest rates we are paying on current Guarantee Periods. The guaranteed interest rate will never be less than an effective annual rate of 3%. Union Security's Management makes the final determination on the guaranteed interest rates to be declared. We cannot predict or assure the level of any future guaranteed interest rates in excess of an effective annual rate of 3%.


We declare the guaranteed interest rates from time to time as market conditions dictate. We advise you of the guaranteed interest rate for a Guarantee Period at the time we receive a Premium Payment from you, or at the time we execute a transfer you have requested, or at the time a Guarantee Period is renewed. You may obtain information concerning the guaranteed interest rates that apply to the various Guarantee Periods. You may obtain this information from our home office or from your sales representative at any time.

We do not have a specific formula for establishing the guaranteed interest rates for the Guarantee Periods. Guaranteed interest rates may be influenced by the available interest rates on the investments we acquire with the amounts you allocate for a particular Guarantee Period. Guaranteed interest rates do not necessarily correspond to the available interest rates on the investments we acquire with the amounts you allocate for a particular Guarantee Period. In addition, when we determine guaranteed interest rates, we may consider:

-   the duration of a Guarantee Period;

-   regulatory and tax requirements;

-   sales and administrative expenses we bear;

-   risks we assume;

-   our profitability objectives; and

-   general economic trends.

MARKET VALUE ADJUSTMENT


Except as described below, we will apply a Market Value Adjustment to any general account value that is surrendered, transferred, or otherwise paid out (annuitized) before the end of a Guarantee Period. For example, we will apply a Market Value Adjustment to the general account value that we pay as an amount applied to distributions on the death of the Annuitant, an Annuity Payout option, or as an amount paid as a single sum in lieu of an Annuity Payout.

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                         13

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The purpose of the Market Value Adjustment is to generally transfer the risk to you of prematurely liquidating your investment. The Market Value Adjustment reflects both the amount of time left in your Guarantee period and the difference between the rate of interest credited to your current Guarantee period and the interest rate we are crediting to a new Guarantee Period with a duration equal to the amount of time left in your Guarantee Period. If your Guarantee Period's rate of interest is lower than the sum of the new Guarantee Period interest rate and the Market Value Adjustment factor, then the application of the Market Value Adjustment will reduce the amount you receive or transfer. Conversely, if your Guarantee Period's rate of interest is higher than the sum of the rate of interest we are crediting for the new Guarantee Period and the Market Value Adjustment factor, then the application of the Market Value Adjustment will increase the amount you receive or transfer. You will find a sample Market Value Adjustment calculation in Appendix I.



We do not apply a Market Value Adjustment to withdrawals and transfers of the general account value in the following circumstances:



    1. Surrenders during a 30 day period that begins 15 days before the end of the Guarantee Period in which the general account value was being held, and that ends 15 days after the end of the Guarantee Period in which the general account value was being held; and



    2. Surrenders or transfers from a Guarantee Period on a periodic, automatic basis. This exception only applies to such withdrawals or transfers under a formal company program. We may impose conditions and limitations on any formal company program for the withdrawal or transfer of general account values. Ask your representative about the availability of such a program in your state and applicable conditions and limitations.



DOLLAR COST AVERAGING PLUS ("DCA PLUS") PROGRAMS -- You may enroll in one or more special pre-authorized transfer programs known as our DCA Plus Programs (the "Programs"). Under these Programs, Contract Owners who enroll may allocate a minimum of $5,000 of their Premium Payment into a Program (we may allow a lower minimum Premium Payment for qualified plan transfers or rollovers, including IRAs) and pre-authorize transfers from our Fixed Accumulation Feature to any of the Sub-Accounts under either a 6-Month Transfer Program or 12-Month Transfer Program subject to Program rules. The 6-Month Transfer Program and the 12-Month Transfer Program will generally have different credited interest rates. Under the 6-Month Transfer Program, the interest rate can accrue up to 6 months and all Premium Payments and accrued interest must be transferred from the Program to the selected Sub-Accounts in 3 to 6 months. Under the 12-Month Transfer Program, the interest rate can accrue up to 12 months and all Premium Payments and accrued interest must be transferred to the selected Sub-Accounts in 7 to 12 months. This will be accomplished by monthly transfers for the period selected and with the final transfer of the entire amount remaining in the Program.


The pre-authorized transfers will begin within 15 days of receipt of the Program payment provided we receive complete enrollment instructions. If we do not receive complete Program enrollment instructions within 15 days of receipt of the initial Program payment, the Program will be voided and the entire balance in the Program will be transferred to the Accounts designated by you. If you do not designate an Account, we will return your Program payment to you for further instruction. If your Program payment is less than the required minimum amount, we will apply it to your Contract according to your instructions on record for a subsequent Premium Payment.

Under the DCA Plus Programs, the credited interest rate is not earned on the full amount of your Premium Payment for the entire length of the Program. This is because Program transfers to the Sub-Accounts decrease the amount of your Premium Payment remaining in the Program.

All Program payments, including any subsequent Program payment, must meet the Program minimum. Any subsequent Program payments we receive during an active Program transfer period which are received during the same interest rate effective period will be credited to the current Program. Any subsequent Program payments we receive during an active Program transfer period which are received during a different interest rate effective period will be used to start a new Program. That Program will be credited with the interest rate in effect on the date we start the new Program. Unless you send us different instructions, the new Program will be the same length of time as your current Program and will allocate the subsequent Program payments to the same Sub-Accounts.

The DCA Plus program may credit a higher interest rate but it does not ensure a profit or protect you against a loss in declining markets.

Hartford may limit the total number of DCA Programs and DCA Plus Programs to 5 Programs open at any one time.

We determine, in our sole discretion, the interest rates credited to the Program. These interest rates may vary depending on the Contract you purchased. Please consult your Registered Representative to determine the interest rate for your Program.

You may elect to terminate the transfers by calling or writing us of your intent to cancel enrollment in the Program. Upon cancellation, all the amounts remaining in the Program will be immediately transferred to the Sub-Accounts you selected for the Program unless you provide us with different instructions.

We may discontinue, modify or amend the Programs or any other interest rate program we establish. Any change to a Program will not affect Contract Owners currently enrolled in the Program.

If you make systematic transfers from the Fixed Accumulation Feature under a Dollar Cost Averaging Program or DCA Plus Program, you must wait 6 months after your last systematic transfer before moving Sub-Account Values back to the Fixed Accumulation Feature.

14                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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THE CONTRACT

PURCHASES AND CONTRACT VALUE


WHAT TYPES OF CONTRACTS ARE AVAILABLE?



The Contract is an individual or group tax-deferred variable annuity contract. It is designed for retirement planning purposes and may be purchased by any individual, group or trust, including:



- Any trustee or custodian for a retirement plan qualified under Sections 401(a) or 403(a) of the Code;



-   Individual Retirement Annuities adopted according to Section 408 of the
    Code;



- Employee pension plans established for employees by a state, a political subdivision of a state, or an agency of either a state or a political subdivision of a state, and



- Certain eligible deferred compensation plans as defined in Section 457 of the Code.



We will no longer accept additional Premium Payments into any individual annuity contract funded through a 403(b) plan.



The examples above represent Qualified Contracts, as defined by the Code. In addition, individuals and trusts can also purchase Contracts that are not part of a tax qualified retirement plan. These are known as Non-Qualified Contracts.



If you are purchasing the Contract for use in an IRA or other qualified retirement plan, you should consider other features of the Contract besides tax deferral, since any investment vehicle used within an IRA or other qualified plan receives tax-deferred treatment under the Code.



HOW DO I PURCHASE A CONTRACT?



This Contract is closed to new investors.



Premium Payments sent to us must be made in U.S. dollars and checks must be drawn on U.S. banks. We do not accept cash, third party checks or double endorsed checks. We reserve the right to limit the number of checks processed at one time. If your check does not clear, your purchase will be cancelled and you could be liable for any losses or fees incurred. A check must clear our account through our Administrative Office to be considered to be in good order.



Premium Payments may not exceed $1 million without our prior approval. We reserve the right to impose special conditions on anyone who seeks our approval to exceed this limit.



You and your Annuitant must not be older than age 85 on the date that your Contract is issued. You must be of minimum legal age in the state where the Contract is being purchased or a guardian must act on your behalf. Optional riders are subject to additional maximum issue age restrictions.



HOW ARE PREMIUM PAYMENTS APPLIED TO MY CONTRACT?


Your initial Premium Payment will be invested within two Valuation Days of our receipt of both a properly completed application order request and the Premium Payment. If we receive your subsequent Premium Payment before the close of the New York Stock Exchange, it will be priced on the same Valuation Day. If we receive your Premium Payment after the close of the New York Stock Exchange, it will be invested on the next Valuation Day. If we receive your subsequent Premium Payment on a Non-Valuation Day, the amount will be invested on the next Valuation Day. Unless we receive new instructions, we will invest the Premium Payment based on your last allocation instructions on record. We will send you a confirmation when we invest your Premium Payment.

If the request or other information accompanying the initial Premium Payment is incomplete when received, we will hold the money in a non-interest bearing account for up to five Valuation Days (from the Valuation Day that we actually receive your initial Premium Payment at our Administrative Office together with the Premium Payment) while we try to obtain complete information. If we cannot obtain the information within five Valuation Days, we will either return the Premium Payment and explain why the Premium Payment could not be processed or keep the Premium Payment if you authorize us to keep it until you provide the necessary information.

CAN I CANCEL MY CONTRACT AFTER I PURCHASE IT?

If, for any reason, you are not satisfied with your Contract, simply return it within ten days after you receive it with a written request for cancellation that indicates your tax-withholding instructions. In some states, you may be allowed more time to cancel your Contract. We may require additional information, including a signature guarantee, before we can cancel your Contract.

Unless otherwise required by state law, we will pay you your Contract Value as of the Valuation Date we receive your request to cancel and will refund any sales or contract charges incurred during the period you owned the Contract. The Contract Value may be more or less than your Premium Payments depending upon the investment performance of your Account. This means that you bear the risk of any decline in your Contract Value until we receive your notice of cancellation. In certain states, however, we are required to return your Premium Payment without deduction for any fees or charges.

HOW IS THE VALUE OF MY CONTRACT CALCULATED BEFORE THE ANNUITY COMMENCEMENT DATE?

The Contract Value is the sum of all Accounts. There are two things that affect your Sub-Account value: (1) the number of Accumulation Units and (2) the Accumulation Unit Value. The Sub-Account value is determined by multiplying the number of Accumulation Units by the Accumulation Unit Value. On any Valuation Day your Contract Value reflects the investment performance of the Sub-Accounts and will fluctuate with the performance of the underlying Funds.

When Premium Payments are credited to your Sub-Accounts, they are converted into Accumulation Units by dividing the amount of your Premium Payments, minus any Premium Taxes, by the Accumulation Unit Value for that day. The more

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UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                         15

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Premium Payments you make to your Contract, the more Accumulation Units you will own. You decrease the number of Accumulation Units you have by requesting Surrenders, transferring money out of an Account, settling a Death Benefit claim or by annuitizing your Contract.

To determine the current Accumulation Unit Value, we take the prior Valuation Day's Accumulation Unit Value and multiply it by the Net Investment Factor for the current Valuation Day.

The Net Investment Factor is used to measure the investment performance of a Sub-Account from one Valuation Day to the next. The Net Investment Factor for each Sub-Account equals:

- The net asset value per share plus applicable distributions per share of each Fund at the end of the current Valuation Day divided by

- The net asset value per share of each Fund at the end of the prior Valuation Day; multiplied by

- The daily expense factor for the mortality and expense risk charge adjusted for the number of days in the period, and any other applicable charges.

We will send you a statement at least annually, which tells you how many Accumulation Units you have, their value and your total Contract Value.

A Contract's Guarantee Period value is guaranteed by Union Security. We bear the investment risk with respect to amounts allocated to a Guarantee Period, except to the extent that (1) we may vary the guaranteed interest rate for future Guarantee Periods (subject to the 3% effective annual minimum) and (2) the Market Value Adjustment imposes investment risks on you. The Contract's Guarantee Period value on any Valuation Date is the sum of its general account values in each Guarantee Period on that date. The general account value in a Guarantee Period is equal to the following amounts, in each case increased by accrued interest at the applicable guaranteed interest rate:

- The amount of Premium Payments or transferred amounts allocated to the Guarantee Period; less

-   The amount of any transfers or Surrenders out of the Guarantee Period.

CAN I TRANSFER FROM ONE SUB-ACCOUNT TO ANOTHER?

You may make transfers between the Sub-Accounts offered in this Contract according to our policies and procedures as amended from time to time.

WHAT IS A SUB-ACCOUNT TRANSFER?

A Sub-Account transfer is a transaction requested by you that involves reallocating part or all of your Contract Value among the Funds available in your Contract. Your transfer request will be processed as of the end of the Valuation Day that it received is in good order. Otherwise, your request will be processed on the following Valuation Day. We will send you a confirmation when we process your transfer. You are responsible for verifying transfer confirmations and promptly advising us of any errors within 30 days of receiving the confirmation.

WHAT HAPPENS WHEN I REQUEST A SUB-ACCOUNT TRANSFER?

Many Contract Owners request Sub-Account transfers. Some request transfers into (purchases) a particular Sub-Account, and others request transfers out of (redemptions) a particular Sub-Account. In addition, some Contract Owners allocate new Premium Payments to Sub-Accounts, and others request Surrenders. We combine all the daily requests to transfer out of a Sub-Account along with all Surrenders from that Sub-Account and determine how many shares of that Fund we would need to sell to satisfy all Contract Owners' "transfer-out" requests. At the same time, we also combine all the daily requests to transfer into a particular Sub-Account or new Premium Payments allocated to that Sub-Account and determine how many shares of that Fund we would need to buy to satisfy all Contract Owners' "transfer-in" requests.

In addition, many of the Funds that are available as investment options in our variable annuity products are also available as investment options in variable life insurance policies, retirement plans, funding agreements and other products offered by us or our affiliates. Each day, investors and participants in these other products engage in similar transfer transactions.

We take advantage of our size and available technology to combine sales of a particular Fund for many of the variable annuities, variable life insurance policies, retirement plans, funding agreements or other products offered by us or our affiliates. We also combine many of the purchases of that particular Fund for many of the products we offer. We then "net" these trades by offsetting purchases against redemptions. Netting trades has no impact on the net asset value of the Fund shares that you purchase or sell. This means that we sometimes reallocate shares of a Fund rather than buy new shares or sell shares of the Fund.

For example, if we combine all transfer-out (redemption) requests and Surrenders of a stock Fund Sub-Account with all other sales of that Fund from all our other products, we may have to sell $1 million dollars of that Fund on any particular day. However, if other Contract Owners and the owners of other products offered by us, want to transfer-in (purchase) an amount equal to $300,000 of that same Fund, then we would send a sell order to the Fund for $700,000 (a $1 million sell order minus the purchase order of $300,000) rather than making two or more transactions.

WHAT RESTRICTIONS ARE THERE ON MY ABILITY TO MAKE A SUB-ACCOUNT TRANSFER?

FIRST, YOU MAY MAKE ONLY ONE SUB-ACCOUNT TRANSFER REQUEST EACH DAY. We limit each Contract Owner to one Sub-Account transfer request each Valuation Day. We count all Sub-Account transfer activity that occurs on any one Valuation Day as one "Sub-Account transfer;" however, you cannot transfer the same Contract Value more than once a Valuation Day.

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16                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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EXAMPLES

TRANSFER REQUEST PER VALUATION DAY                                 PERMISSIBLE?
--------------------------------------------------------------------------------
Transfer $10,000 from a money market Sub-Account to a growth           Yes
Sub-Account
Transfer $10,000 from a money market Sub-Account to any number         Yes
of other Sub-Accounts (dividing the $10,000 among the other
Sub-Accounts however you chose)
Transfer $10,000 from any number of different Sub-Accounts to          Yes
any number of other Sub-Accounts
Transfer $10,000 from a money market Sub-Account to a growth            No
Sub-Account and then, before the end of that same Valuation Day, transfer the same $10,000 from the growth Sub-Account to an
international Sub-Account

SECOND, YOU ARE ALLOWED TO SUBMIT A TOTAL OF 20 SUB-ACCOUNT TRANSFERS EACH CONTRACT YEAR (THE "TRANSFER RULE") BY U.S. MAIL, VOICE RESPONSE UNIT, INTERNET OR TELEPHONE. Once you have reached the maximum number of Sub-Account transfers, you may only submit any additional Sub-Account transfer requests and any trade cancellation requests in writing through U.S. Mail or overnight delivery service. In other words, Voice Response Unit, Internet or telephone transfer requests will not be honored. We may, but are not obligated to, notify you when you are in jeopardy of approaching these limits. For example, we will send you a letter after your 10th Sub-Account transfer to remind you about the Transfer Rule. After your 20th transfer request, our computer system will not allow you to do another Sub-Account transfer by telephone, Voice Response Unit or via the Internet. You will then be instructed to send your Sub-Account transfer request by U.S. Mail or overnight delivery service.

We reserve the right to aggregate your Contracts (whether currently existing or those recently surrendered) for the purposes of enforcing these restrictions.

The Transfer Rule does not apply to Sub-Account transfers that occur automatically as part of a Company-sponsored asset allocation or Dollar Cost Averaging program. Reallocations made based on a Fund merger, substitution or liquidation also do not count toward this transfer limit. Restrictions may vary based on state law.

We make no assurances that the Transfer Rule is or will be effective in detecting or preventing market timing.

THIRD, POLICIES HAVE BEEN DESIGNED TO RESTRICT EXCESSIVE SUB-ACCOUNT
TRANSFERS. You should not purchase this Contract if you want to make frequent Sub-Account transfers for any reason. In particular, don't purchase this Contract if you plan to engage in "market timing," which includes frequent transfer activity into and out of the same Fund, or frequent Sub-Account transfers in order to exploit any inefficiencies in the pricing of a Fund. Even if you do not engage in market timing, certain restrictions may be imposed on you, as discussed below:


Generally, you are subject to Fund trading policies, if any. We are obligated to provide, at the Fund's request, tax identification numbers and other shareholder identifying information contained in our records to assist Funds in identifying any pattern or frequency of Sub-Account transfers that may violate their trading policy. In certain instances, we have agreed to serve as a Fund's agent to help monitor compliance with that Fund's trading policy.



We are obligated to follow each Fund's instructions regarding enforcement of their trading policy. Penalties for violating these policies may include, among other things, temporarily or permanently limiting or banning you from making Sub-Account transfers into a Fund or other funds within that fund complex. We are not authorized to grant exceptions to a Fund's trading policy. Please refer to each Fund's prospectus for more information. Transactions that cannot be processed because of Fund trading policies will be considered not in good order.



In certain circumstances, fund trading policies do not apply or may be limited. For instance:


- Certain types of financial intermediaries may not be required to provide us with shareholder information.

- "Excepted funds" such as money market funds and any Fund that affirmatively permits short-term trading of its securities may opt not to adopt this type of policy. This type of policy may not apply to any financial intermediary that a Fund treats as a single investor.

- A Fund can decide to exempt categories of contract holders whose contracts are subject to inconsistent trading restrictions or none at all.

- Non-shareholder initiated purchases or redemptions may not always be monitored. These include Sub-Account transfers that are executed: (i) automatically pursuant to a company- sponsored contractual or systematic program such as transfers of assets as a result of "dollar cost averaging" programs, asset allocation programs, automatic rebalancing programs, annuity payouts, loans, or systematic withdrawal programs; (ii) as a result of the payment of a Death Benefit; (iii) as a step-up in Contract Value pursuant to a Contract Death Benefit or guaranteed minimum withdrawal benefit; (iv) as a result of any deduction of charges or fees under a Contract; or (v) as a result of payments such as loan repayments, scheduled contributions, scheduled withdrawals or surrenders, retirement plan salary reduction contributions, or planned premium payments.

POSSIBILITY OF UNDETECTED ABUSIVE TRADING OR MARKET TIMING. We may not be able to detect or prevent all abusive trading or market timing activities. For instance,

- Since we net all the purchases and redemptions for a particular Fund for this and many of our other products, transfers by any specific market timer could be inadvertently overlooked.

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UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                         17

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-   Certain forms of variable annuities and types of Funds may be attractive to market timers. We cannot provide assurances that we will be capable of addressing possible abuses in a timely manner.

- These policies apply only to individuals and entities that own this Contract or have the right to make transfers (regardless of whether requests are made by you or anyone else acting on your behalf). However, the Funds that make up the Sub-Accounts of this Contract are also available for use with many different variable life insurance policies, variable annuity products and funding agreements, and are offered directly to certain qualified retirement plans. Some of these products and plans may have less restrictive transfer rules or no transfer restrictions at all.


- In some cases, we were unable to count the number of Sub-Account transfers requested by group annuity participants co-investing in the same Funds ("Participants") or enforce the Transfer Rule because we do not keep Participants' account records for a Contract. In those cases, the Participant account records and Participant Sub-Account transfer information are kept by such owners or its third party service provider. These owners and third party service providers may provide us with limited information or no information at all regarding Participant Sub-Account transfers.


HOW AM I AFFECTED BY FREQUENT SUB-ACCOUNT TRANSFERS?

We are not responsible for losses or lost investment opportunities associated with the effectuation of these policies. Frequent Sub-Account transfers may result in the dilution of the value of the outstanding securities issued by a Fund as a result of increased transaction costs and lost investment opportunities typically associated with maintaining greater cash positions. This can adversely impact Fund performance and, as a result, the performance of your Contract. This may also lower the Death Benefit paid to your Beneficiary or lower Annuity Payouts for your Payee as well as reduce value of other optional benefits available under your Contract.

Separate Account investors could be prevented from purchasing Fund shares if we reach an impasse on the execution of a Fund's trading instructions. In other words, a Fund complex could refuse to allow new purchases of shares by all our variable product investors if the Fund and we cannot reach a mutually acceptable agreement on how to treat an investor who, in a Fund's opinion, has violated the Fund's trading policy.

In some cases, we do not have the tax identification number or other identifying information requested by a Fund in our records. In those cases, we rely on the Contract Owner to provide the information. If the Contract Owner does not provide the information, we may be directed by the Fund to restrict the Contract Owner from further purchases of Fund shares. In those cases, all participants under a plan funded by the Contract will also be precluded from further purchases of Fund shares.

FIXED ACCUMULATION FEATURE TRANSFERS -- During each contract year during the Accumulation Period, you may make transfers out of the Fixed Accumulation Feature to Sub-Account. The transfers must be for $500 or more. All transfer allocations must be in whole numbers (e.g. 1%). You may transfer either:

- 50% of your total amount in the Fixed Accumulation Feature, unless the balance is less than $1000, then you may transfer the entire amount, or

-   An amount equal to the largest previous transfer.

FIXED ACCUMULATION FEATURE TRANSFER RESTRICTIONS -- We reserve the right to defer transfers from the Fixed Accumulation Feature for up to 6 months from the date of your request. After any transfer, you must wait 6 months before moving Sub-Account Values back to the Fixed Accumulation Feature. After the Annuity Commencement Date, you may not make transfers from the Fixed Accumulation Feature.

POWER OF ATTORNEY -- You may authorize another person to make transfers on your behalf by submitting a completed power of attorney form. Once we have the completed form on file, we will accept transfer instructions from your designated third party, subject to any transfer restrictions in place, until we receive new instructions in writing from you. You will not be able to make transfers or other changes to your Contract if you have authorized someone else to act under a power of attorney.

CHARGES AND FEES

The following charges and fees are associated with the Contract:

MORTALITY AND EXPENSE RISK CHARGE

For assuming mortality and expense risks under the Contract, we deduct a daily charge at an annual rate of 0.45% of Sub-Account Value. The mortality and expense risk charge is broken into charges for mortality risks and for an expense risk:

- MORTALITY RISK -- There are two types of mortality risks that we assume, those made while your Premium Payments are accumulating and those made once Annuity Payouts have begun.

During the period your Premium Payments are accumulating, we are required to cover any difference between the Death Benefit paid and the Surrender Value. These differences may occur during periods of declining value or in periods where the Contingent Deferred Sales Charges would have been applicable. The risk that we bear during this period is that actual mortality rates, in aggregate, may exceed expected mortality rates.

Once Annuity Payouts have begun, we may be required to make Annuity Payouts as long as the Annuitant is living, regardless of how long the Annuitant lives. The risk that we bear during this period is that the actual mortality rates, in aggregate, may be lower than the expected mortality rates.

- EXPENSE RISK -- We also bear an expense risk that the Contingent Deferred Sales Charges and the Annual Maintenance Fee collected before the Annuity

18                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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  Commencement Date may not be enough to cover the actual cost of selling, distributing and administering the Contract.

Although variable Annuity Payouts will fluctuate with the performance of the underlying Fund selected, your Annuity Payouts will not be affected by (a) the actual mortality experience of our Annuitants, or (b) our actual expenses if they are greater than the deductions stated in the Contract. Because we cannot be certain how long our Annuitants will live, we charge this percentage fee based on the mortality tables currently in use. The mortality and expense risk charge enables us to keep our commitments and to pay you as planned.

ANNUAL MAINTENANCE FEE

The Annual Maintenance Fee is a flat fee that is deducted from your Contract Value to reimburse us for expenses relating to the administrative maintenance of the Contract and the Accounts. The annual $30 charge is deducted on a Contract Anniversary or when the Contract is fully Surrendered if the Contract Value at either of those times is less than $50,000. The charge is deducted proportionately from each Account in which you are invested.

WHEN IS THE ANNUAL MAINTENANCE FEE WAIVED?

We will waive the Annual Maintenance Fee if your Contract Value is $50,000 or more on your Contract Anniversary or when you fully Surrender your Contract. We reserve the right to waive the Annual Maintenance Fee under certain other conditions.

PREMIUM TAXES

We deduct Premium Taxes, if required, by a state or other government agency. Some states collect the taxes when Premium Payments are made; others collect at Annuitization. Since we pay Premium Taxes when they are required by applicable law, we may deduct them from your Contract when we pay the taxes, upon Surrender, or on the Annuity Commencement Date. The Premium Tax rate varies by state or municipality and currently ranges from 0% - 3.5%.

CHARGES AGAINST THE FUNDS

The Separate Account purchases shares of the Funds at net asset value. The net asset value of the Fund shares reflects investment advisory fees and administrative expenses already deducted from the assets of the Funds. These charges are described in the Fund prospectuses.

DEATH BENEFIT

WHAT IS THE DEATH BENEFIT AND HOW IS IT CALCULATED?

The Death Benefit is the amount we will pay if the Contract Owner dies before we begin to make Annuity Payouts. The Death Benefit is calculated when we receive a certified death certificate or other legal document acceptable to us along with complete instructions from all beneficiaries on how to pay the death benefit.

Until we receive proof of death and the completed instructions from the Beneficiary, the Death Benefit will remain invested in the same Accounts, according to the Contract Owner's last instructions. Therefore, the Death Benefit amount will fluctuate with the performance of the underlying Funds. When there is more than one Beneficiary, we will calculate the Accumulation Units for each Sub-Account for each Beneficiary's portion of the proceeds.

If death occurs before the Annuity Commencement Date, the Death Benefit is the greater of:

- The total Premium Payments you have made to us minus any partial Surrenders and any applicable negative Market Value Adjustment; or

-   The Contract Value of your Contract.

HOW IS THE DEATH BENEFIT PAID?

The Death Benefit may be taken in one lump sum or under any of the Annuity Payout Options then being offered by us. On the date we receive proof of death and complete instructions from the Beneficiary, we will compute the Death Benefit to be paid out or applied to a selected Annuity Payout Option. When there is more than one Beneficiary, we will calculate the Death Benefit amount for each Beneficiary's portion of the proceeds and then pay it out or apply it to a selected Annuity Payout Option according to each Beneficiary's instructions. If we receive the complete instructions on a Non-Valuation Day, computations will take place on the next Valuation Day.

If your Beneficiary elects to receive the Death Benefit amount as a lump sum payment, we may transfer that amount to our General Account and issue the Beneficiary a draftbook. The Beneficiary can write one draft for the total payment of the Death Benefit, or keep the money in the General Account and write drafts as needed. We will credit interest at a rate determined periodically in our sole discretion. For Federal income tax purposes, the Beneficiary will be deemed to have received the lump sum payment on transfer of the Death Benefit amount to the General Account. The interest will be taxable in the tax year that it is credited. If the Beneficiary resides or the Contract was purchased in a state that imposes restrictions on this method of lump sum payment, we may issue a check to the Beneficiary.

The Beneficiary may elect, under the Annuity Proceeds Settlement Option, "Death Benefit Remaining with the Company," to leave proceeds from the Death Benefit with us for up to five years from the date of death if the death occurred before the Annuity Commencement Date. Once we receive a certified death certificate or other legal document acceptable to us, the Beneficiary can: (a) make Sub-Account transfers and (b) take Surrenders.

The Beneficiary of a non-qualified Contract or IRA may also elect the Single Life Expectancy Only option. This option allows the Beneficiary to take the Death Benefit invested in a series of payments spread over a period equal to the Beneficiary's remaining life expectancy. Distributions are calculated based on IRS life expectancy tables. This option is subject to different limitations and conditions depending on whether the Contract is non-qualified or an IRA.

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UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                         19

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REQUIRED DISTRIBUTIONS -- If the Contract Owner dies before the Annuity
Commencement Date, the Death Benefit must be distributed within five years after death, or be distributed under a distribution option or Annuity Payout Option that satisfies the Alternatives to the Required Distributions described below.

If the Contract Owner dies on or after the Annuity Commencement Date under an Annuity Payout Option that permits the Beneficiary to elect to continue Annuity Payouts or receive the Commuted Value, any remaining value must be distributed at least as rapidly as under the payment method being used as of the Contract Owner's death.

If the Contract Owner is not an individual (e.g. a trust), then the original Annuitant will be treated as the Contract Owner in the situations described above and any change in the original Annuitant will be treated as the death of the Contract Owner.

WHAT SHOULD THE BENEFICIARY CONSIDER?

ALTERNATIVES TO THE REQUIRED DISTRIBUTIONS -- The selection of an Annuity Payout Option and the timing of the selection will have an impact on the tax treatment of the Death Benefit. To receive favorable tax treatment, the Annuity Payout Option selected: (a) cannot extend beyond the Beneficiary's life or life expectancy, and (b) must begin within one year of the date of death.

If these conditions are NOT met, the Death Benefit will be treated as a lump sum payment for tax purposes. This sum will be taxable in the year in which it is considered received.

SPOUSAL CONTRACT CONTINUATION -- If the Contract Owner dies and the Beneficiary is the Contract Owner's spouse, the Beneficiary may elect to continue the Contract as the Contract Owner, receive the death benefit in one lump sum payment or elect an Annuity Payout Option. If the Contract continues with the spouse as Contract Owner, we will adjust the Contract Value to the amount that we would have paid as the Death Benefit payment, had the spouse elected to receive the Death Benefit as a lump sum payment. Spousal Contract Continuation will only apply one time for each Contract.

SURRENDERS

WHAT KINDS OF SURRENDERS ARE AVAILABLE?

FULL SURRENDERS BEFORE THE ANNUITY COMMENCEMENT DATE -- When you Surrender your Contract before the Annuity Commencement Date and while the Annuitant is living, the Surrender Value of the Contract will be made in a lump sum payment. The Surrender Value is the Contract Value minus any applicable Market Value Adjustment and Premium Taxes. The Surrender Value may be more or less than the amount of the Premium Payments made to a Contract.

PARTIAL SURRENDERS BEFORE THE ANNUITY COMMENCEMENT DATE -- You may request a partial Surrender of Contract Values at any time before the Annuity Commencement Date and while the Annuitant is living. There are two restrictions:

- The partial Surrender amount must be at least equal to $1,000, our current minimum for partial Surrenders, and

- The Contract must have a minimum Contract Value of $1,000 after the Surrender. We reserve the right to close your Contract and pay the full Surrender Value if the Contract Value is under the minimum after the Surrender. The minimum Contract Value in Texas must be $1,000 after the Surrender with no Premium Payments made during the prior two Contract Years.

HOW DO I REQUEST A SURRENDER?

Requests for full Surrenders must be in writing. Requests for partial Surrenders can be made in writing or by telephone. We will send your money within seven days of receiving complete instructions. However, we may postpone payment of Surrenders whenever: (a) the New York Stock Exchange is closed, (b) trading on the New York Stock Exchange is restricted by the SEC, (c) the SEC permits and orders postponement, or (d) the SEC determines that an emergency exists to restrict valuation.

WRITTEN REQUESTS -- To request a full or partial Surrender, complete a Surrender Form or send us a letter, signed by you, stating:

- the dollar amount that you want to receive, either before or after we withhold taxes and deduct for any applicable charges,

-   your tax withholding amount or percentage, if any, and

-   your mailing address.

If there are joint Contract Owners, both must authorize all Surrenders. For a partial Surrender, specify the Accounts that you want your Surrender to come from, otherwise, the Surrender will be taken in proportion to the value in each Account.

TELEPHONE REQUESTS -- To request a partial Surrender by telephone, we must have received your completed Telephone Redemption Program Enrollment Form. If there are joint Contract Owners, both must sign this form. By signing the form, you authorize us to accept telephone instructions for partial Surrenders from either Contract Owner. Telephone authorization will remain in effect until we receive a written cancellation notice from you or your joint Contract Owner, we discontinue the program; or you are no longer the owner of the Contract. There are some restrictions on telephone surrenders, please call us with any questions.

We may record telephone calls and use other procedures to verify information and confirm that instructions are genuine. We will not be liable for losses or expenses arising from telephone instructions reasonably believed to be genuine. WE MAY MODIFY THE REQUIREMENTS FOR TELEPHONE REDEMPTIONS AT ANY TIME.

Telephone Surrender instructions received before the close of the New York Stock Exchange will be processed on that Valuation Day. Otherwise, your request will be processed on the next Valuation Day.

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20                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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COMPLETING A POWER OF ATTORNEY FORM FOR ANOTHER PERSON TO ACT ON YOUR BEHALF MAY
PREVENT YOU FROM MAKING SURRENDERS VIA TELEPHONE.

WHAT SHOULD BE CONSIDERED ABOUT TAXES?

There are certain tax consequences associated with Surrenders:

PRIOR TO AGE 59 1/2 -- If you make a Surrender prior to age 59 1/2, there may be adverse tax consequences including a 10% federal income tax penalty on the taxable portion of the Surrender payment. Surrendering before age 59 1/2 may also affect the continuing tax-qualified status of some Contracts.

WE DO NOT MONITOR SURRENDER REQUESTS. TO DETERMINE WHETHER A SURRENDER IS PERMISSIBLE, WITH OR WITHOUT FEDERAL INCOME TAX PENALTY, PLEASE CONSULT YOUR PERSONAL TAX ADVISER.

MORE THAN ONE CONTRACT ISSUED IN THE SAME CALENDAR YEAR -- If you own more than one contract issued by us or our affiliates in the same calendar year, then these contracts may be treated as one contract for the purpose of determining the taxation of distributions prior to the Annuity Commencement Date. Please consult your tax adviser for additional information.

INTERNAL REVENUE CODE SECTION 403(b) ANNUITIES -- As of December 31, 1988, all
section 403(b) annuities have limits on full and partial Surrenders. Contributions to your Contract made after December 31, 1988 and any increases in cash value after December 31, 1988 may not be distributed unless you are: (a) age 59 1/2, (b) no longer employed, (c) deceased, (d) disabled, or (e) experiencing a financial hardship (cash value increases may not be distributed for hardships prior to age 59 1/2). Distributions prior to age 59 1/2 due to financial hardship; unemployment or retirement may still be subject to a penalty tax of 10%.

We will no longer accept any incoming 403(b) exchanges or applications for 403(b) individual annuity contracts.

WE ENCOURAGE YOU TO CONSULT WITH YOUR QUALIFIED TAX ADVISER BEFORE MAKING ANY SURRENDERS. PLEASE SEE THE "FEDERAL TAX CONSIDERATIONS" SECTION FOR MORE INFORMATION.

ANNUITY PAYOUTS

THIS SECTION DESCRIBES WHAT HAPPENS WHEN WE BEGIN TO MAKE REGULAR ANNUITY PAYOUTS FROM YOUR CONTRACT. YOU, AS THE CONTRACT OWNER, SHOULD ANSWER FIVE
QUESTIONS:

-   When do you want Annuity Payouts to begin?

-   Which Annuity Payout Option do you want to use?

-   How often do you want to receive Annuity Payouts?

-   What level of Assumed Investment Return should you choose?

-   Do you want Annuity Payouts to be fixed or variable or a combination?

Please check with your Registered Representative to select the Annuity Payout Option that best meets your income needs.

1. WHEN DO YOU WANT ANNUITY PAYOUTS TO BEGIN?

You select an Annuity Commencement Date when you purchase your Contract or at any time before you begin receiving Annuity Payouts. You may change the Annuity Commencement Date by notifying us within thirty days prior to the date. The Annuity Commencement Date cannot be deferred beyond the Annuitant's 91st birthday. The date you select may have tax consequences, so please check with a qualified tax advisor. If this Contract is issued to the trustee of a Charitable Remainder Trust, the Annuity Commencement Date may be deferred to the Annuitant's 100th birthday.

The Annuity Calculation Date is when the amount of your Annuity Payout is determined. This occurs within five Valuation Days before your selected Annuity Commencement Date.

All Annuity Payouts, regardless of frequency, will occur on the same day of the month as the Annuity Commencement Date. After the initial payout, if an Annuity Payout date falls on a Non-Valuation Day, the Annuity Payout is computed on the prior Valuation Day. If the Annuity Payout date does not occur in a given month due to a leap year or months with only 28 days (i.e. the 31st), the Annuity Payout will be computed on the last Valuation Day of the month.

2. WHICH ANNUITY PAYOUT OPTION DO YOU WANT TO USE?

Your Contract contains the Annuity Payout Options described below. The Annuity Proceeds Settlement Option is an option that can be elected by the Beneficiary and is described in the "Death Benefit" section. We may at times offer other Annuity Payout Options. Once we begin to make Annuity Payouts, the Annuity Payout Option cannot be changed.

LIFE ANNUITY

We make Annuity Payouts as long as the Annuitant is living. When the Annuitant dies, we stop making Annuity Payouts. A Payee would receive only one Annuity Payout if the Annuitant dies after the first payout, two Annuity Payouts if the Annuitant dies after the second payout, and so forth.

LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 10 OR 20 YEARS

We will make Annuity Payouts as long as the Annuitant is living, but we at least guarantee to make Annuity Payouts for a time period you select either 10 or 20 years. If the Annuitant dies before the guaranteed number of years have passed, then the Beneficiary may elect to continue Annuity Payouts for the remainder of the guaranteed number of years.

JOINT AND FULL SURVIVOR ANNUITY

We will make Annuity Payouts as long as the Annuitant and Joint Annuitant are living. When one Annuitant dies, we

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continue to make Annuity Payouts to the Contract Owner until that second
Annuitant dies.

JOINT AND 1/2 CONTINGENT SURVIVOR ANNUITY

We make Payouts as long as both the Annuitant and Joint Annuitant are alive. If the Annuitant dies first, we will make Payouts equal to 1/2 the original payout. If the Joint Annuitant dies first, we will continue to make Payouts at the full amount.

We may offer other Annuity Payout Options available.


-   YOU CANNOT SURRENDER YOUR CONTRACT ONCE ANNUITY PAYOUTS BEGIN.


- For Qualified Contracts, if you elect an Annuity Payout Option with a Period Certain, the guaranteed number of years must be less than the life expectancy of the Annuitant at the time the Annuity Payouts begin. We compute life expectancy using the IRS mortality tables.

- AUTOMATIC ANNUITY PAYOUTS -- If you do not elect an Annuity Payout Option, Annuity Payouts will automatically begin on the Annuity Commencement Date under the Life Annuity with Payments for a Period Certain Annuity Payout Option with a ten-year period certain. Automatic Annuity Payouts will be fixed dollar amount Annuity Payouts, variable dollar amount Annuity Payouts, or a combination of fixed or variable dollar amount Annuity Payouts, depending on the investment allocation of your Account in effect on the Annuity Commencement Date.

3.    HOW OFTEN DO YOU WANT THE PAYEE TO RECEIVE ANNUITY PAYOUTS?

In addition to selecting an Annuity Commencement Date and an Annuity Payout Option, you must also decide how often you want the Payee to receive Annuity Payouts. You may choose to receive Annuity Payouts:

-   monthly,

-   quarterly,

-   semiannually, or

-   annually.

Once you select a frequency, it cannot be changed. If you do not make a selection, the Payee will receive monthly Annuity Payouts. You must select a frequency that results in an Annuity Payout of at least $50. If the amount falls below $50, we have the right to change the frequency to bring the Annuity Payout up to at least $50.

4.    WHAT IS THE ASSUMED INVESTMENT RETURN?

The Assumed Investment Return ("AIR") is the investment return before we start to make Annuity Payouts. It is a critical assumption for calculating variable dollar amount Annuity Payouts. The first Annuity Payout will be based upon the AIR. The remaining Annuity Payouts will fluctuate based on the performance of the underlying Funds. The AIR for this Contract is 3%.

For example, if the Sub-Accounts earned exactly the same as the AIR, then the second monthly Annuity Payout Option is the same as the first. If the Sub-Accounts earned more than the AIR, then the second monthly Annuity Payout Option is higher than the first. If the Sub-Accounts earned less than the AIR, then the second monthly Annuity Payout Option is lower than the first.

Level variable dollar Annuity Payouts would be produced if the investment returns remained constant and equal to the AIR. In fact, Annuity Payouts will vary up or down as the investment rate varies up or down from the AIR.

5. DO YOU WANT FIXED DOLLAR AMOUNT OR VARIABLE DOLLAR AMOUNT ANNUITY PAYOUTS OR A COMBINATION OF BOTH?

You may choose an Annuity Payout Option with fixed dollar amounts, variable dollar amounts or a combination depending on your income needs.

FIXED DOLLAR AMOUNT ANNUITY PAYOUTS -- Once a fixed dollar amount Annuity Payout begins, you cannot change your selection to receive variable dollar amount Annuity Payout. You will receive equal fixed dollar amount Annuity Payouts throughout the Annuity Payout period. Fixed dollar amount Annuity Payout amounts are determined by multiplying the Contract Value, minus any applicable Premium Taxes, by an annuity rate. The annuity rate is set by us and is not less than the rate specified in the fixed dollar amount Annuity Payout Option tables in your Contract.

VARIABLE DOLLAR AMOUNT ANNUITY PAYOUTS -- A variable dollar amount Annuity Payout is based on the investment performance of the Sub-Accounts. The variable dollar amount Annuity Payouts may fluctuate with the performance of the underlying Funds. To begin making variable dollar amount Annuity Payouts, we convert the first Annuity Payout amount to a set number of Annuity Units and then price those units to determine the Annuity Payout amount. The number of Annuity Units that determines the Annuity Payout amount remains fixed unless you transfer units between Sub-Accounts.

The dollar amount of the first variable Annuity Payout depends on:

-   the Annuity Payout Option chosen,

-   the Annuitant's attained age and gender (if applicable), and,

- the applicable annuity purchase rates based on the 1983a Individual Annuity Mortality table

-   the Assumed Investment Return

The total amount of the first variable dollar amount Annuity Payout is determined by dividing the Contract Value minus any applicable Premium Taxes, by $1,000 and multiplying the result by the payment factor defined in the Contract for the selected Annuity Payout Option.

The dollar amount of each subsequent variable dollar amount Annuity Payout is equal to the total of Annuity Units for each Sub-Account multiplied by Annuity Unit Value for each Sub-Account.

The Annuity Unit Value of each Sub-Account for any Valuation Period is equal to the Accumulation Unit Value Net Investment Factor for the current Valuation Period multiplied by the

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22                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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Annuity Unit Factor, multiplied by the Annuity Unit Value for the preceding
Valuation Period. The Annuity Unit Factor for a 3% AIR is 0.999919%.

COMBINATION ANNUITY PAYOUTS -- You may choose to receive a combination of fixed dollar amount and variable dollar amount annuity payouts as long as they total 100% of your Annuity Payout. For example, you may choose to receive 40% fixed dollar amount and 60% variable dollar amount to meet your income needs. Combination Annuity Payouts are not available during the first two Contract Years.

TRANSFER OF ANNUITY UNITS -- After the Annuity Calculation Date, you may transfer dollar amounts of Annuity Units from one Sub-Account to another four times per year. On the day you make a transfer, the dollar amounts are equal for both Sub-Accounts and the number of Annuity Units will be different. We will transfer the dollar amount of your Annuity Units the day we receive your written request if received before the close of the New York Stock Exchange. Otherwise, the transfer will be made on the next Valuation Day. All Sub-Account transfers must comply with our Sub-Account transfer restriction policies. For more information on Sub-Account restrictions, please see the sub-section entitled "Can I transfer from one Sub-Account to another?" under the section entitled "The Contract."

OTHER PROGRAMS AVAILABLE

We may discontinue, modify or amend any of these Programs or any other programs we establish. Any changes to a Program will not affect Contract Owners currently enrolled in the Program. If you are enrolled in any of these programs while a Fund merger, substitution or liquidation takes place, unless otherwise noted in any communication from us, your Contract Value invested in such underlying Fund will be transferred automatically to the designated surviving Fund in the case of mergers and any available Money Market Fund in the case of Fund liquidations. Your enrollment instructions will be automatically updated to reflect the surviving Fund or a Money Market Fund for any continued and future investments.

INVESTEASE(R) -- InvestEase, which was formerly called "PAC," is an electronic transfer program that allows you to have money automatically transferred from your checking or savings account, and invested in your Contract. It is available for Premium Payments made after your initial Premium Payment. The minimum amount for each transfer is $50. You can elect to have transfers occur either monthly or quarterly, and they can be made into any Account available in your Contract excluding the DCA Plus Programs.

AUTOMATIC INCOME PROGRAM -- The Automatic Income Program allows you to Surrender a percentage of your total Premium Payments each Contract Year. You can Surrender from the Accounts you select systematically on a monthly, quarterly, semiannual, or annual basis. Please see Federal Tax Considerations and Information Regarding Tax-Qualified Retirement Plans for more information regarding the tax consequences associated with your Contract.

STATIC ASSET ALLOCATION MODELS

This feature allows you to select an asset allocation model of Funds based on several potential factors including your risk tolerance, time horizon, investment objectives, or your preference to invest in certain funds or fund families. Based on these factors, you can select one of several asset allocation models, with each specifying percentage allocations among various Funds available under your Contract. Asset allocation models can be based on generally accepted investment theories that take into account the historic returns of different asset classes (e.g., equities, bonds or cash) over different time periods, or can be based on certain potential investment strategies that could possibly be achieved by investing in particular funds or fund families and are not based on such investment theories.


If you choose to participate in one of these asset allocation models, you must invest all of your Premium Payment into one model. You may invest in an asset allocation model through the Dollar Cost Averaging Program where the Fixed Accumulation Feature, or a Dollar Cost Averaging Plus Program is the source of the assets to be invested in the asset allocation model you have chosen. You can also participate in these asset allocation models while enrolled in the Automatic Income Program.


You may participate in only one asset allocation model at a time. Asset allocation models cannot be combined with other asset allocation models or with individual sub-account elections. You can switch asset allocation models up to twelve times per year. Your ability to elect or switch into and between asset allocation models may be restricted based on fund abusive trading restrictions.

Your investments in an asset allocation model will be rebalanced quarterly to reflect the model's original percentages.

We have no discretionary authority or control over your investment decisions. These asset allocation models are based on then available Funds and do not include the Fixed Accumulation Feature. We make available educational information and materials (e.g., risk tolerance questionnaire, pie charts, graphs, or case studies) that can help you select an asset allocation model, but we do not recommend asset allocation models or otherwise provide advice as to what asset allocation model may be appropriate for you.

While we will not alter allocation percentages used in any asset allocation model, allocation weightings could be affected by mergers, liquidations, fund substitutions or closures. Individual availability of these models is subject to fund company restrictions. Please refer to WHAT RESTRICTIONS ARE THERE ON YOUR ABILITY TO MAKE A SUB-ACCOUNT TRANSFER? for more information.


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You will not be provided with information regarding periodic updates to the
Funds and allocation percentages in the asset allocation models, and we will not reallocate your Account Value based on those updates. Information on updated asset allocation models may be obtained by contacting your Registered Representative. If you wish to update your asset allocation model, you may do so by terminating your existing model and re-enrolling into a new one. Investment alternatives other than these asset allocation models are available that may enable you to invest your Contract Value with similar risk and return characteristics. When considering an asset allocation model for your individual situation, you should consider your other assets, income and investments in addition to this annuity.


-   Asset Rebalancing

In asset rebalancing, you select a portfolio of Funds, and we will rebalance your assets at the specified frequency to reflect the original allocation percentages you selected. You can choose how much of your Contract Value you want to invest in this program. You can also combine this program with others such as the Automatic Income Program and Dollar Cost Averaging Program (subject to restrictions). You may designate only one set of asset allocation instructions at a time.

-   Dollar Cost Averaging

We offer three dollar cost averaging programs:

       -   DCA Plus

       -   Fixed Amount DCA

       -   Earnings/Interest DCA

DOLLAR COST AVERAGING PROGRAMS -- We currently offer two different types of Dollar Cost Averaging Programs in addition to the DCA Plus Program. If you enroll, you may select either the Fixed Amount DCA Program or the Earnings/Interest DCA Program. The Fixed Amount DCA Program allows you to regularly transfer an amount you select from the Fixed Accumulation Feature or any Fund into a different Fund. The Earnings/Interest DCA Program allows you to regularly transfer the interest from the Fixed Accumulation Feature or the earnings from one Fund into a different Fund. For either Program, you may select transfers on a monthly or quarterly basis, but you must at least make three transfers during the Program. The Fixed Amount DCA Program begins at the end of the length of the transfer period you selected plus two business days. That means if you select a monthly transfer, your Earnings/Interest DCA Program will begin one month plus two business days after your enrollment.

OTHER PROGRAM CONSIDERATIONS

- You may terminate your enrollment in any Program (other than Dollar Cost Averaging Programs) at any time.

- We may discontinue, modify or amend any of these Programs at any time. We will automatically and unilaterally amend your enrollment instructions if:

       - any Fund is merged or substituted into another Fund -- then your allocations will be directed to the surviving Fund;

       - any Fund is liquidated -- then your allocations will be directed to any available money market Fund.

     You may always provide us with updated instructions following any of these events.

- Continuous or periodic investment neither insures a profit nor protects against a loss in declining markets. Because these Programs involve continuous investing regardless of fluctuating price levels, you should carefully consider your ability to continue investing through periods of fluctuating prices.

- If you make systematic transfers from the Fixed Accumulation Feature under a Dollar Cost Averaging Program or DCA Plus Program, you must wait 6 months after your last systematic transfer before moving Sub-Account Values back to the Fixed Accumulation Feature.

- We make available educational information and materials (e.g., pie charts, graphs, or case studies) that can help you select a model portfolio, but we do not recommend models or otherwise provide advice as to what model portfolio may be appropriate for you.

- Asset allocation does not guarantee that your Contract Value will increase nor will it protect against a decline if market prices fall. If you choose to participate in an asset allocation program, you are responsible for determining which model portfolio is best for you. Tools used to assess your risk tolerance may not be accurate and could be useless if your circumstances change over time. Although each model portfolio is intended to maximize returns given various levels of risk tolerance, a model portfolio may not perform as intended. Market, asset class or allocation option class performance may differ in the future from historical performance and from the assumptions upon which the model portfolio is based, which could cause a model portfolio to be ineffective or less effective in reducing volatility. A model portfolio may perform better or worse than any single Fund, allocation option or any other combination of Funds or allocation options. In addition, the timing of your investment and automatic rebalancing may affect performance. Quarterly rebalancing and periodic updating of model portfolios can cause their component Funds to incur transactional expenses to raise cash for money flowing out of Funds or to buy securities with money flowing into the Funds. Moreover, large outflows of money from the Funds may increase the expenses attributable to the assets remaining in the Funds. These expenses can adversely affect the performance of the relevant Funds and of the model portfolios. In addition, these inflows and outflows may cause a Fund to hold a large portion of its assets in cash, which could detract from the achievement of the Fund's investment objective, particularly in periods of rising market prices. For

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24                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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  additional information regarding the risks of investing in a particular fund, see that Fund's prospectus.

- Additional considerations apply for qualified Contracts with respect to Static Asset Allocation Model programs. Neither we, nor any third party service provider, nor any of their respective affiliates, is acting as a fiduciary under The Employee Retirement Income Security Act of 1974, as amended (ERISA) or the Code, in providing any information or other communication contemplated by any Program, including, without limitation, any model portfolios. That information and communications are not intended, and may not serve as a primary basis for your investment decisions with respect to your participation in a Program. Before choosing to participate in a Program, you must determine that you are capable of exercising control and management of the assets of the plan and of making an independent and informed decision concerning your participation in the Program. Also, you are solely responsible for determining whether and to what extent the Program is appropriate for you and the assets contained in the qualified Contract. Qualified Contracts are subject to additional rules regarding participation in these Programs. It is your responsibility to ensure compliance of any recommendation in connection with any model portfolio with governing plan documents.

-   These Programs may be adversely affected by Fund trading policies.

OTHER INFORMATION

ASSIGNMENT -- A Non-Qualified Contract may be assigned. We must be properly notified in writing of an assignment. Any Annuity Payouts or Surrenders requested or scheduled before we record an assignment will be made according to the instructions we have on record. We are not responsible for determining the validity of an assignment. Assigning a Non-Qualified Contract may require the payment of income taxes and certain penalty taxes. Please consult a qualified tax adviser before assigning your Contract.

A Qualified Contract may not be transferred or otherwise assigned, unless allowed by applicable law.

CONTRACT MODIFICATION -- The Annuitant may not be changed. However, if the Annuitant is still living, the Contingent Annuitant may be changed at any time prior to the Annuity Commencement Date by sending us written notice.

We may modify the Contract, but no modification will affect the amount or term of any Contract unless a modification is required to conform the Contract to applicable federal or state law. No modification will effect the method by which Contract Values are determined.


HOW CONTRACTS ARE SOLD -- Woodbury Financial Services ("WFS") serves as principal underwriter for the Contracts. WFS is registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934 as a broker-dealer and is a member of Financial Industry Regulatory Authority (FINRA). The principal business address of WFS is 500 Bielenberg Drive, Woodbury, MN 55125.


Contracts will be sold by individuals who have been appointed by us as insurance agents and who are registered representatives of broker-dealers that have entered into selling agreements with Woodbury. We generally bear the expenses of providing services pursuant to Contracts, including the payment of expenses relating to the distribution of prospectuses for sales purposes as well as any advertising or sales literature (provided, however, we may offset some or all of these expenses by, among other things, administrative service fees received from Fund complexes).

Commissions -- We pay compensation to broker-dealers, financial institutions and other affiliated broker-dealers ("Financial Intermediaries") for the sale of the Contracts according to selling agreements with Financial Intermediaries. Affiliated broker-dealers also employ wholesalers in the sales process. Wholesalers typically receive commissions based on the type of Contract or optional benefits sold. Commissions are based on a specified amount of Premium Payments or Contract Value. Your Registered Representative may be compensated on a fee for services and/or commission basis.

We pay an up-front commission of up to 7% of your Contract Value at the time of sale to the Financial Intermediary that your Registered Representative is associated with. Your Registered Representative's Financial Intermediary may also receive on-going or trail commissions of generally not more than 1% of your Contract Value. Registered Representatives may have multiple options on how they wish to allocate their commissions and/or compensation. Compensation paid to your Registered Representative may also vary depending on the particular arrangements between your Registered Representative and their Financial Intermediary. We are not involved in determining your Registered Representative's compensation. You are encouraged to ask your Registered Representative about the basis upon which he or she will be personally compensated for the advice or recommendations provided in connection with this transaction.

Additional Payments -- In addition to commissions and any Rule 12b-1 fees, we or our affiliates pay significant additional compensation ("Additional Payments") to some Financial Intermediaries (who may or may not be affiliates), in connection with the promotion, sale and distribution of our variable annuities. Additional Payments are generally based on average net assets (or on aged assets) of the Contracts attributable to a particular Financial Intermediary; on sales of the Contracts attributable to a particular Financial Intermediary and/or on reimbursement of sales expenses. Additional Payments may take the form of, among other things: (1) sponsorship of due diligence meetings to educate Financial Intermediaries about our variable products; (2) payments for providing training and

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information relating to our variable products; (3) expense allowances and reimbursements; (4) override payments and bonuses; (5) personnel education or training; (6) marketing support fees (or allowances) for providing assistance in promoting the sale of our variable products; and/or (7) shareholder services, including sub-accounting and the preparation of account statements and other communications.

We are among several insurance companies that pay Additional Payments to certain Financial Intermediaries to receive "preferred" or recommended status. These privileges include our ability to gain additional or special access to sales staff, provide and/or attend training and other conferences; placement of our products on customer lists ("shelf-space arrangements"); and otherwise improve sales by featuring our products over others. We also may pay Additional Payments to certain key Financial Intermediaries based on assets under management.

Consistent with FINRA Conduct Rules, we provide cash and non-cash compensation in the form of: (1) occasional meals and entertainment; (2) occasional tickets to sporting events; (3) nominal gifts (not to exceed $100 annually); (4) sponsorship of sales contests and/or promotions in which participants receive prizes such as travel awards, merchandise and recognition; (5) sponsorship of training and educational events; and/or (6) due diligence meetings. In addition to FINRA rules governing limitations on these payments, we also follow our guidelines and those of Financial Intermediaries which may be more restrictive than FINRA rules.


Additional Payments create a potential conflict of interest in the form of an additional financial incentive to the Registered Representative and/or Financial Intermediary to recommend the purchase of this Contract over another variable annuity or another investment option. For the fiscal year ended December 31, 2008,



As of December 31, 2008, we have entered into arrangements to make Additional Payments (excluding Marketing Expense Allowances) to the following Financial
Intermediaries:



AIG Advisors Group, Inc., (Advantage Capital, AIG Financial Advisors, American General, FSC Securities Corporation, Royal Alliance Assoc., Inc.) and Woodbury Financial Services Inc.



Inclusion on this list does not imply that these sums necessarily constitute "special cash compensation" as defined by FINRA Conduct Rule 2830(l)(4). We will endeavor to update this listing annually and interim arrangements may not be reflected. We assume no duty to notify any investor whether their Registered Representative is or should be included in any such listing.



For the fiscal year ended December 31, 2008, Additional Payments did not in the aggregate exceed approximately $640 thousand (excluding corporate-sponsorship related perquisites) or approximately 0.04% based on average assets.


INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The financial statements of Union Security Life Insurance Company of New York as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008 included in this Registration Statement have been audited by PricewaterhouseCoopers LLP and are included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The address of PricewaterhouseCoopers LLP is 300 Madison Avenue, New York, NY 10017.


LEGAL PROCEEDINGS

We are regularly involved in litigation in the ordinary course of business, both as a defendant and as a plaintiff. We may from time to time be subject to a variety of legal and regulatory actions relating to our current and past business operations. While we cannot predict the outcome of any pending or future litigation, examination, or investigation and although no assurances can be given, we do no believe that any pending matter will have a material adverse effect on our financial condition or results of operations.

The validity of the securities offered in this prospectus is being passed upon for us by Alston & Bird LLP, Washington, DC.

MORE INFORMATION

You may call your Registered Representative if you have any questions or write or call us at the address below:


P.O. Box 5085
Hartford, Connecticut 06102-5085


Telephone:  1-800-862-6668 (Contract Owners)
            1-800-862-7155 (Registered Representatives)

FINANCIAL STATEMENTS

You can find financial statements of the Separate Account and Union Security in the Statement of Additional Information. To receive a copy of the Statement of Additional Information free of charge, call your representative or complete the form at the end of this prospectus and mail the form to us at the address indicated on the form.


Union Security intends to rely on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934, as amended, and accordingly will not file with the U.S. Securities Exchange Commission annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, or any other reports under such Act.



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FEDERAL TAX CONSIDERATIONS


A. INTRODUCTION



The following summary of tax rules does not provide or constitute any tax advice. It provides only a general discussion of certain of the expected federal income tax consequences with respect to amounts contributed to, invested in or received from a Contract, based on our understanding of the existing provisions of the Internal Revenue Code ("Code"), Treasury Regulations thereunder, and public interpretations thereof by the IRS (e.g., Revenue Rulings, Revenue Procedures or Notices) or by published court decisions. This summary discusses only certain federal income tax consequences to United States Persons, and does not discuss state, local or foreign tax consequences. The term United States Persons means citizens or residents of the United States, domestic corporations, domestic partnerships, trust or estates that are subject to United States federal income tax, regardless of the source of their income. See "Annuity Purchases by Nonresident Aliens and Foreign Corporations," regarding annuity purchases by non-U.S. Persons or residents.



This summary has been prepared by us after consultation with tax counsel, but no opinion of tax counsel has been obtained. We do not make any guarantee or representation regarding any tax status (e.g., federal, state, local or foreign) of any Contract or any transaction involving a Contract. In addition, there is always a possibility that the tax treatment of an annuity contract could change by legislation or other means (such as regulations, rulings or judicial decisions). Moreover, it is always possible that any such change in tax treatment could be made retroactive (that is, made effective prior to the date of the change). Accordingly, you should consult a qualified tax adviser for complete information and advice before purchasing a Contract.



In addition, although this discussion addresses certain tax consequences if you use the Contract in various arrangements, including Charitable Remainder Trusts, tax-qualified retirement arrangements, deferred compensation plans, split-dollar insurance arrangements, or other employee benefit arrangements, this discussion is not exhaustive. The tax consequences of any such arrangement may vary depending on the particular facts and circumstances of each individual arrangement and whether the arrangement satisfies certain tax qualification or classification requirements. In addition, the tax rules affecting such an arrangement may have changed recently, e.g., by legislation or regulations that affect compensatory or employee benefit arrangements. Therefore, if you are contemplating the use of a Contract in any arrangement the value of which to you depends in part on its tax consequences, you should consult a qualified tax adviser regarding the tax treatment of the proposed arrangement and of any Contract used in it.



THE DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL PURPOSES ONLY. SPECIAL TAX RULES MAY APPLY WITH RESPECT TO CERTAIN SITUATIONS THAT ARE NOT DISCUSSED HEREIN. EACH POTENTIAL PURCHASER OF A CONTRACT IS ADVISED TO CONSULT WITH A QUALIFIED TAX ADVISER AS TO THE CONSEQUENCES OF ANY AMOUNTS INVESTED IN A CONTRACT UNDER APPLICABLE FEDERAL, STATE, LOCAL OR FOREIGN TAX LAW.



B. TAXATION OF THE COMPANY AND THE SEPARATE ACCOUNT



The Separate Account is taxed as part of the Company which is taxed as a life insurance company under Subchapter L of Chapter 1 of the Code. Accordingly, the Separate Account will not be taxed as a "regulated investment company" under Subchapter M of Chapter 1 of the Code. Investment income and any realized capital gains on assets of the Separate Account are reinvested and taken into account in determining the value of the Accumulation and Annuity Units. As a result, such investment income and realized capital gains are automatically applied to increase reserves under the Contract.



Currently, no taxes are due on interest, dividends and short-term or long-term capital gain earned by the Separate Account with respect to the Contracts. The Company is entitled to certain tax benefits related to the investment of company assets, including assets of the Separate Account. These tax benefits, which may include the foreign tax credit and the corporate dividends received deduction, are not passed back to you since the Company is the owner of the assets from which the tax benefits are derived.



C. TAXATION OF ANNUITIES -- GENERAL PROVISIONS AFFECTING CONTRACTS NOT HELD IN TAX-QUALIFIED RETIREMENT PLANS



Section 72 of the Code governs the taxation of annuities in general.



    1.   NON-NATURAL PERSONS AS OWNERS



Pursuant to Code Section 72(u), an annuity contract held by a taxpayer other than a natural person generally is not treated as an annuity contract under the Code. Instead, such a non-natural Contract Owner generally could be required to include in gross income currently for each taxable year the excess of (a) the sum of the Contract Value as of the close of the taxable year and all previous distributions under the Contract over (b) the sum of net premiums paid for the taxable year and any prior taxable year and the amount includable in gross income for any prior taxable year with respect to the Contract under Section 72(u). However, Section 72(u) does not apply to:



- A contract the nominal owner of which is a non-natural person but the beneficial owner of which is a natural person (e.g., where the non-natural owner holds the contract as an agent for the natural person),



- A contract acquired by the estate of a decedent by reason of such decedent's death,



- Certain contracts acquired with respect to tax-qualified retirement arrangements,


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-   Certain contracts held in structured settlement arrangements that may qualify under Code Section 130, or



- A single premium immediate annuity contract under Code Section 72(u)(4), which provides for substantially equal periodic payments and an annuity starting date that is no later than 1 year from the date of the contract's purchase.



A non-natural Contract Owner that is a tax-exempt entity for federal tax purposes (e.g., a tax-qualified retirement trust or a Charitable Remainder Trust) generally would not be subject to federal income tax as a result of such current gross income under Code Section 72(u). However, such a tax-exempt entity, or any annuity contract that it holds, may need to satisfy certain tax requirements in order to maintain its qualification for such favorable tax treatment. See, e.g., IRS Tech. Adv. Memo. 9825001 for certain Charitable Remainder Trusts.



Pursuant to Code Section 72(s), if the Contract Owner is a non-natural person, the primary annuitant is treated as the "holder" in applying the required distribution rules described below. These rules require that certain distributions be made upon the death of a "holder." In addition, for a non-natural owner, a change in the primary annuitant is treated as the death of the "holder." However, the provisions of Code Section 72(s) do not apply to certain contracts held in tax-qualified retirement arrangements or structured settlement arrangements.



    2.   OTHER CONTRACT OWNERS (NATURAL PERSONS).



A Contract Owner is not taxed on increases in the value of the Contract until an amount is received or deemed received, e.g., in the form of a lump sum payment (full or partial value of a Contract) or as Annuity payments under the settlement option elected.



The provisions of Section 72 of the Code concerning distributions are summarized briefly below. Also summarized are special rules affecting distributions from Contracts obtained in a tax-free exchange for other annuity contracts or life insurance contracts which were purchased prior to August 14, 1982.



       a.   DISTRIBUTIONS PRIOR TO THE ANNUITY COMMENCEMENT DATE.



i. Total premium payments less amounts received which were not includable in gross income equal the "investment in the contract" under Section 72 of the Code.



ii. To the extent that the value of the Contract (ignoring any surrender charges except on a full surrender) exceeds the "investment in the contract," such excess constitutes the "income on the contract." It is unclear what value should be used in determining the "income on the contract." We believe that the current Contract Value (determined without regard to surrender charges) generally is an appropriate measure. However, in some instances the IRS could take the position that the value should be the current Contract Value (determined without regard to surrender charges) increased by some measure of the value of certain future cash-value type benefits.



iii. Any amount received or deemed received prior to the Annuity Commencement Date (e.g., upon a withdrawal or partial surrender) is deemed to come first from any such "income on the contract" and then from "investment in the contract," and for these purposes such "income on the contract" shall be computed by reference to any aggregation rule in subparagraph 2.c. below. As a result, any such amount received or deemed received (1) shall be includable in gross income to the extent that such amount does not exceed any such "income on the contract," and (2) shall not be includable in gross income to the extent that such amount does exceed any such "income on the contract." If at the time that any amount is received or deemed received there is no "income on the contract" (e.g., because the gross value of the Contract does not exceed the "investment in the contract" and no aggregation rule applies), then such amount received or deemed received will not be includable in gross income, and will simply reduce the "investment in the contract."



iv. The receipt of any amount as a loan under the Contract or the assignment or pledge of any portion of the value of the Contract shall be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b.



v. In general, the transfer of the Contract, without full and adequate consideration, will be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b. This transfer rule does not apply, however, to certain transfers of property between Spouses or incident to divorce.



vi. In general, any amount actually received under the Contract as a Death Benefit, including an optional Death Benefit, if any, will be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b.



       b.  DISTRIBUTIONS AFTER ANNUITY COMMENCEMENT DATE.



Annuity payments made periodically after the Annuity Commencement Date are includable in gross income to the extent the payments exceed the amount determined by the application of the ratio of the "investment in the contract" to the total amount of the payments to be made after the Annuity Commencement Date (the "exclusion ratio").



i. When the total of amounts excluded from income by application of the exclusion ratio is equal to the investment in the contract as of the Annuity Commencement Date, any additional payments (including surrenders) will be entirely includable in gross income.



ii. If the annuity payments cease by reason of the death of the Annuitant and, as of the date of death, the amount of


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      annuity payments excluded from gross income by the exclusion ratio does not exceed the investment in the contract as of the Annuity Commencement Date, then the remaining portion of unrecovered investment shall be allowed as a deduction for the last taxable year of the Annuitant.



iii. Generally, non-periodic amounts received or deemed received after the Annuity Commencement Date are not entitled to any exclusion ratio and shall be fully includable in gross income. However, upon a full surrender after such date, only the excess of the amount received (after any surrender charge) over the remaining "investment in the contract" shall be includable in gross income (except to the extent that the aggregation rule referred to in the next subparagraph c. may apply).



       c.   AGGREGATION OF TWO OR MORE ANNUITY CONTRACTS.



Contracts issued after October 21, 1988 by the same insurer (or affiliated insurer) to the same owner within the same calendar year (other than certain contracts held in connection with tax-qualified retirement arrangements) will be aggregated and treated as one annuity contract for the purpose of determining the taxation of distributions prior to the Annuity Commencement Date. An annuity contract received in a tax-free exchange for another annuity contract or life insurance contract may be treated as a new contract for this purpose. We believe that for any Contracts subject to such aggregation, the values under the Contracts and the investment in the contracts will be added together to determine the taxation under subparagraph 2.a., above, of amounts received or deemed received prior to the Annuity Commencement Date. Withdrawals will first be treated first as withdrawals of income until all of the income from all such Contracts is withdrawn. In addition, the Treasury Department has specific authority under the aggregation rules in Code Section 72(e)(12) to issue regulations to prevent the avoidance of the income-out-first rules for non-periodic distributions through the serial purchase of annuity contracts or otherwise. As of the date of this prospectus, there are no regulations interpreting these aggregation provisions.



       d. 10% PENALTY TAX -- APPLICABLE TO CERTAIN WITHDRAWALS AND ANNUITY PAYMENTS.



i. If any amount is received or deemed received on the Contract (before or after the Annuity Commencement Date), the Code applies a penalty tax equal to ten percent of the portion of the amount includable in gross income, unless an exception applies.



ii.  The 10% penalty tax will not apply to the following distributions:



       1. Distributions made on or after the date the recipient has attained the age of 59 1/2.



       2. Distributions made on or after the death of the holder or where the holder is not an individual, the death of the primary annuitant.



       3.   Distributions attributable to a recipient's becoming disabled.



       4. A distribution that is part of a scheduled series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the recipient (or the joint lives or life expectancies of the recipient and the recipient's designated Beneficiary).



       5. Distributions made under certain annuities issued in connection with structured settlement agreements.



       6. Distributions of amounts which are allocable to the "investment in the contract" prior to August 14, 1982 (see next subparagraph e.).



       7. Distributions purchased by an employer upon termination of certain qualified plans and held by the employer until the employee separates from service.



If the taxpayer avoids this 10% penalty tax by qualifying for the substantially equal periodic payments exception and later such series of payments is modified (other than by death or disability), the 10% penalty tax will be applied retroactively to all the prior periodic payments (i.e., penalty tax plus interest thereon), unless such modification is made after both (a) the taxpayer has reached age 59 1/2 and (b) 5 years have elapsed since the first of these periodic payments.



       e. SPECIAL PROVISIONS AFFECTING CONTRACTS OBTAINED THROUGH A TAX-FREE EXCHANGE OF OTHER ANNUITY OR LIFE INSURANCE CONTRACTS PURCHASED PRIOR TO AUGUST 14, 1982.



If the Contract was obtained by a tax-free exchange of a life insurance or annuity Contract purchased prior to August 14, 1982, then any amount received or deemed received prior to the Annuity Commencement Date shall be deemed to come
(1) first from the amount of the "investment in the contract" prior to August 14, 1982 ("pre-8/14/82 investment") carried over from the prior Contract, (2) then from the portion of the "income on the contract" (carried over to, as well as accumulating in, the successor Contract) that is attributable to such pre-8/14/82 investment, (3) then from the remaining "income on the contract" and
(4) last from the remaining "investment in the contract." As a result, to the extent that such amount received or deemed received does not exceed such pre-8/14/82 investment, such amount is not includable in gross income. In addition, to the extent that such amount received or deemed received does not exceed the sum of (a) such pre-8/14/82 investment and (b) the "income on the contract" attributable thereto, such amount is not subject to the 10% penalty tax. In all other respects, amounts received or deemed received from such post-exchange Contracts are generally subject to the rules described in this subparagraph e.



       f.   REQUIRED DISTRIBUTIONS



i.   Death of Contract Owner or Primary Annuitant



      Subject to the alternative election or Spouse beneficiary provisions in ii or iii below:



       1. If any Contract Owner dies on or after the Annuity Commencement Date and before the entire interest


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           in the Contract has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used as of the date of such death;



       2. If any Contract Owner dies before the Annuity Commencement Date, the entire interest in the Contract shall be distributed within 5 years after such death; and



       3. If the Contract Owner is not an individual, then for purposes of 1. or 2. above, the primary annuitant under the Contract shall be treated as the Contract Owner, and any change in the primary annuitant shall be treated as the death of the Contract Owner. The primary annuitant is the individual, the events in the life of whom are of primary importance in affecting the timing or amount of the payout under the Contract.



ii.  Alternative Election to Satisfy Distribution Requirements



      If any portion of the interest of a Contract Owner described in i. above is payable to or for the benefit of a designated beneficiary, such beneficiary may elect to have the portion distributed over a period that does not extend beyond the life or life expectancy of the beneficiary. Such distributions must begin within a year of the Contract Owner's death.



iii.  Spouse Beneficiary



      If any portion of the interest of a Contract Owner is payable to or for the benefit of his or her Spouse, and the Annuitant or Contingent Annuitant is living, such Spouse shall be treated as the Contract Owner of such portion for purposes of section i. above. This spousal contract continuation shall apply only once for this Contract.



iv.  Civil Union or Domestic Partner



      Upon the death of the Contract Owner prior to the Annuity Commencement Date, if the designated beneficiary is the surviving civil union or domestic partner of the Contract Owner pursuant to a civil union or domestic partnership recognized under state law, then such designated beneficiary's right to continue the Contract as the succeeding Contract Owner will be contingent, among other things, upon the treatment of such designated beneficiary as the spouse of the Contract Owner under Code
      Section 72(s) (or any successor provision). Currently, Federal tax law only recognizes spouses if they are married individuals of the opposite sex. Consequently, such designated beneficiary who is not recognized as a "spouse" under Federal tax law will not be able to continue the Contract and the entire interest in the Contract must be distributed within five years of the Contract Owner's death or under the Alternative Election.



       g.   ADDITION OF RIDER OR MATERIAL CHANGE.



The addition of a rider to the Contract, or a material change in the Contract's provisions, could cause it to be considered newly issued or entered into for tax purposes, and thus could cause the Contract to lose certain grandfathered tax status. Please contact your tax adviser for more information.



       h.  PARTIAL EXCHANGES.



The IRS in Rev. Rul. 2003-76 confirmed that the owner of an annuity contract can direct its insurer to transfer a portion of the contract's cash value directly to another annuity contract (issued by the same insurer or by a different insurer), and such a direct transfer can qualify for tax-free exchange treatment under Code Section 1035 (a "partial exchange"). However, Rev. Rul. 2003-76 also refers to caveats and additional guidance in the companion Notice 2003-51, which discusses cases in which a partial exchange is followed by a surrender, withdrawal or other distribution from either the old contract or the new contract. Notice 2003-51 specifically indicates that the IRS is considering (1) under what circumstances it should treat a partial exchange followed by such a distribution within 24 months as presumptively for "tax avoidance" purposes (e.g., to avoid the income-out-first rules on amounts received under Code
Section 72) and (2) what circumstances it should treat as rebutting such a presumption (e.g., death, disability, reaching age 59 1/2, divorce or loss of employment). Notice 2003-51 was superseded by Revenue Procedure 2008-24, effective for partial exchanges completed on or after June 30, 2008. Partial exchanges completed on or after this date will qualify for tax free treatment if: (1) no amounts are withdrawn from, or received in surrender of, either of the contracts involved in the exchange during the 12 months beginning on the date on which amounts are treated as received as premiums or other consideration paid for the contract received in the exchange (the date of transfer); or (2) the taxpayer demonstrates that certain conditions (e.g., death, disability, reaching age 59 1/2, divorce, loss of employment) occurred between the date of transfer and the date of the withdrawal or surrender. A transfer within the scope of the revenue procedure, but not treated as a tax-free exchange, will be treated as a taxable distribution, followed by a payment for a second contract. Two annuity contracts that are the subject of a tax-free exchange pursuant to the revenue procedure will not be aggregated, even if issued by the same insurance company. We advise you to consult with a qualified tax adviser as to potential tax consequences before attempting any partial exchange.



The applicability of the IRS's partial exchange guidance to the splitting of an annuity contract is not clear. You should consult with a tax adviser if you plan to split an annuity contract as part of an exchange of annuity contracts.



    3.   DIVERSIFICATION REQUIREMENTS.



The Code requires that investments supporting your Contract be adequately diversified. Code Section 817(h) provides that a variable annuity contract will not be treated as an annuity contract for any period during which the investments made by the separate account or Fund are not adequately diversified. If a contract is not treated as an annuity contract, the contract owner will be subject to income tax on annual increases in cash value.


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The Treasury Department's diversification regulations under Code Section 817(h)
require, among other things, that:



- no more than 55% of the value of the total assets of the segregated asset account underlying a variable contract is represented by any one investment,



-   no more than 70% is represented by any two investments,



-   no more than 80% is represented by any three investments and



-   no more than 90% is represented by any four investments.



In determining whether the diversification standards are met, all securities of the same issuer, all interests in the same real property project, and all interests in the same commodity are each treated as a single investment. In the case of government securities, each government agency or instrumentality is treated as a separate issuer.



A separate account must be in compliance with the diversification standards on the last day of each calendar quarter or within 30 days after the quarter ends. If an insurance company inadvertently fails to meet the diversification requirements, the company may still comply within a reasonable period and avoid the taxation of contract income on an ongoing basis. However, either the insurer or the contract owner must agree to make adjustments or pay such amounts as may be required by the IRS for the period during which the diversification requirements were not met.



Fund shares may also be sold to tax-qualified plans pursuant to an exemptive order and applicable tax laws. If Fund shares are sold to non-qualified plans, or to tax-qualified plans that later lose their tax-qualified status, the affected Funds may fail the diversification requirements of Code Section 817(h), which could have adverse tax consequences for Contract Owners with premiums allocated to affected Funds. In order to prevent a Fund diversification failure from such an occurrence, the Company obtained a private letter ruling ("PLR") from the IRS. As long as the Funds comply with certain terms and conditions contained in the PLR, Fund diversification will not be prevented if purported tax-qualified plans invest in the Funds. The Company and the Funds will monitor the Funds' compliance with the terms and conditions contained in the PLR.



    4.   TAX OWNERSHIP OF THE ASSETS IN THE SEPARATE ACCOUNT.



In order for a variable annuity contract to qualify for tax income deferral, assets in the separate account supporting the contract must be considered to be owned by the insurance company, and not by the contract owner, for tax purposes. The IRS has stated in published rulings that a variable contract owner will be considered the "owner" of separate account assets for income tax purposes if the contract owner possesses sufficient incidents of ownership in those assets, such as the ability to exercise investment control over the assets. In circumstances where the variable contract owner is treated as the "tax owner" of certain separate account assets, income and gain from such assets would be includable in the variable contract owner's gross income. The Treasury Department indicated in 1986 that it would provide guidance on the extent to which contract owners may direct their investments to particular Sub-Accounts without being treated as tax owners of the underlying shares. Although no such regulations have been issued to date, the IRS has issued a number of rulings that indicate that this issue remains subject to a facts and circumstances test for both variable annuity and life insurance contracts.



Rev. Rul. 2003-92, amplified by Rev. Rul. 2007-7, statesindicates that, where interests in a partnership offered in an insurer's separate account are not available exclusively through the purchase of a variable insurance contract (e.g., where such interests can be purchased directly by the general public or others without going through such a variable contract), such "public availability" means that such interests should be treated as owned directly by the contract owner (and not by the insurer) for tax purposes, as if such contract owner had chosen instead to purchase such interests directly (without going through the variable contract). None of the shares or other interests in the fund choices offered in our Separate Account for your Contract are available for purchase except through an insurer's variable contracts or by other permitted entities.



Rev. Rul. 2003-91 indicates that an insurer could provide as many as 20 fund choices for its variable contract owners (each with a general investment strategy, e.g., a small company stock fund or a special industry fund) under certain circumstances, without causing such a contract owner to be treated as the tax owner of any of the Fund assets. The ruling does not specify the number of fund options, if any, that might prevent a variable contract owner from receiving favorable tax treatment. As a result, although the owner of a Contract has more than 20 fund choices, we believe that any owner of a Contract also should receive the same favorable tax treatment. However, there is necessarily some uncertainty here as long as the IRS continues to use a facts and circumstances test for investor control and other tax ownership issues. Therefore, we reserve the right to modify the Contract as necessary to prevent you from being treated as the tax owner of any underlying assets.



D. FEDERAL INCOME TAX WITHHOLDING



The portion of an amount received under a Contract that is taxable gross income to the Payee is also subject to federal income tax withholding, pursuant to Code
Section 3405, which requires the following:



       1. Non-Periodic Distributions. The portion of a non-periodic distribution that is includable in gross income is subject to federal income tax withholding unless an individual elects not to have such tax withheld ("election out"). We will provide such an "election out" form at the time such a distribution is requested. If the necessary "election out" form is not submitted to us in a timely manner, generally we are required to withhold 10 percent of the includable amount of distribution and remit it to the IRS.


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       2.   Periodic Distributions (payable over a period greater than one year). The portion of a periodic distribution that is includable in gross income is generally subject to federal income tax withholding as if the Payee were a married individual claiming 3 exemptions, unless the individual elects otherwise. An individual generally may elect out of such withholding, or elect to have income tax withheld at a different rate, by providing a completed election form. We will provide such an election form at the time such a distribution is requested. If the necessary "election out" forms are not submitted to us in a timely manner, we are required to withhold tax as if the recipient were married claiming 3 exemptions, and remit this amount to the IRS.



Generally no "election out" is permitted if the distribution is delivered outside the United States and any possession of the United States. Regardless of any "election out" (or any amount of tax actually withheld) on an amount received from a Contract, the Payee is generally liable for any failure to pay the full amount of tax due on the includable portion of such amount received. A Payee also may be required to pay penalties under estimated income tax rules, if the withholding and estimated tax payments are insufficient to satisfy the Payee's total tax liability.



E. GENERAL PROVISIONS AFFECTING QUALIFIED RETIREMENT PLANS



The Contract may be used for a number of qualified retirement plans. If the Contract is being purchased with respect to some form of qualified retirement plan, please refer to the section entitled "Information Regarding Tax-Qualified Retirement Plans" for information relative to the types of plans for which it may be used and the general explanation of the tax features of such plans.



F. ANNUITY PURCHASES BY NONRESIDENT ALIENS AND FOREIGN CORPORATIONS



The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal income tax and mandatory withholding on U.S. source taxable annuity distributions at a 30% rate, unless a lower treaty rate applies and any required tax forms are submitted to us. If withholding applies, we are required to withhold tax at the 30% rate, or a lower treaty rate if applicable, and remit it to the IRS. In addition, purchasers may be subject to state premium tax, other state and/or municipal taxes, and taxes that may be imposed by the purchaser's country of citizenship or residence.



G. ESTATE, GIFT AND GENERATION-SKIPPING TAX AND RELATED TAX CONSIDERATIONS



Any amount payable upon a Contract Owner's death, whether before or after the Annuity Commencement Date, is generally includable in the Contract Owner's estate for federal estate tax purposes. Similarly, prior to the Contract Owner's death, the payment of any amount from the Contract, or the transfer of any interest in the Contract, to a beneficiary or other person for less than adequate consideration may have federal gift tax consequences. In addition, any transfer to, or designation of, a non-Spouse beneficiary who either is (1) 37 1/2 or more years younger than a Contract Owner or (2) a grandchild (or more remote further descendent) of a Contract Owner may have federal generation-skipping-transfer ("GST") tax consequences under Code Section 2601. Regulations under Code Section 2662 may require us to deduct any such GST tax from your Contract, or from any applicable payment, and pay it directly to the IRS. However, any federal estate, gift or GST tax payment with respect to a Contract could produce an offsetting income tax deduction for a beneficiary or transferee under Code Section 691(c) (partially offsetting such federal estate or GST tax) or a basis increase for a beneficiary or transferee under Code
Section 691(c) or Section 1015(d). In addition, as indicated above in "Distributions Prior to the Annuity Commencement Date," the transfer of a Contract for less than adequate consideration during the Contract Owner's lifetime generally is treated as producing an amount received by such Contract Owner that is subject to both income tax and the 10% penalty tax. To the extent that such an amount deemed received causes an amount to be includable currently in such Contract Owner's gross income, this same income amount could produce a corresponding increase in such Contract Owner's tax basis for such Contract that is carried over to the transferee's tax basis for such Contract under Code
Section 72(e)(4)(C)(iii) and Section 1015.



H. TAX DISCLOSURE OBLIGATIONS



In some instances certain transactions must be disclosed to the IRS or penalties could apply. See, for example, IRS Notice 2004-67. The Code also requires certain "material advisers" to maintain a list of persons participating in such "reportable transactions," which list must be furnished to the IRS upon request. It is possible that such disclosures could be required by The Company, the Owner(s) or other persons involved in transactions involving annuity contracts. It is the responsibility of each party, in consultation with their tax and legal advisers, to determine whether the particular facts and circumstances warrant such disclosures.


INFORMATION REGARDING TAX-QUALIFIED RETIREMENT PLANS


This summary does not attempt to provide more than general information about the federal income tax rules associated with use of a Contract by a tax-qualified retirement plan. State income tax rules applicable to tax-qualified retirement plans often differ from federal income tax rules, and this summary does not describe any of these differences. Because of the complexity of the tax rules, owners, participants and beneficiaries are encouraged to consult their own tax advisors as to specific tax consequences.


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The Contracts are available to a variety of tax-qualified retirement plans and arrangements (a "Qualified Plan" or "Plan"). Tax restrictions and consequences for Contracts or accounts under each type of Qualified Plan differ from each other and from those for Non-Qualified Contracts. In addition, individual Qualified Plans may have terms and conditions that impose additional rules. Therefore, no attempt is made herein to provide more than general information about the use of the Contract with the various types of Qualified Plans. Participants under such Qualified Plans, as well as Contract Owners, annuitants and beneficiaries, are cautioned that the rights of any person to any benefits under such Qualified Plans may be subject to terms and conditions of the Plans themselves or limited by applicable law, regardless of the terms and conditions of the Contract issued in connection therewith. Qualified Plans generally provide for the tax deferral of income regardless of whether the Qualified Plan invests in an annuity or other investment. You should consider if the Contract is a suitable investment if you are investing through a Qualified Plan.



THE FOLLOWING IS ONLY A GENERAL DISCUSSION ABOUT TYPES OF QUALIFIED PLANS FOR WHICH THE CONTRACTS MAY BE AVAILABLE. WE ARE NOT THE PLAN ADMINISTRATOR FOR ANY QUALIFIED PLAN. THE PLAN ADMINISTRATOR OR CUSTODIAN, WHICHEVER IS APPLICABLE, (BUT NOT US) IS RESPONSIBLE FOR ALL PLAN ADMINISTRATIVE DUTIES INCLUDING, BUT NOT LIMITED TO, NOTIFICATION OF DISTRIBUTION OPTIONS, DISBURSEMENT OF PLAN BENEFITS, HANDLING ANY PROCESSING AND ADMINISTRATION OF QUALIFIED PLAN LOANS, COMPLIANCE WITH REGULATORY REQUIREMENTS AND FEDERAL AND STATE TAX REPORTING OF INCOME/DISTRIBUTIONS FROM THE PLAN TO PLAN PARTICIPANTS AND, IF APPLICABLE, BENEFICIARIES OF PLAN PARTICIPANTS AND IRA CONTRIBUTIONS FROM PLAN PARTICIPANTS. OUR ADMINISTRATIVE DUTIES ARE LIMITED TO ADMINISTRATION OF THE CONTRACT AND ANY DISBURSEMENTS OF ANY CONTRACT BENEFITS TO THE OWNER, ANNUITANT OR BENEFICIARY OF THE CONTRACT, AS APPLICABLE. OUR TAX REPORTING RESPONSIBILITY IS LIMITED TO FEDERAL AND STATE TAX REPORTING OF INCOME/DISTRIBUTIONS TO THE APPLICABLE PAYEE AND IRA CONTRIBUTIONS FROM THE OWNER OF A CONTRACT, AS RECORDED ON OUR BOOKS AND RECORDS. IF YOU ARE PURCHASING A CONTRACT THROUGH A QUALIFIED PLAN, YOU SHOULD CONSULT WITH YOUR PLAN ADMINISTRATOR AND/OR A QUALIFIED TAX ADVISER. YOU ALSO SHOULD CONSULT WITH A QUALIFIED TAX ADVISER AND/OR PLAN ADMINISTRATOR BEFORE YOU WITHDRAW ANY PORTION OF YOUR CONTRACT VALUE.



The tax rules applicable to Qualified Contracts and Qualified Plans, including restrictions on contributions and distributions, taxation of distributions and tax penalties, vary according to the type of Qualified Plan, as well as the terms and conditions of the Plan itself. Various tax penalties may apply to contributions in excess of specified limits, plan distributions (including loans) that do not comply with specified limits, and certain other transactions relating to such Plans. Accordingly, this summary provides only general information about the tax rules associated with use of a Qualified Contract in such a Qualified Plan. In addition, some Qualified Plans are subject to distribution and other requirements that are not incorporated into our administrative procedures. Owners, participants, and beneficiaries are responsible for determining that contributions, distributions and other transactions comply with applicable tax (and non-tax) law and any applicable Qualified Plan terms. Because of the complexity of these rules, Owners, participants and beneficiaries are advised to consult with a qualified tax adviser as to specific tax consequences.



We do not currently offer the Contracts in connection with all of the types of Qualified Plans discussed below, and may not offer the Contracts for all types of Qualified Plans in the future.



1. INDIVIDUAL RETIREMENT ANNUITIES ("IRAS").



In addition to "traditional" IRAs governed by Code Sections 408(a) and (b) ("Traditional IRAs"), there are Roth IRAs governed by Code Section 408A, SEP IRAs governed by Code Section 408(k), and SIMPLE IRAs governed by Code Section 408(p). Also, Qualified Plans under Code Section 401, 403(b) or 457(b) that include after-tax employee contributions may be treated as deemed IRAs subject to the same rules and limitations as Traditional IRAs. Contributions to each of these types of IRAs are subject to differing limitations. The following is a very general description of each type of IRA for which a Contract is available.



    a.   TRADITIONAL IRAS



Traditional IRAs are subject to limits on the amounts that may be contributed each year, the persons who may be eligible, and the time when minimum distributions must begin. Depending upon the circumstances of the individual, contributions to a Traditional IRA may be made on a deductible or non-deductible basis. Failure to make required minimum distributions ("RMDs") when the Owner reaches age 70 1/2 or dies, as described below, may result in imposition of a 50% penalty tax on any excess of the RMD amount over the amount actually distributed. In addition, any amount received before the Owner reaches age 59 1/2 or dies is subject to a 10% penalty tax on premature distributions, unless a special exception applies, as described below. Under Code Section 408(e), an IRA may not be used for borrowing (or as security for any loan) or in certain prohibited transactions, and such a transaction could lead to the complete tax disqualification of an IRA.



You (or your surviving spouse if you die) may rollover funds tax-free from certain existing Qualified Plans (such as proceeds from existing insurance contracts, annuity contracts or securities) into a Traditional IRA under certain circumstances, as indicated below. However, mandatory tax withholding of 20% may apply to any eligible rollover distribution from certain types of Qualified Plans if the distribution is not transferred directly to the Traditional IRA. In addition, under Code Section 402(c)(11) a non-spouse "designated beneficiary" of a deceased Plan participant may make a tax-free "direct rollover" (in the form of a direct transfer between Plan fiduciaries, as described below in "Rollover Distributions") from certain Qualified Plans to a Traditional IRA for such beneficiary, but such Traditional IRA must be designated and treated as an "inherited IRA" that remains subject to applicable RMD rules (as if such IRA had been inherited from the deceased Plan participant). In addition, such a Plan is not required to permit such a rollover.



IRAs generally may not invest in life insurance contracts. However, an annuity contract that is used as an IRA may provide a


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death benefit that equals the greater of the premiums paid or the contract's cash value. The Contract offers an enhanced death benefit that may exceed the greater of the Contract Value or total premium payments. The tax rules are unclear as to what extent an IRA can provide a death benefit that exceeds the greater of the IRA's cash value or the sum of the premiums paid and other contributions into the IRA. Please note that the IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as an IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.



    b.  SEP IRAS



Code Section 408(k) provides for a Traditional IRA in the form of an employer-sponsored defined contribution plan known as a Simplified Employee Pension ("SEP") or a SEP IRA. A SEP IRA can have employer, and in limited circumstances employee and salary reduction contributions, as well as higher overall contribution limits than a Traditional IRA, but a SEP is also subject to special tax-qualification requirements (e.g., on participation, nondiscrimination and withdrawals) and sanctions. Otherwise, a SEP IRA is generally subject to the same tax rules as for a Traditional IRA, which are described above. Please note that the IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as an IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.



    c.   SIMPLE IRAS



The Savings Incentive Match Plan for Employees of small employers ("SIMPLE Plan") is a form of an employer-sponsored Qualified Plan that provides IRA benefits for the participating employees ("SIMPLE IRAs"). Depending upon the SIMPLE Plan, employers may make plan contributions into a SIMPLE IRA established by each eligible participant. Like a Traditional IRA, a SIMPLE IRA is subject to the 50% penalty tax for failure to make a full RMD, and to the 10% penalty tax on premature distributions, as described below. In addition, the 10% penalty tax is increased to 25% for amounts received during the 2-year period beginning on the date you first participated in a qualified salary reduction arrangement pursuant to a SIMPLE Plan maintained by your employer under Code Section 408(p)(2). Contributions to a SIMPLE IRA may be either salary deferral contributions or employer contributions, and these are subject to different tax limits from those for a Traditional IRA. Please note that the SIMPLE IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as an SIMPLE IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.



A SIMPLE Plan may designate a single financial institution (a Designated Financial Institution) as the initial trustee, custodian or issuer (in the case of an annuity contract) of the SIMPLE IRA set up for each eligible participant. However, any such Plan also must allow each eligible participant to have the balance in his SIMPLE IRA held by the Designated Financial Institution transferred without cost or penalty to a SIMPLE IRA maintained by a different financial institution. Absent a Designated Financial Institution, each eligible participant must select the financial institution to hold his SIMPLE IRA, and notify his employer of this selection.



If we do not serve as the Designated Financial Institution for your employer's SIMPLE Plan, for you to use one of our Contracts as a SIMPLE IRA, you need to provide your employer with appropriate notification of such a selection under the SIMPLE Plan. If you choose, you may arrange for a qualifying transfer of any amounts currently held in another SIMPLE IRA for your benefit to your SIMPLE IRA with us.



    d.  ROTH IRAS



Code Section 408A permits eligible individuals to establish a Roth IRA. Contributions to a Roth IRA are not deductible, but withdrawals of amounts contributed and the earnings thereon that meet certain requirements are not subject to federal income tax. In general, Roth IRAs are subject to limitations on the amounts that may be contributed by the persons who may be eligible to contribute, certain Traditional IRA restrictions, and certain RMD rules on the death of the Contract Owner. Unlike a Traditional IRA, Roth IRAs are not subject to RMD rules during the Contract Owner's lifetime. Generally, however, upon the Owner's death the amount remaining in a Roth IRA must be distributed by the end of the fifth year after such death or distributed over the life expectancy of a designated beneficiary. The Owner of a Traditional IRA may convert a Traditional IRA into a Roth IRA under certain circumstances. The conversion of a Traditional IRA to a Roth IRA will subject the fair market value of the converted Traditional IRA to federal income tax in the year of conversion. In addition to the amount held in the converted Traditional IRA, the fair market value may include the value of additional benefits provided by the annuity contract on the date of conversion, based on reasonable actuarial assumptions. Tax-free rollovers from a Roth IRA can be made only to another Roth IRA under limited circumstances, as indicated below. Distributions from eligible Qualified Plans can be "rolled over" directly (subject to tax) into a Roth IRA under certain circumstances. Anyone considering the purchase of a Qualified Contract as a Roth IRA or a "conversion" Roth IRA should consult with a qualified tax adviser. Please note that the Roth IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as a Roth IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.



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2. QUALIFIED PENSION OR PROFIT-SHARING PLAN OR SECTION 401(k) PLAN



Provisions of the Code permit eligible employers to establish a tax-qualified pension or profit sharing plan (described in Section 401(a), and Section 401(k) if applicable, and exempt from taxation under Section 501(a)). Such a Plan is subject to limitations on the amounts that may be contributed, the persons who may be eligible to participate, the amounts of "incidental" death benefits, and the time when RMDs must commence. In addition, a Plan's provision of incidental benefits may result in currently taxable income to the participant for some or all of such benefits. Amounts may be rolled over tax-free from a Qualified Plan to another Qualified Plan under certain circumstances, as described below. Anyone considering the use of a Qualified Contract in connection with such a Qualified Plan should seek competent tax and other legal advice.



In particular, please note that these tax rules provide for limits on death benefits provided by a Qualified Plan (to keep such death benefits "incidental" to qualified retirement benefits), and a Qualified Plan (or a Qualified Contract) often contains provisions that effectively limit such death benefits to preserve the tax qualification of the Qualified Plan (or Qualified Contract). In addition, various tax-qualification rules for Qualified Plans specifically limit increases in benefits once RMDs begin, and Qualified Contracts are subject to such limits. As a result, the amounts of certain benefits that can be provided by any option under a Qualified Contract may be limited by the provisions of the Qualified Contract or governing Qualified Plan that are designed to preserve its tax qualification.



3. TAX SHELTERED ANNUITY UNDER SECTION 403(b) ("TSA")



Code Section 403(b) permits public school employees and employees of certain types of charitable, educational and scientific organizations described in Code
Section 501(c)(3) to purchase a "tax-sheltered annuity" ("TSA") contract and, subject to certain limitations, exclude employer contributions to a TSA from such an employee's gross income. Generally, total contributions may not exceed the lesser of an annual dollar limit or 100% of the employee's "includable compensation" for the most recent full year of service, subject to other adjustments. There are also legal limits on annual elective deferrals that a participant may be permitted to make under a TSA. In certain cases, such as when the participant is age 50 or older, those limits may be increased. A TSA participant should contact his plan administrator to determine applicable elective contribution limits. Special provisions may allow certain employees different overall limitations.



A TSA is subject to a prohibition against distributions from the TSA attributable to contributions made pursuant to a salary reduction agreement, unless such distribution is made:



    a.   after the employee reaches age 59 1/2;



    b.  upon the employee's separation from service;



    c.   upon the employee's death or disability;



    d. in the case of hardship (as defined in applicable law and in the case of hardship, any income attributable to such contributions may not be distributed); or



    e. as a qualified reservist distribution upon certain calls to active duty.



An employer sponsoring a TSA may impose additional restrictions on your TSA through its plan document.



Please note that the TSA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as a TSA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification. In particular, please note that tax rules provide for limits on death benefits provided by a Qualified Plan (to keep such death benefits "incidental" to qualified retirement benefits), and a Qualified Plan (or a Qualified Contract) often contains provisions that effectively limit such death benefits to preserve the tax qualification of the Qualified Plan (or Qualified Contract). In addition, various tax-qualification rules for Qualified Plans specifically limit increases in benefits once RMDs begin, and Qualified Contracts are subject to such limits. As a result, the amounts of certain benefits that can be provided by any option under a Qualified Contract may be limited by the provisions of the Qualified Contract or governing Qualified Plan that are designed to preserve its tax qualification. In addition, a life insurance contract issued after September 23, 2007 is generally ineligible to qualify as a TSA under Reg. Section 1.403(b)-8(c)(2).



Amounts may be rolled over tax-free from a TSA to another TSA or Qualified Plan (or from a Qualified Plan to a TSA) under certain circumstances, as described below. However, effective for TSA contract exchanges after September 24, 2007, Reg. ' 1.403(b)-10(b) allows a TSA contract of a participant or beneficiary under a TSA Plan to be exchanged tax-free for another eligible TSA contract under that same TSA Plan, but only if all of the following conditions are satisfied: (1) such TSA Plan allows such an exchange, (2) the participant or beneficiary has an accumulated benefit after such exchange that is no less than such participant's or beneficiary's accumulated benefit immediately before such exchange (taking into account such participant's or beneficiary's accumulated benefit under both TSA contracts immediately before such exchange), (3) the second TSA contract is subject to distribution restrictions with respect to the participant that are no less stringent than those imposed on the TSA contract being exchanged, and (4) the employer for such TSA Plan enters into an agreement with the issuer of the second TSA contract under which such issuer and employer will provide each other from time to time with certain information necessary for such second TSA contract (or any other TSA contract that has contributions from such employer) to satisfy the TSA requirements under Code Section 403(b) and other federal tax requirements (e.g., plan loan conditions under Code Section 72(p) to avoid deemed distributions). Such necessary information could include information about the participant's employment, information about other Qualified Plans of such employer, and whether a


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severance has occurred, or hardship rules are satisfied, for purposes of the TSA distribution restrictions. Consequently, you are advised to consult with a qualified tax advisor before attempting any such TSA exchange, particularly because it requires an agreement between the employer and issuer to provide each other with certain information. We are no longer accepting any incoming exchange request, or new contract application, for any individual TSA contract.



4. DEFERRED COMPENSATION PLANS UNDER SECTION 457 ("SECTION 457 PLANS")



Certain governmental employers, or tax-exempt employers other than a governmental entity, can establish a Deferred Compensation Plan under Code
Section 457. For these purposes, a "governmental employer" is a State, a political subdivision of a State, or an agency or an instrumentality of a State or political subdivision of a State. A Deferred Compensation Plan that meets the requirements of Code Section 457(b) is called an "Eligible Deferred Compensation Plan" or "Section 457(b) Plan." Code Section 457(b) limits the amount of contributions that can be made to an Eligible Deferred Compensation Plan on behalf of a participant. Generally, the limitation on contributions is the lesser of (1) 100% of a participant's includible compensation or (2) the applicable dollar amount ($16,500 for 2009). The Plan may provide for additional "catch-up" contributions. In addition, under Code Section 457(d) a Section 457(b) Plan may not make amounts available for distribution to participants or beneficiaries before (1) the calendar year in which the participant attains age 70 1/2, (2) the participant has a severance from employment (including death), or (3) the participant is faced with an unforeseeable emergency (as determined in accordance with regulations).



Under Code Section 457(g) all of the assets and income of an Eligible Deferred Compensation Plan for a governmental employer must be held in trust for the exclusive benefit of participants and their beneficiaries. For this purpose, annuity contracts and custodial accounts described in Code Section 401(f) are treated as trusts. This trust requirement does not apply to amounts under an Eligible Deferred Compensation Plan of a tax-exempt (non-governmental) employer. In addition, this trust requirement does not apply to amounts held under a Deferred Compensation Plan of a governmental employer that is not a Section 457(b) Plan. Where the trust requirement does not apply, amounts held under a
Section 457 Plan must remain subject to the claims of the employer's general creditors under Code Section 457(b)(6).



5. TAXATION OF AMOUNTS RECEIVED FROM QUALIFIED PLANS



Except under certain circumstances in the case of Roth IRAs or Roth accounts in Qualified plans, amounts received from Qualified Contracts or Plans generally are taxed as ordinary income under Code Section 72, to the extent that they are not treated as a tax-free recovery of after-tax contributions or other "investment in the contract." For annuity payments and other amounts received after the Annuity Commencement Date from a Qualified Contract or Plan, the tax rules for determining what portion of each amount received represents a tax-free recovery of "investment in the contract" are generally the same as for Non-Qualified Contracts, as described above.



For non-periodic amounts from certain Qualified Contracts or Plans, Code Section 72(e)(8) provides special rules that generally treat a portion of each amount received as a tax-free recovery of the "investment in the contract," based on the ratio of the "investment in the contract" over the Contract Value at the time of distribution. However, in determining such a ratio, certain aggregation rules may apply and may vary, depending on the type of Qualified Contract or Plan. For instance, all Traditional IRAs owned by the same individual are generally aggregated for these purposes, but such an aggregation does not include any IRA inherited by such individual or any Roth IRA owned by such individual.



In addition, penalty taxes, mandatory tax withholding or rollover rules may apply to amounts received from a Qualified Contract or Plan, as indicated below, and certain exclusions may apply to certain distributions (e.g., distributions from an eligible Government Plan to pay qualified health insurance premiums of an eligible retired public safety officer). Accordingly, you are advised to consult with a qualified tax adviser before taking or receiving any amount (including a loan) from a Qualified Contract or Plan.



6. PENALTY TAXES FOR QUALIFIED PLANS



Unlike Non-Qualified Contracts, Qualified Contracts are subject to federal penalty taxes not just on premature distributions, but also on excess contributions and failures to make required minimum distributions ("RMDs"). Penalty taxes on excess contributions can vary by type of Qualified Plan and which person made the excess contribution (e.g., employer or an employee). The penalty taxes on premature distributions and failures to make timely RMDs are more uniform, and are described in more detail below.



    a.   PENALTY TAXES ON PREMATURE DISTRIBUTIONS



Code Section 72(t) imposes a penalty income tax equal to 10% of the taxable portion of a distribution from certain types of Qualified Plans that is made before the employee reaches age 59 1/2. However, this 10% penalty tax does not apply to a distribution that is either:



    (i) made to a beneficiary (or to the employee's estate) on or after the employee's death;



    (ii) attributable to the employee's becoming disabled under Code Section 72(m)(7);



    (iii) part of a series of substantially equal periodic payments (not less frequently than annually -- "SEPPs") made for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of such employee and a designated beneficiary ("SEPP Exception"), and for certain Qualified Plans (other than IRAs) such a series must begin after the employee separates from service;



    (iv) (except for IRAs) made to an employee after separation from service after reaching age 55 (or made after age 50


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       in the case of a qualified public safety employee separated from certain government plans);



    (v) (except for IRAs) made to an alternate payee pursuant to a qualified domestic relations order under Code Section 414(p) (a similar exception for IRAs in Code Section 408(d)(6) covers certain transfers for the benefit of a spouse or ex-spouse);



    (vi) not greater than the amount allowable as a deduction to the employee for eligible medical expenses during the taxable year; or



    (vii) certain qualified reservist distributions under Code Section 72(t)(2)(G) upon a call to active duty.



In addition, the 10% penalty tax does not apply to a distribution from an IRA that is either:



    (viii) made after separation from employment to an unemployed IRA owner for health insurance premiums, if certain conditions are met;



    (ix) not in excess of the amount of certain qualifying higher education expenses, as defined by Code Section 72(t)(7); or



    (x) for a qualified first-time home buyer and meets the requirements of Code Section 72(t)(8).



If the taxpayer avoids this 10% penalty tax by qualifying for the SEPP Exception and later such series of payments is modified (other than by death or disability), the 10% penalty tax will be applied retroactively to all the prior periodic payments (i.e., penalty tax plus interest thereon), unless such modification is made after both (a) the employee has reached age 59 1/2 and (b) 5 years have elapsed since the first of these periodic payments.



For any premature distribution from a SIMPLE IRA during the first 2 years that an individual participates in a salary reduction arrangement maintained by that individual's employer under a SIMPLE Plan, the 10% penalty tax rate is increased to 25%.



    b.  RMDS AND 50% PENALTY TAX



The RMD rules generally do not apply for the 2009 tax year. However, individuals who deferred 2008 RMDs until April 1, 2009, must still take an RMD by that date. Please consult with a qualified tax advisor or your Qualified Plan Administrator to determine how this change may affect you.



If the amount distributed from a Qualified Contract or Plan is less than the amount of the required minimum distribution ("RMD") for the year, the participant is subject to a 50% penalty tax on the amount that has not been timely distributed.



An individual's interest in a Qualified Plan generally must be distributed, or begin to be distributed, not later than the Required Beginning Date. Generally, the Required Beginning Date is April 1 of the calendar year following the later of --



    (i)  the calendar year in which the individual attains age 70 1/2, or



    (ii) (except in the case of an IRA or a 5% owner, as defined in the Code) the calendar year in which a participant retires from service with the employer sponsoring a Qualified Plan that allows such a later Required Beginning Date.



The entire interest of the individual must be distributed beginning no later than the Required Beginning Date over --



    (a) the life of the individual or the lives of the individual and a designated beneficiary (as specified in the Code), or



    (b) over a period not extending beyond the life expectancy of the individual or the joint life expectancy of the individual and a designated beneficiary.



If an individual dies before reaching the Required Beginning Date, the individual's entire interest generally must be distributed within 5 years after the individual's death. However, this RMD rule will be deemed satisfied if distributions begin before the close of the calendar year following the individual's death to a designated beneficiary and distribution is over the life of such designated beneficiary (or over a period not extending beyond the life expectancy of such beneficiary). If such beneficiary is the individual's surviving spouse, distributions may be delayed until the deceased individual would have attained age 70 1/2.



If an individual dies after RMDs have begun for such individual, any remainder of the individual's interest generally must be distributed at least as rapidly as under the method of distribution in effect at the time of the individual's death.



The RMD rules that apply while the Contract Owner is alive do not apply with respect to Roth IRAs. The RMD rules applicable after the death of the Owner apply to all Qualified Plans, including Roth IRAs. In addition, if the Owner of a Traditional or Roth IRA dies and the Owner's surviving spouse is the sole designated beneficiary, this surviving spouse may elect to treat the Traditional or Roth IRA as his or her own.



The RMD amount for each year is determined generally by dividing the account balance by the applicable life expectancy. This account balance is generally based upon the account value as of the close of business on the last day of the previous calendar year. RMD incidental benefit rules also may require a larger annual RMD amount, particularly when distributions are made over the joint lives of the Owner and an individual other than his or her spouse. RMDs also can be made in the form of annuity payments that satisfy the rules set forth in Regulations under the Code relating to RMDs.



In addition, in computing any RMD amount based on a contract's account value, such account value must include the actuarial value of certain additional benefits provided by the contract. As a result, electing an optional benefit under a Qualified Contract may require the RMD amount for such Qualified Contract to be increased each year, and expose such additional RMD amount to the 50% penalty tax for RMDs if such additional RMD amount is not timely distributed.


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7. TAX WITHHOLDING FOR QUALIFIED PLANS



Distributions from a Qualified Contract or Qualified Plan generally are subject to federal income tax withholding requirements. These federal income tax withholding requirements, including any "elections out" and the rate at which withholding applies, generally are the same as for periodic and non-periodic distributions from a Non-Qualified Contract, as described above, except where the distribution is an "eligible rollover distribution" from a Qualified Plan (described below in "ROLLOVER DISTRIBUTIONS"). In the latter case, tax withholding is mandatory at a rate of 20% of the taxable portion of the "eligible rollover distribution," to the extent it is not directly rolled over to an IRA or other Eligible Retirement Plan (described below in "ROLLOVER DISTRIBUTIONS"). Payees cannot elect out of this mandatory 20% withholding in the case of such an "eligible rollover distribution."



Also, special withholding rules apply with respect to distributions from non-governmental Section 457(b) Plans, and to distributions made to individuals who are neither citizens nor resident aliens of the United States.



Regardless of any "election out" (or any actual amount of tax actually withheld) on an amount received from a Qualified Contract or Plan, the payee is generally liable for any failure to pay the full amount of tax due on the includable portion of such amount received. A payee also may be required to pay penalties under estimated income tax rules, if the withholding and estimated tax payments are insufficient to satisfy the payee's total tax liability.



8. ROLLOVER DISTRIBUTIONS



The current tax rules and limits for tax-free rollovers and transfers between Qualified Plans vary according to (1) the type of transferor Plan and transferee Plan, (2) whether the amount involved is transferred directly between Plan (a "direct transfer" or a "direct rollover") or is distributed first to a participant or beneficiary who then transfers that amount back into another eligible Plan within 60 days (a "60-day rollover"), and (3) whether the distribution is made to a participant, spouse or other beneficiary. Accordingly, we advise you to consult with a qualified tax adviser before receiving any amount from a Qualified Contract or Plan or attempting some form of rollover or transfer with a Qualified Contract or Plan.



For instance, generally any amount can be transferred directly from one type of Qualified Plan (e.g., a TSA) to the same type of Plan for the benefit of the same individual, without limit (or federal income tax), if the transferee Plan is subject to the same kinds of restrictions as the transferor Plan (e.g., a TSA that is subject to the same kinds of salary reduction restrictions) and certain other conditions to maintain the applicable tax qualification are satisfied (e.g., as described above for TSA exchanges after September 24, 2007). Such a "direct transfer" between the same kinds of Plan is generally not treated as any form of "distribution" out of such a Plan for federal income tax purposes.



By contrast, an amount distributed from one type of Plan (e.g., a TSA) into a different type of Plan (e.g., a Traditional IRA) generally is treated as a "distribution" out of the first Plan for federal income tax purposes, and therefore to avoid being subject to such tax, such a distribution must qualify either as a "direct rollover" (made directly to another Plan) or as a "60-day rollover." The tax restrictions and other rules for a "direct rollover" and a "60-day rollover" are similar in many ways, but if any "eligible rollover distribution" made from certain types of Qualified Plan is not transferred directly to another Plan by a "direct rollover," then it is subject to mandatory 20% withholding, even if it is later contributed to that same Plan in a "60-day rollover" by the recipient. If any amount less than 100% of such a distribution (e.g., the net amount after the 20% withholding) is transferred to another Plan in a "60-day rollover", the missing amount that is not rolled over remains subject to normal income tax plus any applicable penalty tax.



Under Code Sections 402(f)(2)(A) and 3405(c)(3) an "eligible rollover distribution" (which is both eligible for rollover treatment and subject to 20% mandatory withholding absent a "direct rollover") is generally any distribution to an employee of any portion (or all) of the balance to the employee's credit in any of the following types of "Eligible Retirement Plan": (1) a Qualified Plan under Code Section 401(a) ("Qualified 401(a) Plan"), (2) a qualified annuity plan under Code Section 403(a) ("Qualified Annuity Plan"), (3) a TSA under Code Section 403(b), or (4) a governmental Section 457(b) Plan. However, an "eligible rollover distribution" does not include any distribution that is either --



    a.   an RMD amount;



    b. one of a series of substantially equal periodic payments (not less frequently than annually) made either (i) for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of the employee and a designated beneficiary, or (ii) for a specified period of 10 years or more; or



    c.   any distribution made upon hardship of the employee.



Before making an "eligible rollover distribution," a Plan administrator generally is required under Code Section 402(f) to provide the recipient with advance written notice of the "direct rollover" and "60-day rollover" rules and the distribution's exposure to the 20% mandatory withholding if it is not made by "direct rollover." Generally, under Code Sections 402(c), 403(b)(8) and 457
(e)(16), a "direct rollover" or a "60-day rollover" of an "eligible rollover distribution" can be made to a Traditional IRA or to another Eligible Retirement Plan that agrees to accept such a rollover. However, the maximum amount of an "eligible rollover distribution" that can qualify for a tax-free "60-day rollover" is limited to the amount that otherwise would be includable in gross income. By contrast, a "direct rollover" of an "eligible rollover distribution" can include after-tax contributions as well, if the direct rollover is made either to a Traditional IRA or to another form of Eligible Retirement Plan that agrees to account separately for such a rollover, including accounting for such after-tax amounts


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separately from the otherwise taxable portion of this rollover. Separate accounting also is required for all amounts (taxable or not) that are rolled into a governmental Section 457(b) Plan from either a Qualified Section 401(a) Plan, Qualified Annuity Plan, TSA or IRA. These amounts, when later distributed from the governmental Section 457(b) Plan, are subject to any premature distribution penalty tax applicable to distributions from such a "predecessor" Qualified Plan.



Rollover rules for distributions from IRAs under Code Sections 408(d)(3) and 408A(d)(3) also vary according to the type of transferor IRA and type of transferee IRA or other Plan. For instance, generally no tax-free "direct rollover" or "60-day rollover" can be made between a "NonRoth IRA" (Traditional, SEP or SIMPLE IRA) and a Roth IRA, and a transfer from NonRoth IRA to a Roth IRA, or a "conversion" of a NonRoth IRA to a Roth IRA, is subject to special rules. In addition, generally no tax-free "direct rollover" or "60-day rollover" can be made between an "inherited IRA" (NonRoth or Roth) for a beneficiary and an IRA set up by that same individual as the original owner. Generally, any amount other than an RMD distributed from a Traditional or SEP IRA is eligible for a "direct rollover" or a "60-day rollover" to another Traditional IRA for the same individual. Similarly, any amount other than an RMD distributed from a Roth IRA is generally eligible for a "direct rollover" or a "60-day rollover" to another Roth IRA for the same individual. However, in either case such a tax-free 60-day rollover is limited to 1 per year (365-day period); whereas no 1-year limit applies to any such "direct rollover." Similar rules apply to a "direct rollover" or a "60-day rollover" of a distribution from a SIMPLE IRA to another SIMPLE IRA or a Traditional IRA, except that any distribution of employer contributions from a SIMPLE IRA during the initial 2-year period in which the individual participates in the employer's SIMPLE Plan is generally disqualified (and subject to the 25% penalty tax on premature distributions) if it is not rolled into another SIMPLE IRA for that individual. Amounts other than RMDs distributed from a Traditional or SEP IRA (or SIMPLE IRA after the initial 2-year period) also are eligible for a "direct rollover" or a "60-day rollover" to an Eligible Retirement Plan (e.g., a TSA) that accepts such a rollover, but any such rollover is limited to the amount of the distribution that otherwise would be includable in gross income (i.e., after-tax contributions are not eligible).



Special rules also apply to transfers or rollovers for the benefit of a spouse (or ex-spouse) or a nonspouse designated beneficiary, Plan distributions of property, and obtaining a waiver of the 60-day limit for a tax-free rollover from the IRS. The Katrina Emergency Tax Relief Act of 2005 (KETRA) allows certain amounts to be recontributed within three years as a rollover contribution to a plan from which a KETRA distribution was taken.



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ACCUMULATION UNIT VALUES

(FOR AN ACCUMULATION UNIT OUTSTANDING THROUGHOUT THE PERIOD)

The following information should be read in conjunction with the financial statements for the Separate Account included in the Statement of Additional Information, which is incorporated by reference in this prospectus.


UNION SECURITY NEW YORK -- TD WATERHOUSE VARIABLE ANNUITY (1)



                                                                   AS OF DECEMBER 31,
SUB-ACCOUNT                               2008           2007           2006           2005           2004
-----------------------------------------------------------------------------------------------------------------
AIM V.I. CORE EQUITY FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $19.708        $18.311        $16.804             --             --
  Accumulation Unit Value at end of
   period                                $13.706        $19.708        $18.311             --             --
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  3              3              3             --             --
AIM V.I. GLOBAL HEALTH CARE FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $23.779        $21.355        $20.384        $18.933        $17.680
  Accumulation Unit Value at end of
   period                                $16.897        $23.779        $21.355        $20.384        $18.933
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  4              5              5              7             10
AIM V.I. TECHNOLOGY FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $14.514        $13.537        $12.308        $12.101        $11.617
  Accumulation Unit Value at end of
   period                                 $8.019        $14.514        $13.537        $12.308        $12.101
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  2              3              4             12             25
ALLIANCEBERNSTEIN VPS INTERNATIONAL
 GROWTH PORTFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $10.560        $10.383             --             --             --
  Accumulation Unit Value at end of
   period                                 $5.377        $10.560             --             --             --
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 20             21             --             --             --
ALLIANCEBERNSTEIN VPS INTERNATIONAL
 RESEARCH PORTFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $24.581        $20.202        $16.048        $13.528        $11.553
  Accumulation Unit Value at end of
   period                                $22.045        $24.581        $20.202        $16.048        $13.528
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 --             --              9              9             10
ALLIANCEBERNSTEIN VPS LARGE CAP GROWTH
 PORTFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $24.734        $21.810        $22.006        $19.198        $17.754
  Accumulation Unit Value at end of
   period                                $14.857        $24.734        $21.810        $22.006        $19.198
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  8              8              8              9             10
ALLIANCEBERNSTEIN VPS MONEY MARKET
 PORFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $14.269        $13.735        $13.240        $12.997        $12.964
  Accumulation Unit Value at end of
   period                                $14.476        $14.269        $13.735        $13.240        $12.997
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 37             24             26             24             31
AMERICAN CENTURY VP BALANCED FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $20.651        $19.769        $18.115        $17.341        $15.868
  Accumulation Unit Value at end of
   period                                $16.379        $20.651        $19.769        $18.115        $17.341
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  8              8              8              9             12

                                                                 AS OF DECEMBER 31,
SUB-ACCOUNT                               2003           2002           2001           2000           1999
--------------------------------------  --------------------------------------------------------------------
AIM V.I. CORE EQUITY FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                                  --             --             --             --             --
  Accumulation Unit Value at end of
   period                                     --             --             --             --             --
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 --             --             --             --             --
AIM V.I. GLOBAL HEALTH CARE FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $13.899        $18.480        $21.236        $16.342        $15.654
  Accumulation Unit Value at end of
   period                                $17.680        $13.899        $18.480        $21.236        $16.342
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 11             12             13             23              6
AIM V.I. TECHNOLOGY FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                              $8.032        $15.178        $28.144        $36.917        $14.322
  Accumulation Unit Value at end of
   period                                $11.617         $8.032        $15.178        $28.144        $36.917
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 31             31             46             45             31
ALLIANCEBERNSTEIN VPS INTERNATIONAL
 GROWTH PORTFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                                  --             --             --             --             --
  Accumulation Unit Value at end of
   period                                     --             --             --             --             --
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 --             --             --             --             --
ALLIANCEBERNSTEIN VPS INTERNATIONAL
 RESEARCH PORTFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                              $8.819        $10.456        $13.544        $16.990        $12.175
  Accumulation Unit Value at end of
   period                                $11.553         $8.819        $10.456        $13.544        $16.990
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 14             18             18             21              5
ALLIANCEBERNSTEIN VPS LARGE CAP GROWTH
 PORTFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $14.421        $20.887        $25.357        $30.515        $23.171
  Accumulation Unit Value at end of
   period                                $17.754        $14.421        $20.887        $25.357        $30.515
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 15             32             39             39             33
ALLIANCEBERNSTEIN VPS MONEY MARKET
 PORFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $12.954        $12.945             --             --             --
  Accumulation Unit Value at end of
   period                                $12.964        $12.954             --             --             --
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 80            154             --             --             --
AMERICAN CENTURY VP BALANCED FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $13.343        $14.819        $15.456        $15.952        $14.567
  Accumulation Unit Value at end of
   period                                $15.868        $13.343        $14.819        $15.456        $15.952
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  5              5              5              8              5

40                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

-------------------------------------------------------------------------------


                                                                   AS OF DECEMBER 31,
SUB-ACCOUNT                               2008           2007           2006           2005           2004
-----------------------------------------------------------------------------------------------------------------
AMERICAN CENTURY VP CAPITAL
 APPRECIATION FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $23.170        $15.963        $13.680        $11.257        $10.511
  Accumulation Unit Value at end of
   period                                $12.413        $23.170        $15.963        $13.680        $11.257
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  2              3              2              3              4
FEDERATED AMERICAN LEADERS FUND II
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $21.902        $24.355        $20.944        $20.033        $18.331
  Accumulation Unit Value at end of
   period                                $14.433        $21.902        $24.355        $20.944        $20.033
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  8              8              9              9             10
FEDERATED CAPITAL INCOME FUND II
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $15.232        $14.707        $12.775        $12.074        $11.026
  Accumulation Unit Value at end of
   period                                $12.073        $15.232        $14.707        $12.775        $12.074
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 --             --             --             --              3
FEDERATED FUND FOR U.S. GOVERNMENT
 SECURITIES II
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $16.991        $16.058        $15.489        $15.250        $14.785
  Accumulation Unit Value at end of
   period                                $17.638        $16.991        $16.058        $15.489        $15.250
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 13             12             13             13             14
FEDERATED HIGH INCOME BOND FUND II
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $18.551        $18.017        $16.333        $15.982        $14.534
  Accumulation Unit Value at end of
   period                                $13.667        $18.551        $18.017        $16.333        $15.982
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 --             --             --              1              3
GARTMORE NVIT DEVELOPING MARKETS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $30.230        $21.160        $15.794        $12.063        $10.115
  Accumulation Unit Value at end of
   period                                $12.682        $30.230        $21.160        $15.794        $12.063
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  3              7              7              7             10
HARTFORD INDEX HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $20.998        $20.049        $17.444        $16.767        $15.257
  Accumulation Unit Value at end of
   period                                $13.146        $20.998        $20.049        $17.444        $16.767
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  9             13             15             17             20
ING GLOBAL RESOURCES PORTFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $14.010        $10.000             --             --             --
  Accumulation Unit Value at end of
   period                                 $8.229        $14.010             --             --             --
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  9             10             --             --             --
ING JPMORGAN EMERGING MARKETS EQUITY
 PORTFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $19.239        $13.923        $10.270        $10.077             --
  Accumulation Unit Value at end of
   period                                 $9.355        $19.239        $13.923        $10.270             --
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  3              3              3              1             --

                                                                 AS OF DECEMBER 31,
SUB-ACCOUNT                               2003           2002           2001           2000           1999
--------------------------------------  --------------------------------------------------------------------
AMERICAN CENTURY VP CAPITAL
 APPRECIATION FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                              $8.764        $11.172        $15.691        $14.453         $8.825
  Accumulation Unit Value at end of
   period                                $10.511         $8.764        $11.172        $15.691        $14.453
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  4              5              6             10              3
FEDERATED AMERICAN LEADERS FUND II
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $14.420        $18.155        $19.046        $18.671        $17.577
  Accumulation Unit Value at end of
   period                                $18.331        $14.420        $18.155        $19.046        $18.671
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  9              9              9              8              1
FEDERATED CAPITAL INCOME FUND II
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                              $9.178        $12.116        $14.115        $15.561        $15.375
  Accumulation Unit Value at end of
   period                                $11.026         $9.178        $12.116        $14.115        $15.561
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  3              3              3              7              4
FEDERATED FUND FOR U.S. GOVERNMENT
 SECURITIES II
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $14.508        $13.364        $12.542        $11.352        $11.473
  Accumulation Unit Value at end of
   period                                $14.785        $14.508        $13.364        $12.542        $11.352
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 14             25             35             21              8
FEDERATED HIGH INCOME BOND FUND II
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $11.946        $11.834        $11.733        $12.956        $12.720
  Accumulation Unit Value at end of
   period                                $14.534        $11.946        $11.834        $11.733        $12.956
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  5              8              7             11              9
GARTMORE NVIT DEVELOPING MARKETS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                              $7.285             --             --             --             --
  Accumulation Unit Value at end of
   period                                $10.115             --             --             --             --
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  8             --             --             --             --
HARTFORD INDEX HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $11.961        $15.493        $17.748        $19.700        $16.424
  Accumulation Unit Value at end of
   period                                $15.257        $11.961        $15.493        $17.748        $19.700
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 24             22             42             28             43
ING GLOBAL RESOURCES PORTFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                                  --             --             --             --             --
  Accumulation Unit Value at end of
   period                                     --             --             --             --             --
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 --             --             --             --             --
ING JPMORGAN EMERGING MARKETS EQUITY
 PORTFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                                  --             --             --             --             --
  Accumulation Unit Value at end of
   period                                     --             --             --             --             --
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 --             --             --             --             --

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                         41

-------------------------------------------------------------------------------


                                                                   AS OF DECEMBER 31,
SUB-ACCOUNT                               2008           2007           2006           2005           2004
-----------------------------------------------------------------------------------------------------------------
MFS(R) GROWTH SERIES
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $23.231        $19.258        $17.930        $16.495        $14.668
  Accumulation Unit Value at end of
   period                                $14.473        $23.231        $19.258        $17.930        $16.495
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  1             --             --             --             --
MFS(R) HIGH INCOME SERIES
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $18.102        $17.867        $16.261        $15.989        $14.715
  Accumulation Unit Value at end of
   period                                $12.886        $18.102        $17.867        $16.261        $15.989
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  1              1              1              2              2
MFS(R) STRATEGIC INCOME SERIES
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $16.447        $15.934        $15.005        $14.793        $13.794
  Accumulation Unit Value at end of
   period                                $14.403        $16.447        $15.934        $15.005        $14.793
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  1              1              1              1              2
PARTNERS PORTFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $23.073        $21.198        $18.972        $16.144        $13.630
  Accumulation Unit Value at end of
   period                                $10.935        $23.073        $21.198        $18.972        $16.144
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  1              2              2              2              2
PIONEER FUND VCT PORTFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $13.192        $12.622        $10.871        $10.285        $10.063
  Accumulation Unit Value at end of
   period                                 $8.633        $13.192        $12.622        $10.871        $10.285
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  2              2              2              2              8
PIONEER GROWTH OPPORTUNITIES VCT
 PORTFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $20.403        $21.318        $20.279        $19.094        $15.679
  Accumulation Unit Value at end of
   period                                $13.103        $20.403        $21.318        $20.279        $19.094
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  5              8              8             10             11
SHORT DURATION BOND PORTFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $14.876        $14.262        $13.749        $13.614        $13.570
  Accumulation Unit Value at end of
   period                                $12.820        $14.876        $14.262        $13.749        $13.614
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  2              2              2              2              4
VAN ECK WORLDWIDE BOND FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $17.914        $16.402        $15.473        $16.029        $14.751
  Accumulation Unit Value at end of
   period                                $18.477        $17.914        $16.402        $15.473        $16.029
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  3              2              3              1              3
VAN ECK WORLDWIDE HARD ASSETS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $37.429        $25.866        $20.871        $13.823        $11.199
  Accumulation Unit Value at end of
   period                                $20.075        $37.429        $25.866        $20.871        $13.823
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  3              5              5              7              5

                                                                 AS OF DECEMBER 31,
SUB-ACCOUNT                               2003           2002           2001           2000           1999
--------------------------------------  --------------------------------------------------------------------
MFS(R) GROWTH SERIES
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $11.314        $17.158        $25.912        $32.324        $18.374
  Accumulation Unit Value at end of
   period                                $14.668        $11.314        $17.158        $25.912        $32.324
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  1              6             12             14             13
MFS(R) HIGH INCOME SERIES
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $12.531        $12.272        $12.077        $12.998        $12.266
  Accumulation Unit Value at end of
   period                                $14.715        $12.531        $12.272        $12.077        $12.998
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  5             12             11             15             14
MFS(R) STRATEGIC INCOME SERIES
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $12.553        $11.633        $11.154        $10.685        $11.008
  Accumulation Unit Value at end of
   period                                $13.794        $12.553        $11.633        $11.154        $10.685
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  2              2              4              6              2
PARTNERS PORTFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $10.135        $13.422        $13.880        $13.835        $12.946
  Accumulation Unit Value at end of
   period                                $13.630        $10.135        $13.422        $13.880        $13.835
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  5              4              6              8              3
PIONEER FUND VCT PORTFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                                  --             --             --             --             --
  Accumulation Unit Value at end of
   period                                     --             --             --             --             --
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 --             --             --             --             --
PIONEER GROWTH OPPORTUNITIES VCT
 PORTFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $11.019        $17.757        $14.973        $16.023        $15.237
  Accumulation Unit Value at end of
   period                                $15.679        $11.019        $17.757        $14.973        $16.023
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 10             14             28             13              8
SHORT DURATION BOND PORTFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $13.309        $12.691        $11.718        $11.023        $10.911
  Accumulation Unit Value at end of
   period                                $13.570        $13.309        $12.691        $11.718        $11.023
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 10             13              8              4              3
VAN ECK WORLDWIDE BOND FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $12.540        $10.354        $10.954        $10.807        $11.778
  Accumulation Unit Value at end of
   period                                $14.751        $12.540        $10.354        $10.954        $10.807
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  1              2              1              2              2
VAN ECK WORLDWIDE HARD ASSETS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                              $7.754         $8.016         $8.992         $8.108         $6.731
  Accumulation Unit Value at end of
   period                                $11.199         $7.754         $8.016         $8.992         $8.108
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  1             --              3              3              1

42                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

-------------------------------------------------------------------------------


                                                                   AS OF DECEMBER 31,
SUB-ACCOUNT                               2008           2007           2006           2005           2004
-----------------------------------------------------------------------------------------------------------------
WELLS FARGO ADVANTAGE VT DISCOVERY
 FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $28.237        $23.188        $20.317        $16.799             --
  Accumulation Unit Value at end of
   period                                $15.642        $28.237        $23.188        $20.317             --
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  1              1              1              2             --

                                                                 AS OF DECEMBER 31,
SUB-ACCOUNT                               2003           2002           2001           2000           1999
--------------------------------------  --------------------------------------------------------------------
WELLS FARGO ADVANTAGE VT DISCOVERY
 FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                                  --             --             --             --             --
  Accumulation Unit Value at end of
   period                                     --             --             --             --             --
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 --             --             --             --             --

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                         43

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FURTHER INFORMATION ABOUT UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK


FORWARD-LOOKING STATEMENTS



Some of the statements under "Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and elsewhere in this report may contain forward-looking statements which reflect our current views with respect to, among other things, future events, financial performance, business prospects, growth and operating strategies and similar matters. You can identify these statements by the fact that they may use words such as "will," "may," "anticipates," "expects," "estimates," "projects," "intends," "plans," "believes," "targets," "forecasts," "potential," "approximately," or the negative version of those words and other words and terms with a similar meaning. Any forward-looking statements contained in this report are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Our actual results might differ materially from those projected in the forward-looking statements. Union Security Life Insurance Company of New York undertakes no obligation to update or review any forward-looking statement, whether as a result of new information, future events or other developments.



In addition to other factors described herein, the following risk factors could cause our actual results to differ materially from those currently estimated by management: (i) general global economic, financial market and political conditions (including difficult conditions in financial markets and the global economic slowdown, fluctuations in interest rates, mortgage rates, monetary policies and inflationary pressure); (ii) a decline in our credit or financial strength ratings (including the currently heightened risk of ratings downgrade, in the insurance industry); (iii) deterioration in Assurant, Inc.'s market capitalization compared to its book value that could impair the Company's goodwill; (iv) failure to maintain significant client relationships, distribution sources and contractual arrangements; (v) failure to attract and retain sales representatives; (vi) inadequacy of reserves established for future claims losses; (vii) failure to predict or manage benefits, claims and other costs; (viii) diminished value of invested assets in our investment portfolio (due to, among other things, recent volatility in financial markets, other-than-temporary-impairments, the global economic slowdown, credit and liquidity risk, and inability to target an appropriate overall risk level); (ix) inability of reinsurers to meet their obligations; (x) insolvency of third parties to whom we have sold or may sell businesses through reinsurance or modified co-insurance; (xi) credit risk of some of our agents; (xii) failure to protect client information and privacy; (xiii) negative publicity and impact on our business due to unfavorable outcomes in litigation and regulatory investigations (including the potential impact on our reputation and business of a negative outcome in the ongoing SEC investigation of the Parent); (xiv) significant competitive pressures in our businesses and cyclicality of the insurance industry; (xv) current or new laws and regulations that could increase our costs or limit our growth. These risk factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report. For a more detailed discussion of the risk factors that could affect our actual results, please refer to the "Risk Factors" in Item 1A.



                                     PART I



ITEM 1.  BUSINESS



LEGAL ORGANIZATION



Union Security Life Insurance Company of New York is a stock life insurance company formed in 1971 and organized under the laws of the State of New York. It is a direct wholly-owned subsidiary of Assurant, Inc. ("Assurant" or the "Parent"), which owns and operates companies that provide specialty insurance products and related services in North America and selected other markets. Assurant is traded on the New York Stock Exchange under the symbol AIZ.



In this report, references to the "Company," "Union Security," "Union Security Life," "we," "us" or "our" refer to Union Security Life Insurance Company of New York.



BUSINESS ORGANIZATION



Union Security Life, which is licensed to sell life, health and annuity insurance only in New York State, writes insurance products that are marketed in New York State by the Assurant Employee Benefits and Assurant Solutions operating segments (see Assurant's 2008 Form 10-K for a full description of each of these segments). Within the Assurant Employee Benefits segment, we write group life, group dental, group long-term disability and group short-term disability insurance products. Within the Assurant Solutions segment, we market, sell and issue credit life and credit disability products. Of our total gross revenues, less net realized losses on investments, generated during 2008, approximately 92% was from the Assurant Employee Benefits segment, approximately 7% from the Assurant Solutions segment, and the remaining from the other Assurant segments. It is possible that our sales of credit life for the Assurant Solutions segment will decline, as almost all of the largest credit card issuing institutions in the U.S. have switched from offering credit insurance to their credit card customers to offering their own banking-approved debt protection programs. Debt protection is not an insurance product, but rather a service that is voluntarily added by customers as an addendum to a loan.



As a direct wholly-owned subsidiary of Assurant, Union Security Life does not have any publicly issued equity or debt securities. We have been, however, subject to certain filing requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), because we have issued certain variable and market value adjusted insurance contracts, which are required

44                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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to be registered with the U.S. Securities and Exchange Commission (the "SEC") as
securities. Effective April 2, 2001, Assurant exited this line of business and sold the business segment, then referred to as Fortis Financial Group ("FFG"), to The Hartford Financial Services Group, Inc. and certain of its subsidiaries ("The Hartford"). This sale was accomplished by means of coinsurance and modified coinsurance. As a result, The Hartford is contractually responsible for servicing the insurance contracts, including the payment of benefits, oversight of investment management, overall contract administration and funding of reserves. If The Hartford fails to fulfill its obligations, however, we will be obligated to perform the services and make the required payments and funding.



After the filing of its Annual Report on Form 10-K, the Company will rely on the exemption provided by recently adopted Rule 12h-7 under the Exchange Act and accordingly will not file subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, or any other reports required by the Exchange Act, with the SEC.



As of February 17, 2009, we had approximately 10 employees in our sales offices in New York, New York. In addition, two Assurant employees, subject to a lease arrangement, spent at least a portion of their time working for us at our headquarters in Fayetteville, New York.



Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to such reports, filed or furnished pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, are available free of charge through the SEC website at www.sec.gov.



For additional information that relates to our business, we refer you to Assurant's Annual Report on Form 10-K filed with the SEC and available on the SEC's website at www.sec.gov or through Assurant's website at www.assurant.com.



ITEM 1A.  RISK FACTORS



Certain factors may have a material adverse effect on our business, financial condition and results of operations and you should carefully consider them. It is not possible to predict or identify all such factors.



GENERAL ECONOMIC, FINANCIAL MARKET AND POLITICAL CONDITIONS MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITIONS. PARTICULARLY, RECENT DEVELOPMENTS IN FINANCIAL MARKETS AND THE GLOBAL ECONOMY MAY NEGATIVELY AFFECT OUR RESULTS.



General economic, financial market and political conditions may have a material adverse effect on our results of operations and financial condition. These may include, among others, insurance industry cycles, fluctuations in industry rates, monetary policy, demographics, and legislative and competitive factors. Recently, concerns over inflation, energy costs, geopolitical issues, the availability and cost of credit, the declining global mortgage and real estate markets, the loss of consumer confidence and a reduction in consumer spending have contributed to increased volatility and diminished expectations for the economy and the markets going forward. These factors, combined with increased unemployment, have precipitated an economic slowdown and fears of a global recession. This may affect our operational results in various ways, including but not limited to the following:



- individuals and businesses (i) may choose not to purchase our insurance products, and other related products and services, (ii) may terminate existing policies or contracts or permit them to lapse, (iii) may choose to reduce the amount of coverage purchased, or (iv) in the case of business customers of Assurant Employee Benefits, may have fewer employees requiring insurance coverage due to reductions in their staffing levels;



- disability insurance claims and claims on other specialized insurance products tend to rise; or



- clients are more likely to experience financial distress or to declare bankruptcy or liquidation, which could have a material and adverse impact on the remittance of premiums and the collection of receivables such as unearned premiums.



For the fiscal year ended on December 31, 2008, the Company recognized net realized losses on fixed maturity and equity securities totaling $3,925 after tax and reported gross unrealized losses on fixed maturity and equity securities of $8,545. If the current economic downturn continues to negatively affect companies, industry sectors or countries, the Company may have additional investment losses and further increases in other-than-temporary impairments. As part of the Parent's process, our investment portfolio is regularly monitored to ensure investments that may be other-than-temporarily impaired are identified in a timely fashion, properly valued, and any impairments are charged against earnings in the proper period. Assessment factors include, but are not limited to, the length of time and the extent to which the market value has been less than cost, the financial condition and rating of the issuer, whether any collateral is held, and the intent and ability of the Company to retain the investment for a period of time sufficient to allow for recovery. However, the determination that a security has incurred an other-than-temporary decline in value requires the judgment of management. Inherently, there are risks and uncertainties involved in making these judgments. Therefore, changes in facts and circumstances and critical assumptions could also result in management's decision that further impairments have occurred.



A.M. BEST, MOODY'S, AND S&P RATE THE FINANCIAL STRENGTH OF THE COMPANY, AND A DECLINE IN THESE RATINGS COULD AFFECT OUR STANDING IN THE INSURANCE INDUSTRY AND CAUSE OUR SALES AND EARNINGS TO DECREASE.



Ratings are an increasingly important factor in establishing the competitive position of insurance companies. A.M. Best, Moody's and S&P ratings reflect their opinions of our financial strength, operating performance, strategic position and ability to meet our obligations to policyholders. These ratings are subject to periodic review by A.M. Best, Moody's, and S&P, and we cannot assure you that we will be able to retain these

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                         45

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ratings. In 2007, as a result of our Parent's pending SEC investigation, A.M.
Best, Moody's and S&P placed a negative outlook on our ratings. In 2008, A.M. Best downgraded our financial strength ratings and issuer credit ratings from "A" to "A-" and from "a" to "a-", respectively. Given recent economic developments that have negatively affected the entire insurance industry, we believe that we could be more susceptible to ratings downgrades.



If our ratings are lowered from their current levels by A.M. Best, Moody's, or S&P, our competitive position in the respective insurance industry segments could be negatively impacted and it could be more difficult for us to market our products. Rating agencies may take action to lower our ratings in the future due to, among other things, perceived concerns about our liquidity or solvency, the competitive environment in the insurance industry, which may adversely affect our revenues, the inherent uncertainty in determining reserves for future claims, which may cause us to increase our reserves for claims, the outcome of pending litigation and regulatory investigations, which may adversely affect our financial position and reputation and possible changes in the methodology or criteria applied by the rating agencies. In addition, rating agencies have come under recent scrutiny over their ratings on various mortgage-backed products. As a result, they may have become more conservative in their methodology and criteria, which could adversely affect our ratings. Finally, rating agencies or regulators could increase capital requirements for the Company or its subsidiaries, which in turn could negatively affect our financial position as well.



As customers and their advisors place importance on our financial strength ratings, we may lose customers and compete less successfully if we are downgraded. In addition, ratings impact our ability to attract investment capital on favorable terms. If our financial strength ratings are reduced from their current levels by A.M. Best, Moody's, or S&P, our cost of borrowing would likely increase, our sales and earnings could decrease and our results of operations and financial condition could be materially adversely affected.



As of December 31, 2008, contracts representing approximately 19% of the Company's net earned premiums contain provisions requiring the Company to maintain minimum A.M. Best financial strength ratings of "A-" or better. The Company's clients may terminate the agreements and in some instances recapture inforce business if the Company's ratings fall below "A-".



OUR EARNINGS COULD BE MATERIALLY AFFECTED BY AN IMPAIRMENT OF GOODWILL.



If we experience a decline in our results of operations and cash flows, or other indicators of impairment exist, we may incur a material non-cash charge to earnings relating to impairment of our goodwill, which could have a material adverse effect on our results.



Union Security Life is also subject to additional risks associated with our business. These risks include, among others:



- RELIANCE ON RELATIONSHIPS WITH SIGNIFICANT CLIENTS, DISTRIBUTORS AND OTHER PARTIES. If our significant clients, distributors and other parties with which we do business decline to renew or seek to terminate our relationships or contractual arrangements, our results of operations and financial condition could be materially adversely affected. We are also subject to the risk that these parties may face financial difficulties, reputational issues or problems with respect to their own products and services, which may lead to decreased sales of products and services.



- FAILURE TO ATTRACT AND RETAIN SALES REPRESENTATIVES OR DEVELOP AND MAINTAIN DISTRIBUTION SOURCES. Our sales representatives interface with clients and third party distributors. Our inability to attract and retain our sales representatives or an interruption in, or changes to, our relationships with various third-party distributors could impair our ability to compete and market our insurance products and services and materially adversely affect our results of operations and financial condition. In addition, our ability to market our products and services depends on our ability to tailor our channels of distribution to comply with changes in the regulatory environment.



- FAILURE TO ACCURATELY PREDICT BENEFITS AND OTHER COSTS AND CLAIMS. We may be unable to accurately predict benefits, claims and other costs or to manage such costs through our loss limitation methods, which could have a material adverse effect on our results of operations and financial condition if claims substantially exceed our expectations.



- CHANGES IN REGULATION. Legislation or other regulatory reform that increases the regulatory requirements imposed on us or that changes the way we are able to do business may significantly harm our business or results of operations in the future.



- REINSURERS' FAILURE TO FULFILL OBLIGATIONS. In the past, we have sold, and in the future we may sell, businesses through reinsurance ceded to third parties. For example, in 2001 we sold the insurance operations of our FFG division to The Hartford and in 2000 we sold our Long Term Care ("LTC") division to John Hancock Life Insurance Company ("John Hancock"), now a subsidiary of Manulife Financial Corporation. Most of the general account assets backing reserves coinsured under these sales are held in trusts or separate accounts. However, if the reinsurers became insolvent, we would be exposed to the risk that the assets in the trust and for the separate accounts would be insufficient to support the liabilities that would revert to us.



Similarly, we are also dependent on the financial condition of our reinsurers as it affects their ability to fund the trusts. A.M. Best recently placed a negative outlook on the issuer credit ratings and financial strength ratings of each of The Hartford and John Hancock.

46                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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We also have the risk of becoming responsible for administering these businesses in the event of reinsurer insolvency. We do not currently have the administrative systems and capabilities to process this business. Accordingly, we would need to obtain those capabilities in the event of an insolvency of one or more of the reinsurers of these businesses. We might be forced to obtain such capabilities on unfavorable terms with a resulting material adverse effect on our results of operations and financial condition.



- RISKS RELATED TO LITIGATION AND REGULATORY ACTIONS. From time to time we may be involved in various regulatory investigations and examinations relating to our insurance and other related business operations. We are subject to comprehensive regulation and oversight by insurance departments in jurisdictions in which we do business. These insurance departments have broad administrative powers with respect to all aspects of the insurance business and, in particular, monitor the manner in which an insurance company offers, sells and administers its products. Therefore, we may from time to time be subject to a variety of legal and regulatory actions relating to our current and past business operations and practices.



The prevalence and outcomes of any such actions cannot be predicted, and no assurances can be given that such actions or any litigation would not materially adversely affect our results of operations and financial condition. In addition, if we were to experience difficulties with our relationship with a regulatory body in a given jurisdiction, it could have a material adverse effect on our ability to do business in that jurisdiction.



One particular area of focus which has affected our parent, Assurant, has been the accounting treatment for finite reinsurance or other non-traditional or loss mitigation insurance products. For specific details, please see the Risk Factor entitled "OUR BUSINESS IS SUBJECT TO RISKS RELATED TO LITIGATION AND REGULATORY ACTIONS" in our parent's Annual Report on Form 10-K, which we incorporate by reference herein. Some state regulators have made routine inquiries to some of Assurant's insurers regarding finite reinsurance. We depend on our parent, Assurant, for certain administrative, strategic and operational support. We cannot predict at this time the effect that current litigation, investigations and regulatory activity will have on Assurant or our business, but any adverse outcome could have a material adverse affect on our business, results of operations or financial condition.



For additional risks that relate to our business and additional detail on the risks outlined above, we incorporate by reference the Risk Factors in Assurant's Annual Report on Form 10-K filed with the SEC and available on Assurant's website at www.assurant.com.



ITEM 1B.  UNRESOLVED STAFF COMMENTS



None.



ITEM 2.  PROPERTIES



We lease office space in Fayetteville, New York that serves as our headquarters. We also lease office space in New York City that serves as our sales office. We believe that our leased properties are adequate for our current business operations.



ITEM 3.  LEGAL PROCEEDINGS



The Company is involved in litigation in the ordinary course of business, both as a defendant and as a plaintiff. We may from time to time be subject to a variety of legal and regulatory actions relating to our current and past business operations. While the Company cannot predict the outcome of any pending or future litigation, examination or investigation and although no assurances can be given, the Company does not believe that any pending matter will have a material adverse effect on our financial condition or results of operations.



ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS



Not required under reduced disclosure format.



                                    PART II



ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES



There is no public trading market for our common stock. As of February 17, 2009, we had 100,000 shares of common stock outstanding, all of which are owned directly by Assurant. We have no equity compensation plan. We paid $4,303, $12,000, and $10,000 in dividends to our stockholder in 2008, 2007 and 2006, respectively.



ITEM 6.  SELECTED FINANCIAL DATA



Not required under reduced disclosure format.



ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION



The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and accompanying notes which appear elsewhere in this report. It contains forward-looking statements that involve risks and uncertainties. Please see "Forward-Looking Statements" and "Risk Factors" for more information. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed elsewhere in this report, particularly under the headings "Item 1A-Risk Factors" and "Forward-Looking Statements".

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                         47

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The table below presents information regarding our results of operations:



                                                                                    FOR THE YEARS ENDED
                                                                                        DECEMBER 31,
                                                                                    2008           2007
---------------------------------------------------------------------------------------------------------------
REVENUES:
Net earned premiums and other considerations (2)                                   $64,853         $60,212
Net investment income                                                                8,810           9,096
Net realized losses on investments                                                  (6,073)           (873)
Amortization of deferred gains on disposal of businesses                               744             842
Fees and other income                                                                   80              70
                                                                                  --------       ---------
Total revenues                                                                      68,414          69,347
                                                                                  --------       ---------
BENEFITS, LOSSES AND EXPENSES:
Policyholder benefits (2)                                                           39,627          40,690
Selling, underwriting and general expenses (1)                                      18,590          17,040
                                                                                  --------       ---------
Total benefits, losses and expenses                                                 58,217          57,730
                                                                                  --------       ---------
INCOME BEFORE PROVISION FOR INCOME TAXES                                            10,197          11,617
Provision for income taxes                                                           3,815           3,957
                                                                                  --------       ---------
NET INCOME                                                                          $6,382          $7,660
---------------------------------------------------------------------------------------------------------------



(1) Includes amortization of deferred acquisition costs ("DAC") and underwriting, general and administrative expenses.



(2) Includes single premium on closed blocks of group disability business. For closed blocks of business we receive a single, upfront premium and in turn we record a virtually equal amount of claim reserves. We then manage the claims using our claim management practices.



The following discussion provides a general overall analysis of the consolidated results for the twelve months ended December 31, 2008 ("Twelve Months 2008") and twelve months ended December 31, 2007 ("Twelve Months 2007"). Please see the discussion that follows for a more detailed analysis of the fluctuations.



YEAR ENDED DECEMBER 31, 2008 COMPARED TO THE YEAR ENDED DECEMBER 31, 2007



NET INCOME



Net income decreased $1,278, or 17%, to $6,382 for Twelve Months 2008 from $7,660 for Twelve Months 2007. The decrease in net income was primarily due to an increase in net realized losses on investments driven by the write-down of other-than-temporary impairments of $3,311 (after-tax) in 2008 compared to $417 (after-tax) in 2007. This was partially offset by favorable experience in the disability business in 2008 compared to 2007.



TOTAL REVENUES



Total revenues decreased $933, or 1%, to $68,414 for Twelve Months 2008 from $69,347 for Twelve Months 2007. This decrease was primarily due to the write-down of other-than-temporary impairments in our investment portfolio of $5,094 in 2008 compared to $641 in 2007 and the continued decline of our domestic credit business. This was partially offset by an increase in assumed single premiums on closed blocks of business, net of reinsurance, to $9,250 in 2008 from $4,059 in 2007.



TOTAL BENEFITS, LOSSES AND EXPENSES



Total benefits, losses and expenses increased $487, or 1%, to $58,217 for Twelve Months 2008 from $57,730 for Twelve Months 2007. This increase was primarily due to assumed single premiums on closed blocks of business, net of reinsurance, as $9,250 was recorded in 2008 compared to $4,059 in 2007, and a $900 fine from the New York Department of Insurance related to a recent financial and market conduct exam. This was partially offset by favorable experience in the disability business in 2008 compared to 2007.



INCOME TAXES



Income taxes decreased $142, or 4%, to $3,815 for Twelve Months 2008 from $3,957 for Twelve Months 2007. The change in income taxes was not proportionate to pretax income primarily due a permanent tax difference related to a fine assessed by the New York Department of Insurance related to a recent financial and market conduct exam and a valuation allowance against deferred tax assets, which is primarily attributable to capital losses resulting from dispositions of investments.



ITEM 7A.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK



As a provider of insurance products, effective risk management is fundamental to our ability to protect both our customers' and our stockholder's interests. We are exposed to potential loss from various market risks, in particular interest rate risk, credit risk and inflation risk.



Interest rate risk is the possibility that the fair value of liabilities will change more or less than the market value of investments in response to changes in interest rates, including changes in the

48                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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slope or shape of the yield curve and changes in spreads due to credit risks and other factors.



Credit risk is the possibility that counterparties may not be able to meet payment obligations when they become due. We assume counterparty credit risk in many forms. A counterparty is any person or entity from which cash or other forms of consideration are expected to extinguish a liability or obligation to us. Primarily, our credit risk exposure is concentrated in our fixed income securities portfolio and, to a lesser extent, in our reinsurance recoverables.



Inflation risk is the possibility that a change in domestic price levels produces an adverse effect on earnings. This typically happens when only one of invested assets or liabilities is indexed to inflation.



INTEREST RATE RISK



Interest rate risk arises as we invest substantial funds in interest-sensitive fixed income assets, such as fixed maturity investments, mortgage-backed and asset-backed securities and commercial mortgage loans. There are two forms of interest rate risk -- price risk and reinvestment risk. Price risk occurs when fluctuations in interest rates have a direct impact on the market valuation of these investments. As interest rates rise, the market value of these investments falls, and conversely, as interest rates fall, the market value of these investments rises. Reinvestment risk occurs when fluctuations in interest rates have a direct impact on expected cash flows from mortgage-backed and asset-backed securities. As interest rates fall, an increase in prepayments on these assets results in earlier than expected receipt of cash flows forcing us to reinvest the proceeds in an unfavorable lower interest rate environment. Conversely as interest rates rise, a decrease in prepayments on these assets results in later than expected receipt of cash flows forcing us to forgo reinvesting in a favorable higher interest rate environment. As of December 31, 2008, we held $91,618 of fixed maturity securities at fair market value and $28,396 of commercial mortgages at amortized cost for a combined total of 89% of total invested assets. As of December 31, 2007, we held $104,156 of fixed maturity securities at fair market value and $30,746 of commercial mortgages at amortized cost for a combined total of 93% of total invested assets.



We expect to manage interest rate risk by selecting investments with characteristics such as duration, yield, currency and liquidity tailored to the anticipated cash outflow characteristics of our insurance and reinsurance liabilities.



Our group long term disability reserves are also sensitive to interest rates. Group long-term disability and group term life waiver of premium reserves are discounted to the valuation date at the valuation interest rate. The valuation interest rate is determined by taking into consideration actual and expected earned rates on our asset portfolio.



The interest rate sensitivity relating to price risk of our fixed maturity security assets is assessed using hypothetical scenarios that assume several positive and negative parallel shifts of the yield curves. We have assumed that the United States and Canadian yield curve shifts are of equal direction and magnitude. The individual securities are repriced under each scenario using a valuation model. For investments such as callable bonds and mortgage-backed and asset-backed securities, a prepayment model was used in conjunction with a valuation model. Our actual experience may differ from the results noted below particularly due to assumptions utilized or if events occur that were not included in the methodology. The following table summarizes the results of this analysis for bonds, mortgage-backed and asset-backed securities held in our investment portfolio:



                        INTEREST RATE MOVEMENT ANALYSIS
       OF MARKET VALUE OF FIXED MATURITY SECURITIES INVESTMENT PORTFOLIO
                            AS OF DECEMBER 31, 2008



                                                       -100            -50             0              50              100
---------------------------------------------------------------------------------------------------------------------------------
Total market value                                     $97,532        $94,553        $91,618         $88,801         $86,076
% Change in market value from base case                   6.45%          3.20%            --%          -3.08%          -6.05%
$ Change in market value from base case                 $5,914         $2,935           $ --         $-2,817         $-5,542



CREDIT RISK



We have exposure to credit risk primarily from our customers, as a holder of fixed income securities and by entering into reinsurance cessions.



Our risk management strategy and investment policy is to invest in debt instruments of high credit quality issuers and to limit the amount of credit exposure with respect to any one issuer. We attempt to limit our credit exposure by imposing fixed maturity portfolio limits on individual issuers based upon credit quality. Currently our portfolio limits are 1.5% for issuers rated AA-and above, 1% for issuers rated A- to A+, 0.75% for issuers rated BBB- to BBB+ and 0.38% for issuers rated BB- to BB+. These portfolio limits are further reduced for certain issuers with whom we have credit exposure on reinsurance agreements. We use the lower of Moody's or Standard & Poor's ratings to determine an issuer's rating.



We are also exposed to the credit risk of our reinsurers. When we reinsure, we are still liable to our insureds regardless of whether we get reimbursed by our reinsurer. As part of our overall risk and capacity management strategy, we purchase reinsurance for certain risks that we underwrite.



For at least 50% of our $109,131 of reinsurance recoverables at December 31, 2008, we are protected from the credit risk by using various types of risk mitigation mechanisms such as trusts, letters of credit or by withholding the assets in a modified coinsurance or co-funds-withheld arrangement. For example, reserves of $59,063 as of December 31, 2008 relating

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                         49

-------------------------------------------------------------------------------


to a large coinsurance arrangement with John Hancock related to a sale of business are held in trusts. If the value of the assets in these trusts falls below the value of the associated liabilities, John Hancock, as the case may be, will be required to put more assets in the trusts. We may be dependent on the financial condition of John Hancock. A.M. Best recently placed a negative outlook on the issuer credit and financial strength ratings of John Hancock. For recoverables that are not protected by these mechanisms, we are dependent solely on the credit of the reinsurer. Occasionally, the credit worthiness of the reinsurer becomes questionable. See "Item 1A -- Risk Factors -- Reinsurers' Failure to Fulfill Obligations" for further information. A majority of our reinsurance exposure has been ceded to companies rated A- or better by A.M. Best.



INFLATION RISK



Inflation risk arises as we invest substantial funds in nominal assets which are not indexed to the level of inflation, whereas the underlying liabilities are indexed to the level of inflation. We have inflation risk in our individual and small employer group health insurance businesses to the extent that medical costs increase with inflation and we have not been able to increase premiums to keep pace with inflation.

50                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

-------------------------------------------------------------------------------

TABLE OF CONTENTS TO STATEMENT OF ADDITIONAL INFORMATION

GENERAL INFORMATION
  Safekeeping of Assets
  Experts
  Independent Registered Public Accounting Firm
  Non-Participating
  Misstatement of Age or Sex
  Principal Underwriter
PERFORMANCE RELATED INFORMATION
  Total Return for all Sub-Accounts
  Yield for Sub-Accounts
  Money Market Sub-Accounts
  Additional Materials
  Performance Comparisons
FINANCIAL STATEMENTS

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                         51

-------------------------------------------------------------------------------

APPENDIX I -- SAMPLE MARKET VALUE ADJUSTMENT CALCULATIONS

We will determine the Market Value Adjustment by multiplying the General Account value that is withdrawn or transferred from the existing Guarantee Period (after deduction of any applicable surrender charge) by the following factor:

               [(1 + I)/(1 + J + .0025)] TO THE POWER OF N/12 - 1

where,

- I is the guaranteed interest rate we credit to the general account value that is withdrawn or transferred from the existing Guarantee Period.

- J is the guaranteed interest rate we are then offering for new Guarantee Periods with durations equal to the number of years remaining in the existing Guarantee Period (rounded up to the next higher number of years).

- N is the number of months remaining in the existing Guarantee Period (rounded up to the next higher number of months).

SAMPLE CALCULATION 1: POSITIVE ADJUSTMENT

  Amount withdrawn or transferred                                       $10,000
  Existing Guarantee Period                                             7 Years
  Time of withdrawal or transfer                                        Beginning of 3rd year of Existing Guarantee Period
  Guaranteed Interest Rate (I)                                          8%*
  Guaranteed Interest Rate for new 5-year guarantee (J)                 7%*
  Remaining Guarantee Period (N)                                        60 months
Market Value Adjustment:                                            =   $10,000 x [[(1 + .08)/(1 + .07 + .0025)]TO THE POWER OF
                                                                        60/12 -1]
                                                                    =   $354.57

Amount transferred or withdrawn (adjusted for Market Value Adjustment):
$10,354.57

SAMPLE CALCULATION 2: NEGATIVE ADJUSTMENT

  Amount withdrawn or transferred                                       $10,000
  Existing Guarantee Period                                             7 Years
  Time of withdrawal or transfer                                        Beginning of 3rd year of Existing Guarantee Period
  Guaranteed Interest Rate (I)                                          8%*
  Guaranteed Interest Rate for new 5-year guarantee (J)                 9%*
  Remaining Guarantee Period (N)                                        60 months
Market Value Adjustment:                                            =   $10,000 x [[(1 + .08)/(1 + .09 + .0025)]TO THE POWER OF
                                                                        60/12 -1]
                                                                    =   -$559.14

Amount transferred or withdrawn (adjusted for Market Value Adjustment):
$9,440.86

SAMPLE CALCULATION 3: NEGATIVE ADJUSTMENT

  Amount withdrawn or transferred                                       $10,000
  Existing Guarantee Period                                             7 Years
  Time of withdrawal or transfer                                        Beginning of 3rd year of Existing Guarantee Period
  Guaranteed Interest Rate (I)                                          8%*
  Guaranteed Interest Rate for new 5-year guarantee (J)                 7.75%*
  Remaining Guarantee Period (N)                                        60 months
Market Value Adjustment:                                            =   $10,000 x [[(1 + .08)/(1 + .0775 + .0025)]TO THE POWER OF
                                                                        60/12 -1]
                                                                    =   0

Amount transferred or withdrawn (adjusted for Market Value Adjustment): $10,000

52                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

-------------------------------------------------------------------------------

SAMPLE CALCULATION 4: NEUTRAL ADJUSTMENT

  Amount withdrawn or transferred:                                     $10,000
  Existing Guarantee Period:                                           7 years
  Time of withdrawal or transfer                                       Beginning of 3rd year of Existing Guarantee Period
  Guaranteed Interest Rate (I)                                         8%*
  Guaranteed Interest Rate for new 5 year guarantee (J)                8%*
  Remaining Guarantee Period (N)                                       60 months
Market Value Adjustment                                            =   $10,000 x [[(1 + .08)/(1 + .08 + .0025)]TO THE POWER OF 60/12
                                                                       -1]
                                                                   =   -$114.94

Amount transferred or withdrawn (adjusted for Market Value Adjustment): $
9,885.06

*   Assumed for illustrative purposes only.

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                         53

-------------------------------------------------------------------------------

APPENDIX II -- INVESTMENTS BY UNION SECURITY

Fortis' legal obligations with respect to the Guarantee Periods are supported by our general account assets. These general account assets also support our obligations under other insurance and annuity contracts. Investments purchased with amounts allocated to the Guarantee Periods are the property of Union Security, and you have no legal rights in such investments. Subject to applicable law, we have sole discretion over the investment of assets in our general account. Neither our general account nor the Guarantee Periods are subject to registration under the Investment Company Act of 1940.

We will invest amounts in our general account in compliance with applicable state insurance laws and regulations concerning the nature and quality of investments for the general account. Within specified limits and subject to certain standards and limitations, these laws generally permit investment in:

-   federal, state and municipal obligations,

-   preferred and common stocks,

-   corporate bonds,

-   real estate mortgages and mortgage backed securities,

-   real estate, and

-   certain other investments, including various derivative investments.

See the Financial Statements for information on our investments.

When we establish guaranteed interest rates, we will consider the available return on the instruments in which we invest amounts allocated to the general account. However, this return is only one of many factors we consider when we establish the guaranteed interest rates. See "Guarantee Periods."

Generally, we expect to invest amounts allocated to the Guarantee Periods in debt instruments. We expect that these debt instruments will approximately match our liabilities with regard to the Guarantee Periods. We also expect that these debt instruments will primarily include:

(1) securities issued by the United States Government or its agencies or instrumentalities. These securities may or may not be guaranteed by the United States Government;

(2) debt securities that, at the time of purchase, have an investment grade within the four highest grades assigned by Moody's Investors Services, Inc. ("Moody's"), Standard & Poor's Corporation ("Standard & Poor's"), or any other nationally recognized rating service. Moody's four highest grades are: Aaa, Aa, A, and Baa. Standard & Poor's four highest grades are: AAA, AA, A, and BBB;

(3) other debt instruments including, but not limited to, issues of, or guaranteed by, banks or bank holding companies and corporations. Although not rated by Moody's or Standard & Poor's, we deem these obligations to have an investment quality comparable to securities that may be purchased as stated above;

(4) other evidences of indebtedness secured by mortgages or deeds of trust representing liens upon real estate.

Except as required by applicable state insurance laws and regulations, we are not obligated to invest amounts allocated to the general account according to any particular strategy.

The Contracts are reinsured by Hartford Life Insurance Company. As part of this reinsurance arrangement, the assets supporting the General Account under the Contracts are held by Union Security; however, these assets are managed by Hartford Investment Management Company ("HIMCO"), an affiliate of Hartford Life and Annuity Insurance Company. HIMCO generally invests those assets as described above for the Contract General Account related investments of Union Security.

To obtain a Statement of Additional Information, please complete the form below and mail to:


     Union Security Life Insurance Company of New York
     c/o Hartford Life Insurance Company
     P.O. Box 5085
     Hartford, Connecticut 06102-5085


Please send a Statement of Additional Information for TD Waterhouse Variable Annuity to me at the following address:

----------------------------------------------------------------
                              Name
----------------------------------------------------------------
                            Address
----------------------------------------------------------------
     City/State                                   Zip Code

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

2008 ANNUAL REPORT

For the fiscal year ended December 31, 2008 with Report of Independent Registered Public Accounting Firm

               UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK
                              FINANCIAL STATEMENTS
                               DECEMBER 31, 2008

                                    CONTENTS

Report of Independent Registered Public Accounting Firm                      F-2
Balance Sheets                                                               F-3
Statements of Operations                                                     F-4
Statements of Changes in Shareholder's Equity                                F-5
Statements of Cash Flows                                                     F-6
Notes to Financial Statements                                                F-7

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of Union Security Life Insurance Company of New York:

In our opinion, the accompanying balance sheets and the related statements of operations, changes in stockholder's equity and cash flows present fairly, in all material respects, the financial position of Union Security Life Insurance Company of New York (the "Company"), a direct wholly-owned subsidiary of Assurant, Inc. at December 31, 2008 and 2007, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with standards of the Public Company Accounting Oversight Board (United States), which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

New York, New York
March 3, 2009

            Union Security Life Insurance CF-3

                               OMPANY OF NEW YORK
                                 BALANCE SHEETS
                         AT DECEMBER 31, 2008 AND 2007

                                                                  DECEMBER 31,
                                                                      2008                    DECEMBER 31,
                                                                                                  2007
                                                                          (IN THOUSANDS EXCEPT PER
                                                                          SHARE AND SHARE AMOUNTS)
---------------------------------------------------------------------------------------------------------------
ASSETS
 Investments:
 Fixed maturities available for sale, at fair value
  (amortized cost -- $96,386 in 2008 and $101,129 in 2007)             $91,618                    $104,156
 Equity securities available for sale, at fair value (cost
  -- $8,483 in 2008 and $8,940 in 2007)                                  6,636                       7,811
 Commercial mortgage loans on real estate, at amortized cost            28,396                      30,746
 Policy loans                                                               73                         104
 Short-term investments                                                  6,870                         588
 Other investments                                                       1,829                       2,191
                                                                   -----------                 -----------
                                           TOTAL INVESTMENTS           135,422                     145,596
                                                                   -----------                 -----------
 Cash and cash equivalents                                              11,319                       4,016
 Premiums and accounts receivable, net                                   2,962                       3,373
 Reinsurance recoverables                                              109,131                     106,821
 Accrued investment income                                               1,516                       1,546
 Tax receivable                                                             65                       2,671
 Deferred acquisition costs                                                923                       1,037
 Deferred income taxes, net                                              4,778                       1,055
 Goodwill                                                                2,038                       2,038
 Other assets                                                              108                          84
 Assets held in separate accounts                                       13,145                      20,331
                                                                   -----------                 -----------
                                                TOTAL ASSETS          $281,407                    $288,568
                                                                   -----------                 -----------
LIABILITIES
 Future policy benefits and expenses                                   $52,837                     $47,004
 Unearned premiums                                                       9,791                       9,722
 Claims and benefits payable                                           141,692                     142,595
 Commissions payable                                                     4,682                       4,425
 Reinsurance balances payable                                              714                       1,361
 Funds held under reinsurance                                               68                          75
 Deferred gains on disposal of businesses                                3,668                       4,412
 Accounts payable and other liabilities                                  4,715                       5,068
 Due to affiliates                                                         406                         432
 Liabilities related to separate accounts                               13,145                      20,331
                                                                   -----------                 -----------
                                           TOTAL LIABILITIES           231,718                     235,425
                                                                   -----------                 -----------
COMMITMENTS AND CONTINGENCIES (NOTE 16)
STOCKHOLDER'S EQUITY
 Common stock, par value $20 per share, 100,000 shares
  authorized, issued, and outstanding                                    2,000                       2,000
 Additional paid-in capital                                             43,006                      43,006
 Retained earnings                                                       8,982                       6,903
 Accumulated other comprehensive (loss) income                          (4,299)                      1,234
                                                                   -----------                 -----------
                                  TOTAL STOCKHOLDER'S EQUITY            49,689                      53,143
                                                                   -----------                 -----------
                  TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY          $281,407                    $288,568
                                                                   -----------                 -----------

             SEE THE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

               UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK
                            STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

                                                                             YEARS ENDED
                                                                            DECEMBER 31,
                                                                2008            2007            2006
                                                                           (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------
REVENUES
 Net earned premiums and other considerations                   $64,853         $60,212         $61,338
 Net investment income                                            8,810           9,096           9,175
 Net realized losses on investments                              (6,073)           (873)           (173)
 Amortization of deferred gains on disposal of businesses           744             842             200
 Fees and other income                                               80              70              47
                                                              ---------       ---------       ---------
                                              TOTAL REVENUES     68,414          69,347          70,587
                                                              ---------       ---------       ---------
BENEFITS, LOSSES AND EXPENSES
 Policyholder benefits                                           39,627          40,690          32,284
 Amortization of deferred acquisition costs                       1,444           1,432           1,084
 Underwriting, general and administrative expenses               17,146          15,608          16,697
                                                              ---------       ---------       ---------
                         TOTAL BENEFITS, LOSSES AND EXPENSES     58,217          57,730          50,065
                                                              ---------       ---------       ---------
 Income before provision for income taxes                        10,197          11,617          20,522
 Provision for income taxes                                       3,815           3,957           7,081
                                                              ---------       ---------       ---------
                                                  NET INCOME     $6,382          $7,660         $13,441
                                                              ---------       ---------       ---------

             SEE THE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

               UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK
                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                  YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

                                                                                                ACCUMULATED
                                                                                                   OTHER
                                                           ADDITIONAL                          COMPREHENSIVE
                                       COMMON                PAID-IN                           INCOME (LOSS)
                                        STOCK                CAPITAL           RETAINED
                                                                               EARNINGS                               TOTAL
                                                                         (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------------
Balance, January 1, 2006                $2,000                $43,006             $7,948            $3,489            $56,443
Dividends                                   --                     --            (10,000)               --            (10,000)
Comprehensive income:
 Net income                                 --                     --             13,441                --             13,441
Other comprehensive loss:
 Net change in unrealized gains
  on securities, net of taxes               --                     --                 --            (1,135)            (1,135)
                                                                                                                    ---------
 Total comprehensive income                                                                                            12,306
                                       -------              ---------          ---------          --------          ---------
       BALANCE, DECEMBER 31, 2006        2,000                 43,006             11,389             2,354             58,749
Dividends                                   --                     --            (12,000)               --            (12,000)
Cumulative effect of change in
 accounting principle                                                               (146)                                (146)
Comprehensive income:
 Net income                                 --                     --              7,660                --              7,660
Other comprehensive loss:
 Net change in unrealized gains
  on securities, net of taxes               --                     --                 --            (1,120)            (1,120)
                                                                                                                    ---------
 Total comprehensive income                                                                                             6,540
                                       -------              ---------          ---------          --------          ---------
       BALANCE, DECEMBER 31, 2007        2,000                 43,006              6,903             1,234             53,143
Dividends                                   --                     --             (4,303)               --             (4,303)
Comprehensive income:
 Net income                                 --                     --              6,382                --              6,382
Other comprehensive loss:
 Net change in unrealized gains
  on securities, net of taxes               --                     --                 --            (5,533)            (5,533)
                                                                                                                    ---------
 Total comprehensive income                                                                                               849
                                       -------              ---------          ---------          --------          ---------
       BALANCE, DECEMBER 31, 2008       $2,000                $43,006             $8,982           $(4,299)           $49,689
                                       -------              ---------          ---------          --------          ---------

             SEE THE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

               UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK
                            STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

                                                                      YEARS ENDED DECEMBER 31,
                                                                2008            2007            2006
                                                                           (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
 Net income                                                      $6,382          $7,660         $13,441
 Adjustments to reconcile net income to net cash provided by operating activities:
 Change in reinsurance recoverables                              (2,310)         (5,538)         (6,623)
 Change in premiums and accounts receivable                         409              12             303
 Change in deferred acquisition costs                               114             (74)            249
 Change in accrued investment income                                 30              35              24
 Change in insurance policy reserves and expenses                 4,999           9,081           5,294
 Change in accounts payable and other liabilities                   151          (1,113)          2,880
 Change in commissions payable                                      257            (209)            171
 Change in reinsurance balances payable                            (647)            847          (2,082)
 Change in funds held under reinsurance                              (7)             (1)             (7)
 Amortization of deferred gains on disposal of businesses          (744)           (842)           (200)
 Change in income taxes                                           1,862            (286)            (25)
 Net realized losses on investments                               6,073             873             173
 Other                                                              (13)            (58)            135
                                                              ---------       ---------       ---------
                   NET CASH PROVIDED BY OPERATING ACTIVITIES     16,556          10,387          13,733
                                                              ---------       ---------       ---------
INVESTING ACTIVITIES
 Sales of:
 Fixed maturities available for sale                             19,499          19,739          12,994
 Equity securities available for sale                             2,921           3,081           3,812
 Maturities, prepayments, and scheduled redemption of:
 Fixed maturities available for sale                              5,886           6,289           8,635
 Purchase of:
 Fixed maturities available for sale                            (24,454)        (19,089)        (15,827)
 Equity securities available for sale                            (5,263)         (3,093)         (4,342)
 Change in commercial mortgage loans on real estate               2,350          (9,060)         (7,690)
 Change in short-term investments                                (6,282)          1,813             940
 Change in other invested assets                                    362             333             504
 Change in policy loans                                              31              16             (22)
                                                              ---------       ---------       ---------
         NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES     (4,950)             29            (996)
                                                              ---------       ---------       ---------
FINANCING ACTIVITIES
 Dividends paid                                                  (4,303)        (12,000)        (10,000)
                                                              ---------       ---------       ---------
                       NET CASH USED IN FINANCING ACTIVITIES     (4,303)        (12,000)        (10,000)
                                                              ---------       ---------       ---------
 Change in cash and cash equivalents                              7,303          (1,584)          2,737
 Cash and cash equivalents at beginning of year                   4,016           5,600           2,863
                                                              ---------       ---------       ---------
 Cash and cash equivalents at end of year                       $11,319          $4,016          $5,600
                                                              ---------       ---------       ---------
Supplemental information:
 Income taxes paid, net of refunds                               $1,952          $4,243          $7,107

             SEE THE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008, 2007 AND 2006
(IN THOUSANDS EXCEPT SHARE DATA)

--------------------------------------------------------------------------------

1. NATURE OF OPERATIONS

Union Security Life Insurance Company of New York (the "Company") is a provider of life insurance products including group disability insurance, group dental insurance, group life insurance and credit insurance. The Company is a wholly-owned subsidiary of Assurant, Inc. (the "Parent"). The Parent's common stock is traded on the New York Stock Exchange under the symbol AIZ.

The Company is domiciled in New York and is qualified to sell life, health and annuity insurance in the state of New York.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Amounts are presented in United States of America ("U.S.") dollars and all amounts are in thousands, except for number of shares.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities. The items on the Company's balance sheet affected by the use of estimates include, but are not limited to, investments, premiums and accounts receivable, reinsurance recoverables, deferred acquisition costs ("DAC"), deferred income taxes and associated valuation allowances, goodwill, future policy benefits and expenses, unearned premiums, claims and benefits payable, deferred gain on disposal of businesses, and commitments and contingencies. The estimates are sensitive to market conditions, investment yields, mortality, morbidity, commissions and other acquisition expenses, policyholder behavior and other factors. Actual results could differ from the estimates reported. The Company believes the amounts reported are reasonable and adequate.

COMPREHENSIVE (LOSS) INCOME

Comprehensive (loss) income is comprised of net income and net unrealized gains and losses on securities classified as available for sale, less deferred income taxes.

RECLASSIFICATIONS

Certain prior period amounts have been reclassified to conform to the 2008 presentation.

REVENUE RECOGNITION

The Company recognizes revenue when realized or realizable and earned. Revenue generally is realized or realizable and earned when persuasive evidence of an arrangement exists, services have been rendered, the price is fixed or determinable and collectibility is reasonably assured.

FAIR VALUE

The Company uses an exit price for its fair value measurements. An exit price is defined as the amount received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In measuring fair value, the Company gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.

INVESTMENTS

Fixed maturity and equity securities are classified as available-for-sale, as defined in Statement of Financial Accounting Standards ("FAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities ("FAS 115"), and reported at fair value. If the fair value is higher than the amortized cost for fixed maturity securities or the purchase cost for equity securities, the excess is an unrealized gain; and, if lower than cost, the difference is an unrealized loss. The net unrealized gains and losses, less deferred income taxes, are included in accumulated other comprehensive (loss) income.

Commercial mortgage loans on real estate are reported at unpaid balances, adjusted for amortization of premium or discount, less allowance for losses. The allowance is based on management's analysis of factors including actual loan loss experience, specific events based on geographical, political or economic conditions, industry experience and individually impaired loan loss analysis. A loan is considered individually impaired when it becomes probable the Company will be unable to collect all amounts due, including principal and interest. Changes in the allowance for loan losses are recorded in net realized (losses) gains on investments.

Policy loans are reported at unpaid principal balances, which do not exceed the cash surrender value of the underlying policies.

Short-term investments include all investment cash and short maturity investments. These amounts are reported at cost, which approximates fair value.

Other investments consist primarily of investments in certified capital companies ("CAPCOs"). The Company's CAPCOs consist of debt instruments that are recorded at amortized cost, which approximates fair value.

The Company monitors its investment portfolio to identify investments that may be other than temporarily impaired. In addition, securities whose market price is equal to 80% or less of their original purchase price or which had a discrete credit event resulting in the debtor defaulting or seeking bankruptcy protection are added to a potential write-down list, which is discussed at quarterly meetings attended by members of the Company's investment, accounting and finance departments. Any security whose price decrease is deemed other-than-temporary is written down to its then current market level with the amount of the write-down reported as a realized loss in that period. Assessment factors include, but are not limited to, the length of time and the extent to which the market value has been less than cost, the financial condition and rating of the issuer, whether any collateral is held and the intent and ability of the Company to retain the investment for a period of time sufficient to allow for recovery. Realized gains and losses on sales of investments are recognized on the specific identification basis.

Investment income is recorded as earned net of investment expenses. The interest method is used to recognize interest income on commercial mortgage loans.

The Company anticipates prepayments of principal in the calculation of the effective yield for mortgage-backed securities and structured securities. The retrospective method is used to adjust the effective yield.

CASH AND CASH EQUIVALENTS

The Company considers cash on hand, all operating cash and working capital cash to be cash equivalents. These amounts are carried principally at cost, which approximates fair value. Cash balances are reviewed at the end of each reporting period to determine if negative cash balances exist. If negative cash balances do exist, the cash accounts are netted with other positive cash accounts of the same bank providing the right of offset exists between the accounts. If the right of offset does not exist, the negative cash balances are reclassified to accounts payable.

RECEIVABLES

The Company records a receivable when revenue has been recognized but the cash has not been collected. The Company maintains an allowance for doubtful accounts for probable losses resulting from the inability to collect payments.

REINSURANCE

Reinsurance recoverables include amounts related to paid benefits and estimated amounts related to unpaid policy and contract claims, future policyholder benefits and policyholder contract deposits. The cost of reinsurance is recognized over the terms of the underlying reinsured policies using assumptions consistent with those used to account for the policies. Amounts recoverable from reinsurers are estimated in a manner consistent with claim and claim adjustment expense reserves or future policy benefits reserves and are reported in the Company's balance sheets. The cost of reinsurance related to long-duration contracts is recognized over the life of the underlying reinsured policies. The ceding of insurance does not discharge the Company's primary liability to insureds. An allowance for doubtful accounts is recorded, if necessary, on the basis of periodic evaluations of balances due from reinsurers, reinsurer solvency, management's experience and current economic conditions.

Reinsurance balances payable include amounts related to ceded premiums and estimated amounts related to assumed paid or incurred losses, which are reported based upon ceding entities' estimations.

Funds held under reinsurance represent amounts contractually held from assuming companies in accordance with reinsurance agreements.

Reinsurance premiums assumed are calculated based upon payments received from ceding companies together with accrual estimates, which are based on both payments received and in force policy information received from ceding companies. Any subsequent differences arising on such estimates are recorded in the period in which they are determined.

INCOME TAXES

The Company reports its taxable income in a consolidated federal income tax return along with other affiliated subsidiaries of the Parent. Income tax expense or credit is allocated among the affiliated subsidiaries by applying corporate income tax rates to taxable income or loss determined on a separate return basis according to a tax allocation agreement.

Current federal income taxes are charged to operations based upon amounts estimated to be payable or recoverable as a result of taxable operations for the current year. Deferred income taxes are recorded for temporary differences between the financial reporting basis and income tax basis of assets and liabilities, based on enacted tax laws and statutory tax rates applicable to the periods in which we expect the temporary differences to reverse. A valuation allowance is established for deferred tax assets when it is more likely than not that an amount will not be realized.

The Company classifies net interest expense related to income tax matters and any applicable penalties as a component of income tax expense.

DEFERRED ACQUISITION COSTS

The costs of acquiring new business that vary with and are primarily related to the production of new business are deferred to the extent that such costs are deemed recoverable from future premiums or gross profits. Acquisition costs primarily consist of commissions, policy issuance expenses, premium taxes and certain direct marketing expenses.

Premium deficiency testing is performed annually and generally reviewed quarterly. Such testing involves the use of best estimate assumptions including the anticipation of interest income to determine if anticipated future policy premiums are adequate to recover all DAC and related claims, benefits and expenses. To the extent a premium deficiency exists, it is recognized immediately by a charge to the statement of operations and a corresponding reduction in DAC. If the premium deficiency is greater than unamortized DAC, a liability will be accrued for the excess deficiency.

Long Duration Contracts

Acquisition costs on the Fortis Financial Group ("FFG") and Long-Term Care ("LTC") disposed businesses were written off when the businesses were sold.

Short Duration Contracts

Acquisition costs relating to monthly pay credit insurance business consist mainly of direct marketing costs and are deferred and amortized over the estimated average terms and balances of the underlying contracts.

Acquisition costs relating to group term life, group disability and group dental consist primarily of compensation to sales representatives. These acquisition costs are front-end loaded; thus, they are deferred and amortized over the estimated terms of the underlying contracts.

PROPERTY AND EQUIPMENT

Property and equipment are reported at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over estimated useful lives with a maximum of 7 years for furniture and a maximum of 5 years for equipment. Expenditures for maintenance and repairs are charged to income as incurred. Expenditures for improvements are capitalized and depreciated over the remaining useful life of the asset.

Property and equipment also includes capitalized software costs, which represent costs directly related to obtaining, developing or upgrading internal use software. Such costs are capitalized and amortized using the straight-line method over their estimated useful lives.

GOODWILL

Goodwill represents the excess of acquisition costs over the net fair value of identifiable assets acquired and liabilities assumed in a business combination. Goodwill is deemed to have an indefinite life and is not amortized, but rather is tested at least annually for impairment. We review our goodwill annually in the fourth quarter for impairment, or more frequently if indicators of impairment exist. We regularly assess whether any indicators of impairment exist. Such indicators include, but are not limited to: a significant decline in our expected future cash flows due to changes in company-specific factors or the broader business climate. The evaluation of such factors requires considerable management judgment.

The goodwill impairment test has two steps. The Company first compares its fair value with its net book value. If the fair value exceeds its net book value, goodwill is deemed not to be impaired, and no further testing is necessary. If the net book value exceeds its fair value, we would perform a second test to measure the amount of impairment if any. To determine the amount of any impairment, we would determine the implied fair value of goodwill in the same manner as if the Company were being acquired in a business combination. Specifically, we would determine the fair value of all of the assets and liabilities of the Company, including any unrecognized intangible assets, in a hypothetical calculation that would yield the implied fair value of goodwill. If the implied fair value of goodwill were less than the recorded goodwill, we would record an impairment charge for the difference.

In the fourth quarters of 2008 and 2007, we conducted our annual assessments of goodwill. Based on the results of the assessment, the Company concluded that its fair value exceeded net book value and therefore goodwill was not impaired.

OTHER ASSETS

Other assets primarily include prepaid items and intangible assets. Intangible assets that have finite lives, including but not limited to, customer relationships, customer contracts and other intangible assets, are amortized over their estimated useful lives. Intangible assets deemed to have indefinite useful lives, primarily certain state licenses, are not amortized and are subject to annual impairment tests. Impairment exists if the carrying amount of the indefinite-lived intangible asset exceeds its fair value. For other intangible assets subject to amortization, impairment is recognized if the carrying amount is not recoverable and exceeds the fair value of the intangible asset. There were no impairments of finite-lived or indefinite-lived intangible assets in either 2008 or 2007.

SEPARATE ACCOUNTS

Assets and liabilities associated with separate accounts relate to premium and annuity considerations for variable life and annuity products for which the contract-holder, rather than the Company, bears the investment risk. Separate account assets (with matching liabilities) are reported at fair value. Revenues and expenses related to the separate account assets and liabilities, to the extent of benefits paid or provided to the separate account policyholders, are excluded from the amounts reported in the accompanying statements of operations because they are administered by the reinsurers.

Prior to April 2, 2001, FFG had issued variable insurance products registered as securities under the Securities Act of 1933. These products featured fixed premiums, a minimum death benefit, and policyholder returns linked to an underlying portfolio of securities. The variable insurance products issued by FFG have been 100% reinsured with The Hartford.

RESERVES

Reserves are established in accordance with GAAP, using generally accepted actuarial methods and are based on a number of factors. These factors include experience derived from historical claim payments and actuarial assumptions. Such assumptions and other factors include trends, the incidence of incurred claims, the extent to which all claims have been reported, and internal claims processing charges. The process used in computing reserves cannot be exact, particularly for liability coverages, since actual claim costs are dependent upon such complex factors as inflation, changes in doctrines of legal liabilities and damage awards. The methods of making such estimates and establishing the related liabilities are periodically reviewed and updated.

Reserves do not represent an exact calculation of exposure, but instead represent our best estimates, generally involving actuarial projections at a given time, of what we expect the ultimate settlement and administration of a claim or group of claims will cost based on our assessment of facts and circumstances then known. The adequacy of reserves will be impacted by future trends in claims severity, frequency, judicial theories of liability and other factors. These variables are affected by both external and internal events, such as: changes in the economic cycle, changes in the social perception of the value of work, emerging medical perceptions regarding physiological or psychological causes of disability, emerging health issues and new methods of treatment or accommodation, inflation, judicial trends, legislative changes and claims handling procedures.

Many of these items are not directly quantifiable, particularly on a prospective basis. Reserve estimates are refined as experience develops. Adjustments to reserves, both positive and negative, are reflected in the statement of operations in the period in which such estimates are updated. Because establishment of reserves is an inherently uncertain process involving estimates of future losses, there can be no certainty that ultimate losses will not exceed existing claims reserves. Future loss development could require reserves to be increased, which could have a material adverse effect on our earnings in the periods in which such increases are made. However, based on information currently available, we believe that our reserves estimates are adequate.

Long Duration Contracts

The Company's long duration contracts are comprised of traditional life insurance policies no longer offered and FFG and LTC disposed businesses. Future policy benefits and expense reserves on LTC, life insurance policies and annuity contracts that are no longer offered and the traditional life insurance contracts within FFG are reported at the present value of future benefits to be paid to policyholders and related expenses less the present value of the future net premiums. These amounts are estimated and include assumptions as to the expected investment yield, inflation, mortality, morbidity and withdrawal rates as well as other assumptions that are based on the Company's experience. These assumptions reflect anticipated trends and include provisions for possible unfavorable deviations.

Future policy benefits and expense reserves for universal life insurance policies and investment-type annuity contracts no longer offered, and the variable life insurance and investment-type annuity contracts in the Company consist of policy account balances before applicable surrender charges and certain deferred policy initiation fees that are being recognized in income over the terms of the policies. Policy benefits charged to expense during the period include amounts paid in excess of policy account balances and interest credited to policy account balances.

Changes in the estimated liabilities are reported as a charge or credit to policyholder benefits as the estimates are revised.

Short Duration Contracts

The Company's short duration contracts are comprised of group term life contracts, group disability contracts, medical contracts, dental contracts and credit life business. For short duration contracts, claims and benefits payable reserves are recorded when insured events occur. The liability is based on the expected ultimate cost of settling the claims. The claims and benefits payable reserves include (1) case reserves for known but unpaid claims as of the balance sheet date; (2) incurred but not reported ("IBNR") reserves for claims where the insured event has occurred but has not been reported to the Company as of the balance sheet date; and (3) loss adjustment expense reserves for the expected handling costs of settling the claims.

For group disability, the case and the IBNR reserves are recorded at an amount equal to the net present value of the expected future claims payments. Group long-term disability and group term life waiver of premiums reserves are discounted to the valuation date at the valuation interest rate. The valuation interest rate is reviewed quarterly by taking into consideration actual and expected earned rates on our asset portfolio. Group long term disability and group term life reserve adequacy studies are performed annually, and morbidity and mortality assumptions are adjusted where appropriate.

Changes in the estimated liabilities are recorded as a charge or credit to policyholder benefits as estimates are revised.

DEFERRED GAIN ON DISPOSAL OF BUSINESSES

The Company recorded a deferred gain on disposal of businesses utilizing reinsurance. On March 1, 2000, the Parent sold its LTC business using a coinsurance contract. On April 2, 2001, the Parent sold its FFG business using a modified coinsurance contract. Since the form of sale did not discharge the Company's primary liability to the insureds, the gain on these disposals was deferred and reported as a liability. The liability is decreased and recognized as revenue over the estimated life of the contracts' terms. The Company reviews and evaluates the estimates affecting the deferred gain on disposal of businesses annually or when significant information affecting the estimates becomes known to the Company.

PREMIUMS

Long Duration Contracts

Premiums for LTC insurance and traditional life insurance contracts within FFG are recognized and reported as revenue when due from the policyholder. For universal life insurance and investment-type annuity contracts within FFG, revenues consist of charges assessed against policy balances. For the FFG and LTC businesses previously sold, all revenue is ceded.

Short Duration Contracts

The Company's short duration contracts are those on which the Company recognizes revenue on a pro-rata basis over the contract term. The Company's short duration contracts primarily include group term life, group disability, dental, and credit life and disability.

FEE AND OTHER INCOME

The Company derives fee and other income primarily from providing administrative services. Fee income is recognized when services are performed.

UNDERWRITING, GENERAL AND ADMINISTRATIVE EXPENSES

Underwriting, general and administrative expenses consist primarily of commissions, premium taxes, licenses, fees, salaries and personnel benefits and other general operating expenses.

LEASES

The Company records expenses for operating leases on a straight-line basis over the lease term.

CONTINGENCIES

The Company follows FAS No. 5, ACCOUNTING FOR CONTINGENCIES("FAS 5"). This requires the Company to evaluate each contingent matter separately. A loss contingency is recorded if reasonably estimable and probable. The Company establishes reserves for these contingencies at the best estimate, or if no one estimated number within the range of possible losses is more probable than any other, the Company records an estimated reserve at the low end of the estimated range. Contingencies affecting the Company primarily relate to litigation matters which are inherently difficult to evaluate and are subject to significant changes. The Company believes the contingent amounts recorded are adequate and reasonable.

RECENT ACCOUNTING PRONOUNCEMENTS -- ADOPTED

On January 1, 2008, the Company adopted Statement of Financial Accounting Standards ("FAS") No. 157, FAIR VALUE MEASUREMENTS ("FAS 157") which defines fair value, addresses how companies should measure fair value when they are required to use a fair value measure for recognition or disclosure purposes under GAAP and expands disclosures about fair value measurements. FAS 157 is applied prospectively for financial assets and liabilities measured on a recurring basis as of January 1, 2008. The adoption of FAS 157 did not have an impact on the Company's financial position or results of operations. Effective September 30, 2008, the Company adopted Financial Statement of Position ("FSP") FAS 157-3,

DETERMINING THE FAIR VALUE OF A FINANCIAL ASSET IN A MARKET THAT IS NOT ACTIVE ("FSP FAS 157-3"). FSP FAS 157-3 clarifies the application of FAS 157 regarding the pricing of securities in an inactive market. The adoption of FSP FAS 157-3 did not have an impact on the Company's financial position or results of operations. See Note 4 for further information regarding FAS 157.

On January 1, 2008, the Company adopted FAS No. 159, THE FAIR VALUE OPTION FOR FINANCIAL ASSETS AND FINANCIAL LIABILITIES ("FAS 159"). FAS 159 provides a choice to measure many financial instruments and certain other items at fair value on specified election dates and requires disclosures about the election of the fair value option. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. The Company has chosen not to elect the fair value option for any financial or non-financial instruments as of the adoption date, thus the adoption of FAS 159 did not have an impact on the Company's financial position or results of operations.

On January 1, 2007, the Company adopted Statement of Position No. 05-1, ACCOUNTING BY INSURANCE ENTERPRISES FOR DEFERRED ACQUISITION COSTS IN CONNECTION WITH MODIFICATIONS OR EXCHANGES OF INSURANCE CONTRACTS, ("SOP 05-1"). SOP 05-1 provides guidance on internal replacements of insurance and investment contracts. An internal replacement is a modification in product benefits, features, rights or coverages that occurs by the exchange of a contract for a new contract or by amendment, endorsement, or rider to a contract, or by the election of a feature or coverage within a contract. Modifications that result in a new contract that is substantially different from the replaced contract are accounted for as an extinguishment of the replaced contract, and the associated unamortized DAC, unearned revenue liabilities and deferred sales inducements from the replaced contract must be reported as an expense immediately. Modifications resulting in a new contract that is substantially the same as the replaced contract are accounted for as a continuation of the replaced contract. Prior to the adoption of the SOP 05-1, certain internal replacements were accounted for as continuations of the replaced contract Therefore, the accounting policy for certain internal replacements has changed as a result of the adoption of this SOP. At adoption, the Company recognized a $225 decrease to deferred acquisition costs, which was accounted for as a $146 (after-tax) reduction to the January 1, 2007 balance of retained earnings.

On January 1, 2007, the Company adopted Statement of Financial Accounting Standards ("FAS") No. 155, ACCOUNTING FOR CERTAIN HYBRID FINANCIAL INSTRUMENTS -- AN AMENDMENT OF FASB STATEMENTS NO. 133 AND 140 ("FAS 155"). This statement resolves issues addressed in FAS 133 Implementation Issue No. D1, APPLICATION OF STATEMENT 133 TO BENEFICIAL INTEREST IN SECURITIZED FINANCIAL ASSETS. FAS 155
(a) permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation; (b) clarifies which interest-only strips and principal-only strips are not subject to the requirements of FAS 133; (c) establishes a requirement to evaluate beneficial interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; (d) clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and (e) eliminates restrictions on a qualifying special-purpose entity's ability to hold passive derivative financial instruments that pertain to beneficial interests that are or contain a derivative financial instrument. FAS 155 also requires presentation within the financial statements that identifies those hybrid financial instruments for which the fair value election has been applied and information on the statement of operations impact of the changes in fair value of those instruments. The adoption of FAS 155 did not have a material impact on the Company's financial position or results of operations.

On January 1, 2007, the Company adopted the provisions of Financial Accounting Statements Board ("FASB") Interpretation No. 48, ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES -- AN INTERPRETATION OF FASB STATEMENT NO. 109 ("FIN 48"). There was no impact as a result of adoption on the Company's January 1, 2007 retained earnings. See Note 5 for further information regarding the adoption of FIN 48.

RECENT ACCOUNTING PRONOUNCEMENTS -- NOT YET ADOPTED

In December 2007, the Financial Accounting Standards Board ("FASB") issued FAS No. 141R, BUSINESS COMBINATIONS ("FAS 141R"). FAS 141R replaces FAS No. 141, BUSINESS COMBINATIONS ("FAS 141"). FAS 141R retains the fundamental requirements in FAS 141 that the acquisition method of accounting be used for all business combinations, that an acquirer be identified for each business combination and for goodwill to be recognized and measured as a residual. FAS 141R expands the definition of transactions and events that qualify as business combinations to all transactions and other events in which one entity obtains control over one or more other businesses. FAS 141R broadens the fair value measurement and recognition of assets acquired, liabilities assumed, and interests transferred as a result of business combinations. FAS 141R also increases the disclosure requirements for business combinations in the financial statements. FAS 141R is effective for fiscal periods beginning after December 15, 2008. Therefore, the Company is required to adopt FAS 141R on January 1, 2009. The adoption of FAS 141R will not have an impact on the Company's financial position or results of operations. However, any business combinations entered into beginning in 2009 may significantly impact our financial position and results of operations compared with how it would have been recorded under FAS 141. Earnings volatility could result, depending on the terms of acquisition.

In December 2007, the FASB issued FAS No. 160, NON-CONTROLLING INTEREST IN CONSOLIDATED FINANCIAL STATEMENTS -- AN AMENDMENT OF ARB NO. 51 ("FAS 160"). FAS 160 requires that a non-controlling interest in a subsidiary be separately reported within equity and the amount of consolidated net income attributable to the non-controlling interest be presented in the statement of operations. FAS 160 also calls for consistency in reporting changes in the parent's ownership interest in a subsidiary and necessitates fair value measurement of any non-controlling equity investment retained in a deconsolidation. FAS 160 is effective for fiscal periods beginning after December 15, 2008. Therefore, the Company is required to adopt FAS 160 on January 1, 2009. The adoption of FAS 160 will not have an impact on the Company's financial position or results of operations.

In February 2008, the FASB issued FSP FAS 157-2, EFFECTIVE DATE OF FAS 157 ("FSP FAS 157-2"). FSP FAS 157-2 deferred the effective date of FAS 157 for all non-financial assets and non-financial liabilities measured at fair value on a non-recurring basis to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years, which for the Company is January 1, 2009. The Company will apply the requirements of FAS 157 to its non-financial assets measured at fair value on a non-recurring basis which include goodwill and intangible assets. The Company does not currently have any non-financial liabilities which are required to be measured at fair value on a non-recurring basis. In a business combination, the Company would initially measure at fair value the non-financial assets and liabilities of the acquired company. The requirements of FAS 157 include using an exit price based on an orderly transaction between market participants at the measurement date assuming the highest and best use of the asset by market participants. The Company will use a market, income or cost approach valuation technique to perform the valuations. Since the Company performs its scheduled impairment analyses of goodwill and indefinite-lived intangible assets in the fourth quarter of each year, the adoption of FAS 157 for all non-financial assets and liabilities measured at fair value on a non-recurring basis will not have an impact on the Company's financial position or results of operations upon adoption. However, there may be an impact on the Company's financial position and results of operations when the Company performs its impairment analyses of goodwill and indefinite-lived intangible assets due to the difference in fair value methodology required under FAS 157.

3. INVESTMENTS

The following table shows the cost or amortized cost, gross unrealized gains and losses and fair value of our fixed maturity and equity securities at December 31, 2008.

                                                                  COST OR              GROSS              GROSS
                                                                 AMORTIZED          UNREALIZED          UNREALIZED        FAIR
                                                                   COST                GAINS              LOSSES          VALUE
---------------------------------------------------------------------------------------------------------------------------------
FIXED MATURITY SECURITIES:
 United States Government and government agencies and
  authorities                                                         $426               $167                $ --            $593
 States, municipalities and political subdivisions                  23,966                363                (340)         23,989
 Foreign governments                                                   762                 51                 (23)            790
 Public utilities                                                   11,857                240                (439)         11,658
 Mortgage-backed                                                    13,873                285                (828)         13,330
 All other corporate                                                45,502                774              (5,018)         41,258
                                                                 ---------            -------            --------       ---------
                           TOTAL FIXED MATURITY SECURITIES         $96,386             $1,880             $(6,648)        $91,618
                                                                 ---------            -------            --------       ---------
EQUITY SECURITIES:
 Non-sinking fund preferred stocks                                  $8,483                $50             $(1,897)         $6,636
                                                                 ---------            -------            --------       ---------

The following table shows the cost or amortized cost, gross unrealized gains and losses and fair value of our fixed maturity and equity securities at December 31, 2007.

                                                                COST OR               GROSS              GROSS
                                                               AMORTIZED           UNREALIZED          UNREALIZED         FAIR
                                                                  COST                GAINS              LOSSES          VALUE
---------------------------------------------------------------------------------------------------------------------------------
FIXED MATURITY SECURITIES:
 United States Government and government agencies and
  authorities                                                        $401                $82                $ --             $483
 States, municipalities and political subdivisions                 13,509                245                  (4)          13,750
 Foreign governments                                                3,547                341                  --            3,888
 Public utilities                                                  13,698                537                 (46)          14,189
 Mortgage-backed                                                   16,889                213                (175)          16,927
 All other corporate                                               53,085              2,451                (617)          54,919
                                                               ----------            -------            --------       ----------
                         TOTAL FIXED MATURITY SECURITIES         $101,129             $3,869               $(842)        $104,156
                                                               ----------            -------            --------       ----------
EQUITY SECURITIES:
 Non-sinking fund preferred stocks                                 $8,940                $23             $(1,152)          $7,811
                                                               ----------            -------            --------       ----------

The cost or amortized cost and fair value of fixed maturity securities at December 31, 2008 by contractual maturity are shown below. Expected maturities may differ from contractual maturities because issuers of the securities may have the right to call or prepay obligations with or without call or prepayment penalties.

                                              COST OR
                                             AMORTIZED
                                               COST              FAIR VALUE
--------------------------------------------------------------------------------
Due in one year or less                         $2,679               $2,706
Due after one year through five years           16,940               15,979
Due after five years through ten years          23,849               22,212
Due after ten years                             39,045               37,391
                                             ---------            ---------
                                 TOTAL          82,513               78,288
Mortgage-backed securities                      13,873               13,330
                                             ---------            ---------
                                 TOTAL         $96,386              $91,618
                                             ---------            ---------

Major categories of net investment income were as follows:

                                             YEARS ENDED DECEMBER 31,
                                         2008          2007          2006
--------------------------------------------------------------------------------
Fixed maturity securities                $6,155        $6,673        $6,951
Equity securities                           622           617           596
Commercial mortgage loans on real
 estate                                   1,908         1,451         1,075
Policy loans                                  7             8             9
Short-term investments                      106           138           206
Other investments                           171           202           242
Cash and cash equivalents                   134           282           355
                                        -------       -------       -------
               TOTAL INVESTMENT INCOME    9,103         9,371         9,434
Investment expenses                        (293)         (275)         (259)
                                        -------       -------       -------
                 NET INVESTMENT INCOME   $8,810        $9,096        $9,175
                                        -------       -------       -------

No material investments of the Company were non-income producing for the years ended December 31, 2008, 2007, and 2006.

Over the last six months of 2007 and during 2008 the fixed maturity security and equity security markets have experienced significant volatility. This volatility has primarily been due to declines in the housing market, credit availability, as well as a general economic slowdown. As a result, certain securities directly exposed to these factors have had significant market value declines.

In connection with this volatility, we recorded net realized losses, including other-than-temporary impairments, in the statement of operations as follows:

                                              YEARS ENDED DECEMBER 31,
                                           2008          2007         2006
--------------------------------------------------------------------------------
Net realized (losses) gains related to
 sales:
 Fixed maturity securities                  $(256)        $103        $(207)
 Equity securities                           (689)        (298)        (121)
 Commercial mortgage loans on real
  estate                                      (34)         (37)         167
                                         --------       ------       ------
   TOTAL NET REALIZED LOSSES RELATED TO
                                  SALES      (979)        (232)        (161)
Net realized losses related to
 other-than-temporary impairments:
 Fixed maturity securities                 (2,982)        (415)         (12)
 Equity securities                         (2,112)        (226)          --
                                         --------       ------       ------
   TOTAL NET REALIZED LOSSES RELATED TO
       OTHER-THAN-TEMPORARY IMPAIRMENTS    (5,094)        (641)         (12)
                                         --------       ------       ------
              TOTAL NET REALIZED LOSSES   $(6,073)       $(873)       $(173)
                                         --------       ------       ------

Proceeds from sales of available for sale securities were $22,418, $22,822, and $16,806 during 2008, 2007 and 2006, respectively. Gross gains of $776, $576 and $91 and gross losses of $1,737, $771 and $419 were realized on dispositions in 2008, 2007 and 2006, respectively. For securities sold at a loss during 2008, the average period of time these securities were trading continuously below book value was approximately 9 months.

We regularly monitor our investment portfolio to ensure investments that may be other-than-temporarily impaired are identified in a timely fashion, properly valued, and any impairments are charged against earnings in the proper period. The determination that a security has incurred an other-than-temporary decline in value requires the judgment of management. Assessment factors include, but are not limited to, the length of time and the extent to which the market value has been less than cost, the financial condition and rating of the issuer, whether any collateral is held, and the intent and ability of the

Company to retain the investment for a period of time sufficient to allow for recovery. Inherently, there are risks and uncertainties involved in making these judgments. Changes in circumstances and critical assumptions such as a continued weak economy, a more pronounced economic downturn or unforeseen events which affect one or more companies, industry sectors, or countries could result in additional impairments in the future periods for other-than-temporary declines in value. Any security whose price decrease is deemed other-than-temporary is written down to its then current market level with the amount of the impairment reported as a realized loss in that period. Realized gains and losses on sales of investments are recognized on the specific identification basis.

The investment category and duration of the Company's gross unrealized losses on fixed maturity securities and equity securities at December 31, 2008 were as follows:

                                   LESS THAN 12 MONTHS               12 MONTHS OR MORE                       TOTAL
                               FAIR             UNREALIZED      FAIR            UNREALIZED       FAIR              UNREALIZED
                               VALUE              LOSSES        VALUE             LOSSES         VALUE               LOSSES
---------------------------------------------------------------------------------------------------------------------------------
FIXED MATURITY SECURITIES:
 States, municipalities and
  political subdivisions       $11,999             $(310)         $498              $(30)        $12,497               $(340)
 Foreign government                484               (23)           --                --             484                 (23)
 Public utilities                4,128              (317)          678              (122)          4,806                (439)
 Mortgage-backed                 4,879              (828)           --                --           4,879                (828)
 All other corporate            20,975            (3,036)        5,162            (1,982)         26,137              (5,018)
                             ---------            ------       -------            ------       ---------            --------
       TOTAL FIXED MATURITY
                 SECURITIES    $42,465            $(4,514)      $6,338            $(2,134)       $48,803             $(6,648)
                             ---------            ------       -------            ------       ---------            --------
EQUITY SECURITIES:
 Non-sinking fund preferred
  stocks                        $3,575             $(897)       $2,583            $(1,000)        $6,158             $(1,897)
                             ---------            ------       -------            ------       ---------            --------

The investment category and duration of the Company's gross unrealized losses on fixed maturity and equity securities at December 31, 2007 were as follows:

                                   LESS THAN 12 MONTHS               12 MONTHS OR MORE                       TOTAL
                               FAIR             UNREALIZED      FAIR            UNREALIZED       FAIR              UNREALIZED
                               VALUE              LOSSES        VALUE             LOSSES         VALUE               LOSSES
---------------------------------------------------------------------------------------------------------------------------------
FIXED MATURITY SECURITIES:
 States, municipalities and
  political subdivisions          $797               $(4)         $ --              $ --            $797                 $(4)
 Public utilities                1,812               (17)          931               (29)          2,743                 (46)
 Mortgage-backed                   874              (125)        3,611               (50)          4,485                (175)
 All other corporate             9,389              (437)        2,778              (180)         12,167                (617)
                             ---------            ------       -------            ------       ---------            --------
       TOTAL FIXED MATURITY
                 SECURITIES    $12,872             $(583)       $7,320             $(259)        $20,192               $(842)
                             ---------            ------       -------            ------       ---------            --------
EQUITY SECURITIES:
 Non-sinking fund preferred
  stocks                        $5,353             $(944)       $1,594             $(208)         $6,947             $(1,152)
                             ---------            ------       -------            ------       ---------            --------

The total unrealized losses represent less than 16% and 8% of the aggregate fair value of the related securities at December 31, 2008 and 2007, respectively. Approximately 63% and 77% of these unrealized losses have been in a continuous loss position for less than twelve months in 2008 and 2007, respectively. The total unrealized losses are comprised of 249 and 183 individual securities in 2008 and 2007, respectively. At December 31, 2008, 34%, 20% and 9% of the unrealized losses for fixed maturity and equity securities were concentrated in the financial, consumer cyclical and energy industries, respectively with no exposure to any single creditor in excess of 14%, 21% and 16%, of those industries respectively.

The cost or amortized cost and fair value of available for sale fixed maturity securities in an unrealized loss position at December 31, 2008, by contractual maturity, is shown below:

                                              COST OR
                                             AMORTIZED
                                               COST              FAIR VALUE
--------------------------------------------------------------------------------
Due in one year or less                            $65                  $63
Due after one year through five years           10,686                9,584
Due after five years through ten years          13,372               11,277
Due after ten years                             25,621               23,000
                                             ---------            ---------
                                 TOTAL          49,744               43,924
Mortgage-backed securities                       5,707                4,879
                                             ---------            ---------
                                 TOTAL         $55,451              $48,803
                                             ---------            ---------

The following table represents our exposure to sub-prime and related mortgages within our fixed maturity portfolio as well as the current net unrealized loss position at December 31, 2008.

                                                                                                        NET
                                                                  MARKET          PERCENTAGE         UNREALIZED
                                                                   VALUE         OF PORTFOLIO       (LOSS) GAIN
------------------------------------------------------------------------------------------------------------------
Fixed maturity portfolio:
 Second lien mortgages (including sub-prime second lien
  mortgages)                                                        $166              0.18%             $ --
                                                                   -----             -----              ----

The following table represents our exposure to sub-prime and related mortgages within our fixed maturity portfolio as well as the current net unrealized (loss) gain position at December 31, 2007.

                                                                                                NET
                                                               MARKET     PERCENTAGE        UNREALIZED
                                                               VALUE     OF PORTFOLIO       (LOSS) GAIN
----------------------------------------------------------------------------------------------------------
Fixed maturity portfolio:
 Sub-prime first lien mortgages                                   $874        0.84%             $(126)
 Second lien mortgages (including sub-prime second lien
  mortgages)                                                       755        0.72%                 4
                                                              --------       -----            -------
                      TOTAL EXPOSURE TO SUB-PRIME COLLATERAL    $1,629        1.56%             $(122)
                                                              --------       -----            -------

At December 31, 2008 and 2007, approximately 1% and 10% of the mortgage-backed securities had exposure to sub-prime mortgage collateral. This represented approximately 0.18% and 1.56% of the total fixed maturity portfolio and zero and 14.46% of the total unrealized loss position at December 31, 2008 and 2007, respectively. There is one security with sub-prime exposure, which is below investment grade. We have no sub-prime exposure to collateralized debt obligations as of December 31, 2008 or 2007. All mortgage-backed securities, including those with sub-prime exposure, are reviewed as part of the ongoing other-than-temporary impairment monitoring process.

The Company has made commercial mortgage loans, collateralized by the underlying real estate, on properties located throughout the U.S. At December 31, 2008, approximately 49% of the outstanding principal balance of commercial mortgage loans was concentrated in the states of California, Texas, and New York. Although the company has a diversified loan portfolio, an economic downtown could have an adverse impact on the ability of its debtors to repay their loans. The outstanding balance of commercial mortgage loans range in size from $435 to $2,700 at December 31, 2008 and from $443 to $2,750 at December 31, 2007. The mortgage loan valuation allowance for losses was $103 and $70 at December 31, 2008 and 2007, respectively.

At December 31, 2008 there were no loan commitments outstanding.

The Company has short term investments and fixed maturity securities carried at $593 and $483 at December 31, 2008 and 2007, respectively, on deposit with various governmental authorities as required by law.

4. FAIR VALUE DISCLOSURES

FAS 157 Disclosures

FAS 157 defines fair value, establishes a framework for measuring fair value, creates a fair value hierarchy based on the quality of inputs used to measure fair value and enhances disclosure requirements for fair value measurements. FAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In accordance with FAS 157, the Company has categorized its recurring basis financial assets and liabilities based on the priority of the inputs to the valuation technique, into a three-level fair value hierarchy. The FASB has deferred the effective date of FAS 157 until January 1, 2009 for non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a non-recurring basis in accordance with FSP FAS 157-2.

The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

The levels of the fair value hierarchy and its application to the Company's financial assets and liabilities are described below:

- Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access. Financial assets and liabilities utilizing Level 1 inputs include certain U.S. mutual funds, money market funds, common stock and certain foreign securities.

- Level 2 inputs utilize other than quoted prices included in Level 1 that are observable for the asset, either directly or indirectly, for substantially the full term of the asset. Level 2 inputs include quoted prices for similar assets in active markets, quoted prices for identical or similar assets in markets that are not active and inputs other than quoted prices that are observable in the marketplace for the asset. The observable inputs are used in valuation models to calculate the fair value for the asset. Financial assets utilizing Level 2 inputs include corporate, municipal, foreign government and public utilities bonds, private placement bonds, U.S. Government and agency securities, mortgage and asset backed securities, preferred stocks and certain U.S. and foreign mutual funds.

- Level 3 inputs are unobservable but are significant to the fair value measurement for the asset, and include situations where there is little, if any, market activity for the asset. These inputs reflect management's own assumptions about the assumptions a market participant would use in pricing the asset. Financial assets utilizing Level 3 inputs include certain preferred stocks, corporate bonds and mortgage-backed securities that were quoted by brokers and could not be corroborated by Level 2 inputs.

A review of fair value hierarchy classifications is conducted on a quarterly basis. Changes in the observability of valuation inputs may result in a reclassification of levels for certain securities within the fair value hierarchy.

The following table presents the Company's fair value hierarchy for those recurring basis assets and liabilities as of December 31, 2008.

                                  TOTAL      LEVEL 1         LEVEL 2    LEVEL 3
--------------------------------------------------------------------------------
FINANCIAL ASSETS
Fixed maturity securities          $91,618       $ --          $90,776      $842
Equity securities                    6,636         --            6,431       205
Short-term investments               6,870      6,621              249        --
Cash equivalents                     8,941      8,941               --        --
Assets held in separate
 accounts                           12,626      9,067(a)         3,559        --
                               -----------  ---------      -----------  --------
       TOTAL FINANCIAL ASSETS     $126,691    $24,629         $101,015    $1,047
                               -----------  ---------      -----------  --------

(a)  Mainly includes mutual fund investments

The following table summarizes the change in balance sheet carrying value associated with Level 3 financial assets carried at fair value during the year ended December 31, 2008:

                                          TOTAL             FIXED
                                         LEVEL 3          MATURITY          EQUITY
                                          ASSETS         SECURITIES       SECURITIES
--------------------------------------------------------------------------------------
 Balance, beginning of year                $1,992           $1,992            $ --
   Total net realized losses
    included in earnings                     (881)            (881)             --
   Net unrealized losses included
    in stockholder's equity                  (130)             (87)            (43)
   Sales and settlements                      (23)             (23)             --
   Net transfers in (out of)                   89             (159)            248
                                         --------          -------          ------
               BALANCE, END OF YEAR        $1,047             $842            $205
                                         --------          -------          ------

FAS 157 describes three different valuation techniques to be used in determining fair value for financial assets and liabilities: the market, income or cost approaches. The three valuation techniques described in FAS 157 are consistent with generally accepted valuation methodologies. The market approach valuation techniques use prices and other relevant information from market transactions involving identical or comparable assets or liabilities. When possible, quoted prices (unadjusted) in active markets are used as of the period-end date. Otherwise, valuation techniques consistent with the market approach including matrix pricing and comparables are used. Matrix pricing is a mathematical technique employed to value certain securities without relying exclusively on quoted prices for those securities but comparing those securities to benchmark or comparable securities. Comparables use market multiples, which might lie in ranges with a different multiple for each comparable.

Income approach valuation techniques convert future amounts, such as cash flows or earnings, to a single present amount, or a discounted amount. These techniques rely on current market expectations of future amounts as of the period-end date. Examples of income approach valuation techniques include present value techniques, option-pricing models, binomial or lattice models that incorporate present value techniques, and the multi-period excess earnings method.

Cost approach valuation techniques are based upon the amount that would be required to replace the service capacity of an asset at the period-end date, or the current replacement cost. That is, from the perspective of a market participant (seller), the price that would be received for the asset is determined based on the cost to a market participant (buyer) to acquire or construct a substitute asset of comparable utility, adjusted for obsolescence.

While all three approaches are not applicable to all financial assets or liabilities, where appropriate, one or more valuation techniques may be used. For all the financial assets and liabilities included in the above hierarchy, excluding private placement bonds, the market valuation technique is generally used. For private placement bonds, the income valuation technique is generally used. For the year ended December 31, 2008, the application of valuation technique applied to similar assets and liabilities has been consistent.

Level 1 and Level 2 securities are valued using various observable market inputs obtained from a pricing service. The pricing service prepares estimates of fair value measurements for our Level 2 securities using proprietary valuation models based on techniques such as matrix pricing which include observable market inputs. FAS 157 defines observable market inputs as the assumptions market participants would use in pricing the asset or liability developed on market data obtained from sources independent of the Company. The extent of the use of each observable market input for a security depends on the type of security and the market conditions at the balance sheet date. Depending on the security, the priority of the use of observable market inputs may change as some observable market inputs may not be relevant or additional inputs may be necessary. The following observable market inputs, listed in the approximate order of priority, are utilized in the pricing evaluation of Level 2 securities: benchmark yields, reported trades, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers and reference data. The pricing service also evaluates each security based on relevant market information including: relevant credit information, perceived market movements and sector news. Valuation models can change period to period, depending on the appropriate observable inputs that are available at the balance sheet date to price a security. When market observable inputs are unavailable, the remaining unpriced securities are submitted to independent brokers who provide non-binding broker quotes or are priced by other qualified sources and are categorized as Level 3 securities.

Management uses the following criteria in order to determine that the market for a financial asset is inactive:

- The volume and level of trading activity in the asset have declined significantly from historical levels,

- The available prices vary significantly over time or among market participants,

-   The prices are stale (i.e., not current), and

-   The magnitude of bid-ask spread.

Illiquidity did not have a material impact in the fair value determination of the Company's financial assets.

The Company generally obtains one price for each financial asset. The Company performs a monthly analysis to assess if the evaluated prices represent a reasonable estimate of their fair value. This process involves quantitative and qualitative analysis and is overseen by investment and accounting professionals. Examples of procedures performed include, but are not limited to, initial and on-going review of pricing service methodologies, review of the prices received from the pricing service, review of pricing statistics and trends, and comparison of prices for certain securities with two different appropriate price sources for reasonableness. As a result of this analysis, if the Company determines there is a more appropriate fair value based upon available market data, which happens infrequently, the price of a security is adjusted accordingly. The pricing service provides information to indicate which securities were priced using market observable inputs so that the Company can properly categorize our financial assets in the fair value hierarchy.

FAS 107 Disclosures

FAS No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, ("FAS 107") requires disclosure of fair value information about financial instruments, as defined therein, for which it is practicable to estimate such fair value. Therefore, it requires fair value disclosure for additional financial instruments as compared to FAS 157, including financial instruments that are not recognized in the consolidated balance sheets. However, FAS 107 excludes certain financial instruments including those related to insurance contracts.

Please refer to the FAS 157 disclosure above for the methods and assumptions used to estimate fair value for the following line items:

-   Fixed maturity securities

-   Equity securities

-   Short-term investments

-   Other assets

-   Other liabilities

In estimating the fair value of the financial instruments presented, the Company used the following methods and assumptions:

CASH AND CASH EQUIVALENTS: the carrying amount reported approximates fair value because of the short maturity of the instruments.

COMMERCIAL MORTGAGE LOANS AND POLICY LOANS: the fair values of mortgage loans are estimated using discounted cash flow analyses, based on interest rates currently being offered for similar loans to borrowers with similar credit ratings. Mortgage loans with similar characteristics are aggregated for purposes of the calculations. The carrying amounts of policy loans reported in the balance sheets approximate fair value.

OTHER INVESTMENTS: the carrying amounts of other investments approximate fair value.

POLICY RESERVES UNDER INVESTMENT PRODUCTS: the fair values for the Company's policy reserves under the investment products are determined using discounted cash flow analysis.

SEPARATE ACCOUNT ASSETS AND LIABILITIES: separate account assets and liabilities are reported at their estimated fair values, which are primarily based on quoted market prices.

FUNDS HELD UNDER REINSURANCE: the carrying amount reported approximates fair value due to the short maturity of the instruments.

                                                                          DECEMBER 31, 2008                DECEMBER 31, 2007
                                                                      CARRYING               FAIR      CARRYING           FAIR
                                                                        VALUE                VALUE      VALUE            VALUE
---------------------------------------------------------------------------------------------------------------------------------
FINANCIAL ASSETS
Cash and cash equivalents                                               $11,319              $11,319      $4,016           $4,016
Fixed maturity securities                                                91,618               91,618     104,156          104,156
Equity securities                                                         6,636                6,636       7,811            7,811
Commercial mortgage loans on real estate                                 28,396               27,803      30,746           30,970
Policy loans                                                                 73                   73         104              104
Short-term investments                                                    6,870                6,870         588              588
Other investments                                                         1,829                1,829       2,191            2,191
Assets held in separate accounts                                         13,145               13,145      20,331           20,331
FINANCIAL LIABILITIES
Policy reserves under investment products (Individual and group
 annuities, subject to discretionary withdrawal)                         $2,844               $2,615      $2,889           $2,827
Funds held under reinsurance                                                 68                   68          75               75
Liabilities related to separate accounts                                 13,145               13,145      20,331           20,331
                                                                      ---------            ---------  ----------       ----------

The fair value of the Company's liabilities for insurance contracts other than investment-type contracts are not required to be disclosed. However, the fair values of liabilities under all insurance contracts are taken into consideration in the Company's overall management of interest rate risk, such that the Company's exposure to changing interest rates is minimized through the matching of investment maturities with amounts due under insurance contracts.

5. INCOME TAXES

The Company is subject to U.S. tax and files a U.S. consolidated federal income tax return with its parent, Assurant, Inc. Information about the Company's current and deferred tax expense follows:

                                                 YEARS ENDED DECEMBER 31,
                                            2008           2007           2006
--------------------------------------------------------------------------------
Current expense:
 Federal                                    $4,559         $2,845         $5,955
                                          --------       --------       --------
                   TOTAL CURRENT EXPENSE     4,559          2,845          5,955
Deferred (benefit) expense:
 Federal                                      (744)         1,112          1,126
                                          --------       --------       --------
        TOTAL DEFERRED (BENEFIT) EXPENSE      (744)         1,112          1,126
                                          --------       --------       --------
                       TOTAL TAX EXPENSE    $3,815         $3,957         $7,081
                                          --------       --------       --------

A reconciliation of the federal income tax rate to the Company's effective income tax rate follows:

                                                                       DECEMBER 31,
                                                        2008               2007               2006
-------------------------------------------------------------------------------------------------------
FEDERAL INCOME TAX RATE                                  35.0%              35.0%              35.0%
RECONCILING ITEMS:
 Tax-exempt interest                                     (1.5)              (0.7)              (0.1)
 Dividends-received deduction                            (0.6)              (0.4)              (0.3)
 Permanent nondeductible expenses                         2.0                0.2                0.1
 Change in valuation allowance                            2.5                 --                 --
 Other                                                     --                 --               (0.2)
                                                        -----              -----              -----
EFFECTIVE INCOME TAX RATE:                               37.4%              34.1%              34.5%
                                                        -----              -----              -----

The Company adopted the provisions of FASB Interpretation No. 48, ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES, on January 1, 2007. The adoption of this interpretation had no impact on the Company's financial statements.

The Company files federal income tax returns in the U.S. The Company has substantially concluded all U.S. federal income tax matters for years through 2004.

The tax effects of temporary differences that result in significant deferred tax assets and deferred tax liabilities are as follows:

                                                        DECEMBER 31,
                                                     2008          2007
-------------------------------------------------------------------------
DEFERRED TAX ASSETS:
Net unrealized losses on fixed maturities and
 equities                                            $2,315          $ --
Investments                                           1,669           221
Deferred gains on reinsurance                         1,284         1,544
Deferred acquisition costs                              857           937
Capital loss carryforwards                              537            --
Accrued liabilities                                     415           380
                                                    -------       -------
 Gross deferred tax asset before valuation
  allowance                                           7,077         3,082
 Less: Valuation allowance                             (253)           --
                                                    -------       -------
 Gross deferred tax asset after valuation
  allowance                                          $6,824        $3,082
                                                    -------       -------
DEFERRED TAX LIABILITIES:
Policyholder and separate account reserves           $2,019        $1,363
Net unrealized gains on fixed maturity and equity
 securities                                              --           664
Other                                                    27            --
                                                    -------       -------
 Gross deferred tax liabilities                       2,046         2,027
                                                    -------       -------
                            NET DEFERRED TAX ASSET   $4,778        $1,055
                                                    -------       -------

During 2008 the Company recognized income tax expense of $253 to establish a partial valuation allowance against deferred tax assets, which are primarily attributable to a capital losses resulting from dispositions of investments. The calculation of the valuation allowance is made at the consolidated return group level. A portion of the valuation allowance has been assigned to the Company based on the provisions of the tax sharing agreement. Accordingly, a cumulative valuation allowance of $253 has been recorded because it is management's assessment that it is more likely than not that deferred tax assets of $6,824 will be realized. The Company had no valuation allowance as of December 31, 2007.

The Company's ability to realize deferred tax assets depends on its ability to generate sufficient taxable income of the same character within the carryback or carryforward periods. In assessing future GAAP taxable income, the Company has considered all sources of taxable income available to realize the deferred tax asset, including the future reversal of existing temporary differences, future taxable income exclusive of reversing temporary differences and carry forwards, taxable income in carry back years and tax-planning strategies. If changes occur in the assumptions underlying the Company's tax planning strategies or in the scheduling of the reversal of the Company's deferred tax liabilities, the valuation allowance may need to be adjusted in the future.

At December 31, 2008, the Company had no net operating loss carryforwards for U.S. federal income tax purposes. At December 31, 2008, the Company had a capital loss carryover for U.S. federal income tax purposes in the amount of $1,535, which was generated in 2008 and will expire, if not utilized, in 2013.

6. PREMIUMS AND ACCOUNTS RECEIVABLE

Receivables are reported net of an allowance for uncollectible items. A summary of such receivables is as follows:

                                DECEMBER 31,
                             2008           2007
--------------------------------------------------
Insurance premiums           $2,597         $3,205
 receivable
Other receivables               365            168
                           --------       --------
                    TOTAL    $2,962         $3,373
                           --------       --------

7. STOCKHOLDER'S EQUITY

The Board of Directors of the Company has authorized 100,000 shares of common stock with a stated value of $20 per share. All the shares are issued and outstanding as of December 31, 2008 and 2007. All the outstanding shares at December 31, 2008 are owned by the Parent (see Note 1). The Company paid dividends of $4,303, $12,000, and $10,000 at December 31, 2008, 2007 and 2006,
respectively.

The maximum amount of dividends which can be paid by the Company to its shareholder without prior approval is subject to restrictions relating to statutory surplus (see Note 8).

8. STATUTORY INFORMATION

Statutory-basis financial statements are prepared in accordance with accounting practices prescribed or permitted by the New York Department of Commerce. Prescribed statutory accounting principles ("SAP") includes the Accounting Practices and Procedures Manual of the National Association of Insurance Commissioners ("NAIC") as well as state laws, regulations and administrative rules.

The principal differences between SAP and GAAP are: 1) policy acquisition costs are expensed as incurred under SAP, but are deferred and amortized under GAAP;
2) the value of business acquired is not capitalized under SAP but is under GAAP; 3) amounts collected from holders of universal life-type and annuity products are recognized as premiums when collected under SAP, but are initially recorded as contract deposits under GAAP, with cost of insurance recognized as revenue when assessed and other contract charges recognized over the periods for which services are provided; 4) the classification and carrying amounts of investments in certain securities are different under SAP than under GAAP; 5) the criteria for providing asset valuation allowances, and the methodologies used to determine the amounts thereof, are different under SAP than under GAAP;
6) the timing of establishing certain reserves, and the methodologies used to determine the amounts thereof, are different under SAP than under GAAP; 7) certain assets are not admitted for purposes of determining surplus under SAP;
8) methodologies used to determine the amounts of deferred taxes, intangible assets and goodwill are different under SAP than under GAAP; and 9) the criteria for obtaining reinsurance accounting treatment is different under SAP than under GAAP.

Reconciliations of net income and stockholder's equity on the basis of statutory accounting to the related amounts presented in the accompanying statements were as follows:

                                              NET INCOME                       SHAREHOLDER'S EQUITY
                                 2008           2007           2006            2008            2007
-----------------------------------------------------------------------------------------------------------
Based on statutory accounting
 practices                       $4,270         $5,747         $14,471         $45,986         $45,331
Deferred acquisition costs         (114)            73            (249)            923           1,037
Deferred and uncollected
 premiums                            (6)            --              (8)             41              47
Policy and claim reserves         1,971          2,225             490           7,451           5,480
Investment valuation
 difference                          49            (26)            177          (6,748)          1,714
Commissions and fees                 27          1,256              92            (243)           (270)
Deferred taxes                      744         (1,113)             --             785          (1,541)
Deferred gain on disposal of
 businesses                         151            171              41          (3,668)         (4,412)
Goodwill                             --             --              --           2,038           2,038
Income taxes                         --           (438)         (1,093)             --              --
Pension                            (148)          (148)           (150)           (896)           (748)
Reinsurance in unauthorized
 companies                           --             --              --              75              20
Interest maintenance reserve,
 deferral and amortization         (562)           (83)           (239)           (288)            274
Asset valuation reserve              --             --              --             271             981
Non-admitted assets and other        --             (4)            (91)          3,962           3,192
                                -------       --------       ---------       ---------       ---------
Based on generally accepted
 accounting principles           $6,382         $7,660         $13,441         $49,689         $53,143
                                -------       --------       ---------       ---------       ---------

Insurance enterprises are required by state insurance departments to adhere to minimum risk-based capital ("RBC") requirements developed by the NAIC. The Company exceeds the minimum RBC requirements.

Dividend distributions to the Parent are restricted as to the amount by state regulatory requirements. A dividend is extraordinary when combined with all other dividends and distributions made with in the preceding 12 months exceeds the greater of 10% of the insurers surplus as regards to policyholders on December 31 of the next preceding year, or the net gain from operations. In 2008, the Company declared and paid dividends of $4,303, of which $4,303 was ordinary and $0 was extraordinary. In 2007, the Company declared and paid dividends of $12,000, of which $5,005 was ordinary and $6,995 was extraordinary. The Company has the ability, under state regulatory requirements, to dividend up to $4,399 to the Parent in 2009 without permission from New York regulators.

9. REINSURANCE

In the ordinary course of business, the Company is involved in both the assumption and cession of reinsurance with non-affiliated companies. The following table provides details of the reinsurance recoverables balance for the years ended December 31:

                                        2008        2007
-----------------------------------------------------------
Ceded future policy holder benefits
 and expense                            $53,021     $45,871
Ceded unearned premium                    8,607      10,038
Ceded claims and benefits payable        45,709      47,518
Ceded paid losses                         1,794       3,394
                                     ----------  ----------
                              TOTAL    $109,131    $106,821
                                     ----------  ----------

The changes in direct premiums and premiums ceded were as follows:

                                                        YEARS ENDED DECEMBER 31,
                                                                2008
                                              LONG                 SHORT
                                            DURATION              DURATION           TOTAL
------------------------------------------------------------------------------------------------
Direct
 Premiums and other considerations           $11,837               $55,405           $67,242
 Premiums assumed                                 --                25,020            25,020
 Premiums ceded                              (11,837)              (15,572)          (27,409)
                                            --------              --------          --------
         NET EARNED PREMIUMS AND OTHER
                        CONSIDERATIONS          $ --               $64,853           $64,853
                                            --------              --------          --------
Direct policyholder benefits                 $12,927               $30,532           $43,459
 Benefits assumed                                 --                21,176            21,176
 Benefits ceded                              (12,922)              (12,086)          (25,008)
                                            --------              --------          --------
             NET POLICYHOLDER BENEFITS            $5               $39,622           $39,627
                                            --------              --------          --------

                                                        YEARS ENDED DECEMBER 31,
                                                                2007
                                              LONG                 SHORT
                                            DURATION              DURATION           TOTAL
--------------------------------------  --------------------------------------------------------
Direct
 Premiums and other considerations           $10,340               $56,149           $66,489
 Premiums assumed                                 --                18,228            18,228
 Premiums ceded                              (10,340)              (14,165)          (24,505)
                                            --------              --------          --------
         NET EARNED PREMIUMS AND OTHER
                        CONSIDERATIONS          $ --               $60,212           $60,212
                                            --------              --------          --------
Direct policyholder benefits                 $14,118               $35,515           $49,633
 Benefits assumed                                 --                17,424            17,424
 Benefits ceded                              (14,112)              (12,255)          (26,367)
                                            --------              --------          --------
             NET POLICYHOLDER BENEFITS            $6               $40,684           $40,690
                                            --------              --------          --------

                                                      YEARS ENDED DECEMBER 31,
                                                                2006
                                              LONG                 SHORT
                                            DURATION              DURATION           TOTAL
--------------------------------------  --------------------------------------------------------
Direct
 Premiums and other considerations           $10,820               $60,482           $71,302
 Premiums assumed                                 --                19,384            19,384
 Premiums ceded                              (10,820)              (18,528)          (29,348)
                                            --------              --------          --------
         NET EARNED PREMIUMS AND OTHER
                        CONSIDERATIONS          $ --               $61,338           $61,338
                                            --------              --------          --------
Direct policyholder benefits                 $18,125               $34,334           $52,459
 Benefits assumed                                 --                17,335            17,335
 Benefits ceded                              (18,116)              (19,394)          (37,510)
                                            --------              --------          --------
             NET POLICYHOLDER BENEFITS            $9               $32,275           $32,284
                                            --------              --------          --------

The Company utilizes ceded reinsurance for loss protection and capital management and business divestitures.

LOSS PROTECTION AND CAPITAL MANAGEMENT

As part of the Company's overall risk and capacity management strategy, the Company purchases reinsurance for certain risks underwritten by the Company, including significant individual or catastrophic claims, which enables the Company to free up capital to write additional business.

Under indemnity reinsurance transactions in which the Company is the ceding insurer, the Company remains liable for policy claims if the assuming company fails to meet its obligations. To mitigate this risk, the Company has control procedures to evaluate the financial condition of reinsurers and to monitor the concentration of credit risk. The selection of reinsurance companies is based on criteria related to solvency and reliability and, to a lesser degree, diversification as well as on developing strong relationships with the Company's reinsurers for the sharing of risks. A.M. Best ratings for The Hartford and John Hancock, the reinsurers we have the most exposure to, are A+ and A++, respectively, although A.M. Best recently placed a negative outlook on the issuer credit and financial strength ratings of both The Hartford and John Hancock. The majority of our remaining reinsurance exposure has been ceded to companies rated A- or better by A.M. Best, although A.M. Best recently placed a negative outlook on the Life and Health insurance industry.

BUSINESS DIVESTITURES

The Company has used reinsurance to exit certain businesses, such as the disposals of FFG and LTC. Reinsurance was used in these cases to facilitate the transactions because the businesses shared legal entities with operating segments that the Company retained. Assets supporting liabilities ceded relating to these businesses are held in trusts for LTC and the separate accounts relating to FFG are still reflected in the Company's balance sheet. If the reinsurers became insolvent, we would be exposed to the risk that the assets in the trusts and/or the separate accounts would be insufficient to support the liabilities that would revert back to us. The reinsurance recoverable from The Hartford was $3,206 and $3,258 as of December 31, 2008 and 2007, respectively. The reinsurance recoverable from John Hancock was $59,063 and $53,803 as of December 31, 2008 and 2007, respectively.

The reinsurance agreement associated with the FFG sale also stipulates that The Hartford contribute funds to increase the value of the separate account assets relating to Modified Guaranteed Annuity business sold if such value declines below the value of the associated liabilities. If The Hartford fails to fulfill these obligations, the Company will be obligated to make these payments.

In addition, the Company would be responsible for administering this business in the event of reinsurer insolvency. We do not currently have the administrative systems and capabilities to process this business. Accordingly, we would need to obtain those capabilities in the event of an insolvency of one or more of the reinsurers of these businesses. We might be forced to obtain such capabilities on unfavorable terms with a resulting material adverse effect on our results of operations and financial condition.

As of December 31, 2008, we were not aware of any regulatory actions taken with respect to the solvency of the insurance subsidiaries of The Hartford or John Hancock that reinsure the FFG and LTC businesses, and the Company has not been obligated to fulfill any of such reinsurers' obligations.

10. RESERVES

The following table provides reserve information by the Company's major lines of business at the dates shown:

                                                              DECEMBER 31, 2008
                                      FUTURE
                                      POLICY                                                    INCURRED
                                     BENEFITS                                                   BUT NOT
                                       AND                UNEARNED             CASE             REPORTED
                                     EXPENSES             PREMIUMS           RESERVE            RESERVES
------------------------------------------------------------------------------------------------------------
LONG DURATION CONTRACTS:
 Life insurance no longer
  offered                              $1,657                   $3                $ --              $686
 FFG and other disposed
  businesses                           51,180                2,445                 364             8,324
SHORT DURATION CONTRACTS:
 Group term life                           --                   91              13,868             1,548
 Group disability                          --                  321              99,608             8,628
 Medical                                   --                    4                 707                27
 Dental                                    --                   90                  50             1,080
 Credit Life and Disability                --                6,837               4,075             2,727
                                     --------              -------          ----------          --------
                          TOTAL       $52,837               $9,791            $118,672           $23,020
                                     --------              -------          ----------          --------

                                                              DECEMBER 31, 2007
                                      FUTURE
                                      POLICY                                                    INCURRED
                                     BENEFITS                                                   BUT NOT
                                       AND                UNEARNED             CASE             REPORTED
                                     EXPENSES             PREMIUMS           RESERVE            RESERVES
-------------------------------  ---------------------------------------------------------------------------
LONG DURATION CONTRACTS:
 Life insurance no longer
  offered                              $1,651                   $3                $ --              $702
 FFG and other disposed
  businesses                           45,349                2,530                 336             8,901
SHORT DURATION CONTRACTS:
 Group term life                           --                   71              14,685             1,662
 Group disability                          --                  293              98,166             8,468
 Medical                                   --                    7                 786                27
 Dental                                    --                   60                  37               830
 Credit Life and Disability                 4                6,758               4,994             3,001
                                     --------              -------          ----------          --------
                          TOTAL       $47,004               $9,722            $119,004           $23,591
                                     --------              -------          ----------          --------

The following table provides a roll-forward of the Company's product lines with the most significant short duration claims and benefits payable balances: group term life and group disability lines of business. Claims and benefits payable is comprised of case and IBNR reserves.

                                                                     GROUP           GROUP
                                                                   TERM LIFE       DISABILITY
--------------------------------------------------------------------------------------------------
BALANCE AS OF JANUARY 1, 2006, GROSS OF REINSURANCE                  $18,632          $93,253
 Less: Reinsurance ceded and other (1)                                  (407)         (27,577)
                                                                   ---------       ----------
 Balance as of January 1, 2006, net of reinsurance                    18,225           65,676
 Incurred losses related to:
  Current year                                                         5,817           21,472
  Prior year's interest                                                  642            2,853
  Prior year(s)                                                       (3,166)          (6,089)
                                                                   ---------       ----------
                                       TOTAL INCURRED LOSSES           3,293           18,236
 Paid losses related to:
  Current year                                                         4,092            4,707
  Prior year(s)                                                        1,198           10,281
                                                                   ---------       ----------
                                           TOTAL PAID LOSSES           5,290           14,988
 Balance as of December 31, 2006, net of reinsurance                  16,228           68,924
 Plus: Reinsurance ceded and other (1)                                   401           31,670
                                                                   ---------       ----------
BALANCE AS OF DECEMBER 31, 2006, GROSS OF REINSURANCE                 16,629         $100,594
 Less: Reinsurance ceded and other (1)                                  (401)         (31,670)
                                                                   ---------       ----------
 Balance as of January 1, 2007, net of reinsurance                    16,228           68,924
 Incurred losses related to:
  Current year                                                         5,189           19,500
  Prior year's interest                                                  588            3,166
  Prior year(s)                                                       (1,465)             439
                                                                   ---------       ----------
                                       TOTAL INCURRED LOSSES           4,312           23,105
 Paid losses related to:
  Current year                                                         2,851            3,807
  Prior year(s)                                                        1,737           13,288
                                                                   ---------       ----------
                                           TOTAL PAID LOSSES           4,588           17,095
 Balance as of December 31, 2007, net of reinsurance                  15,952           74,934
 Plus: Reinsurance ceded and other (1)                                   395           31,700
                                                                   ---------       ----------
BALANCE AS OF DECEMBER 31, 2007, GROSS OF REINSURANCE                 16,347          106,634
                                                                   ---------       ----------
 Less: Reinsurance ceded and other (1)                                  (395)         (31,700)
                                                                   ---------       ----------
 Balance as of January 1, 2008, net of reinsurance                    15,952           74,934
 Incurred losses related to:
  Current year                                                         6,992           26,528
  Prior year's interest                                                  526            3,073
  Prior year(s)                                                       (1,994)         (10,118)
                                                                   ---------       ----------
                                       TOTAL INCURRED LOSSES           5,524           19,483
 Paid losses related to:
  Current year                                                         4,115            6,402
  Prior year(s)                                                        2,173           12,422
                                                                   ---------       ----------
                                           TOTAL PAID LOSSES           6,288           18,824
 Balance as of December 31, 2008, net of reinsurance                  15,188           75,593
 Plus: Reinsurance ceded and other (1)                                   228           32,643
                                                                   ---------       ----------
BALANCE AS OF DECEMBER 31, 2008, GROSS OF REINSURANCE                $15,416         $108,236
                                                                   ---------       ----------

(1) Reinsurance ceded and other includes claims and benefits payable balances that have either been (a) reinsured to third parties, (b) established for claims related expenses whose subsequent payment is not recorded as a paid claim, or (c) reserves established for obligations that would persist even if contracts were cancelled (such as extension of benefits), which cannot be analyzed appropriately under a roll-forward approach.

Short Duration Contracts

The Company's short duration contracts are comprised of group term life, group disability, medical, dental, and credit life. The principal products and services included in these categories are described in the summary of significant accounting polices (see Note 2).

Case and IBNR reserves are developed using actuarial principles and assumptions that consider, among other things, contractual requirements, historical utilization trends and payment patterns, benefit changes, medical inflation, seasonality, membership, product mix, legislative and regulatory environment, economic factors, disabled life mortality and claim termination rates and other relevant factors. The Company consistently applies the principles and assumptions listed above from year to year, while also giving due consideration to the potential variability of these factors.

Since case and IBNR reserves include estimates developed from various actuarial methods, the Company's actual losses incurred may be more or less than the Company's previously developed estimates. As shown in the table above, if the amounts listed on the line labeled "Incurred losses related to: Prior year" are negative (redundant) this means that the Company's actual losses incurred related to prior years for these lines were less than the estimates previously made by the Company. If the line labeled "Incurred losses related to: Prior year" are positive (deficient) this means that the Company's actual losses incurred related to prior years for these lines were greater than the estimates previously made by the Company.

The Group Term Life case and IBNR reserves redundancies in all years are due to actual mortality rates running below those assumed in prior year reserves, and actual recovery rates running higher than those assumed in prior year reserves.

Group Disability case and IBNR reserves show redundancies in 2006 and 2008 due to actual claim recovery rates exceeding those in prior year reserves. In 2007, there was a slight reserve deficiency as the block is small and subject to some volatility year to year.

The Company's group disability products are short duration contracts that include short and long term disability coverage. Case and IBNR reserves for long-term disability have been discounted at 5.25% in 2008. The December 31, 2008 and 2007 liabilities net of reinsurance include $73,673 and $71,838, respectively, of such reserves. The amount of discounts deducted from outstanding reserves as of December 31, 2008 and 2007 are $24,219 and $25,753, respectively.

Long Duration Contracts

The Company's long duration contracts are comprised of FFG and LTC disposed businesses. The principal products and services included in these categories are described in the summary of significant accounting polices (see Note 2).

The reserves for FFG and LTC are included in the Company's reserves in accordance with FAS 113, ACCOUNTING AND REPORTING FOR REINSURANCE OF SHORT-DURATION AND LONG-DURATION CONTRACTS. The Company maintains an offsetting reinsurance recoverable related to these reserves (see Note 9).

11. RETIREMENT AND OTHER EMPLOYEE BENEFITS

The Parent sponsors a defined benefit pension plan and certain other post retirement benefits covering employees and certain agents who meet eligibility requirements as to age and length of service. Plan assets of the defined benefit plans are not specifically identified by each participating subsidiary. Therefore, a breakdown of plan assets is not reflected in these financial statements. The Company has no legal obligation for benefits under these plans. The benefits are based on years of service and career compensation. The Parent's pension plan funding policy is to contribute amounts to the plan sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus additional amounts as the Parent may determine to be appropriate from time to time up to the maximum permitted, and to charge each subsidiary an allocable amount based on its employee census. Pension costs allocated to the Company were approximately $124 for 2008, 2007 and 2006, respectively.

The Company participates in a contributory profit sharing plan, sponsored by our Parent, covering employees and certain agents who meet eligibility requirements as to age and length of service. Benefits are payable to participants on retirement or disability and to the beneficiaries of participants in the event of death. For employees hired on or before December 31, 2000, the first 3% of an employee's contribution is matched 200% by the Company. The second 2% is matched 50% by the Company. For employees hired after December 31, 2000, the first 3% of an employee's contribution is matched 100% by the Company. The second 2% is matched 50% by the Company. The amounts expensed under the contributory profit sharing plan were $58, $68 and $48 for 2008, 2007 and 2006, respectively.

With respect to retirement benefits, the Company participates in other health care and life insurance benefit plans (postretirement benefits) for retired employees, sponsored by our Parent. Health care benefits, either through the Parent's sponsored retiree plan for retirees under age 65 or through a cost offset for individually purchased Medigap policies for retirees over age 65, are available to employees who retire on or after January 1, 1993, at age 55 or older, with 10 years or more service. Life insurance, on a retiree pay all basis, is available to those who retire on or after January 1, 1993. During 2008, 2007 and 2006 the Company incurred expenses related to retirement benefits of $24, $24 and $26, respectively.

12. DEFERRED POLICY ACQUISITION COSTS

Information regarding deferred policy acquisition costs follows:

                                                  DECEMBER 31,
                                       2008           2007           2006
--------------------------------------------------------------------------------
Beginning balance                      $1,037         $1,188         $1,437
 Costs deferred                         1,330          1,506            835
 Amortization                          (1,444)        (1,432)        (1,084)
 Cumulative effect of change in
  accounting principle for SOP
  05-01                                    --           (225)            --
                                     --------       --------       --------
                     ENDING BALANCE      $923         $1,037         $1,188
                                     --------       --------       --------

13. GOODWILL

Information regarding goodwill follows:

                                                               DECEMBER 31,
                                                            2008          2007
--------------------------------------------------------------------------------
Beginning balance                                           $2,038        $2,038
 Acquisitions                                                   --            --
                                                           -------       -------
                                           ENDING BALANCE   $2,038        $2,038
                                                           -------       -------

14. OTHER COMPREHENSIVE (LOSS) INCOME

The Company's components of other comprehensive income (loss), net of tax, are as follows:

                                                           ACCUMULATED OTHER
                                                             COMPREHENSIVE
                                                             (LOSS) INCOME
--------------------------------------------------------------------------------
Balance at January 1, 2007                                        $2,354
                                                                --------
Unrealized losses on securities                                   (1,120)
                                                                --------
Balance at December 31, 2007                                       1,234
                                                                --------
Unrealized losses on securities                                   (5,533)
                                                                --------
                          BALANCE AT DECEMBER 31, 2008           $(4,299)
                                                                --------

15. RELATED PARTY TRANSACTIONS

The Company received various services from the Parent. These services include assistance in benefit plan administration, corporate insurance, accounting, tax, auditing, investment, information systems, actuarial and other administrative functions. The fees paid for these services for years ended December 31, 2008, 2007 and 2006 were $8,403, $9,605 and $7,964, respectively.

Administrative expenses allocated for the Company may be greater or less than the expenses that would be incurred if the Company were operating as a separate company.

The Company cedes group liability business to its affiliate, Union Security Insurance Company ("USIC"). The Company has ceded $7,806, $6,813 and $6,916 of premium to USIC in 2008, 2007 and 2006, respectively. The Company has ceded $30,802, $29,569 and $29,151 of reserves in 2008, 2007 and 2006, respectively, to USIC.

16. COMMITMENTS AND CONTINGENCIES

The Company leases office space and equipment under operating lease arrangements. Certain facility leases contain escalation clauses based on increases in the lessors' operating expenses. At December 31, 2008, the aggregate future minimum lease payments under these operating lease agreements that have initial or non-cancelable terms in excess of one year are:

2009                                                                        $228
2010                                                                         172
2011                                                                          --
2012                                                                          --
2013                                                                          --
Thereafter                                                                    --
                                                                           -----
                                      TOTAL MINIMUM FUTURE LEASE PAYMENTS   $400
                                                                           -----

Rent expense was $534, $481 and $564 for 2008, 2007 and 2006 respectively.

The Company is involved in litigation in the ordinary course of business, both as a defendant and as a plaintiff. The Company may from time to time be subject to a variety of legal and regulatory actions relating to the Company's current and past business operations. While the Company cannot predict the outcome of any pending or future litigation, examination or investigation and although no assurances can be given, the Company does not believe that any pending matter will have a material adverse effect on the Company's financial condition, results of operations, or cash flows.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Not applicable.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Union Security Life Insurance Company of New York's By-Laws provide for indemnity and payment of expenses of the Company's officers and directors in connection with certain legal proceedings, judgments, and settlements arising by reason of their service as such, all to the extent and in the manner permitted by law. Applicable New York law generally permits payment of such indemnification and expenses if the person seeking indemnification has acted in good faith and for a purpose that he reasonably believed to be in, or not opposed to, the best interests of the Company, and, in a criminal proceeding, if the person seeking indemnification also has no reasonable cause to believe his conduct was unlawful.

     There are agreements in place under which the underwriter and affiliated persons of the Registrant may be indemnified against liabilities arising out of acts or omissions in connection with the offer of the Contracts; provided however, that so such indemnity will be made to the underwriter or affiliated persons of the Registrant for liabilities to which they would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     Not applicable.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

 EXHIBIT
 NUMBER                   DESCRIPTION                                   METHOD OF FILING
---------------------------------------------------------------------------------------------------------
    1      Underwriting Agreement                      Incorporated by reference to
                                                       Post-Effective Amendment No. 12 to the
                                                       Registration Statement File No. 333-65231 filed on
                                                       April 15, 2009.
    3  (a) Amended and Restated Charter                Incorporated by reference to Post-Effective
                                                       Amendment No. 19 to the Registration Statement
                                                       File No. 033-71686 filed on October 21, 2005.
    3  (b) By-laws                                     Incorporated by reference to Post-Effective
                                                       Amendment No. 19 to the Registration Statement
                                                       File No. 033-71686 filed on October 21, 2005.
    4      Variable Annuity Contract                   Incorporated by reference to
                                                       Pre-Effective Amendment No. 1 to the
                                                       Registration Statement File No. 333-20343 filed on
                                                       May 9, 1997.
    5      Opinion re legality                         Filed herewith.
   21      Subsidiaries of the Registrant              Incorporated by reference to Post-Effective
                                                       Amendment No. 17 to Registration Statement File
                                                       No. 333-79701 filed on April 21, 2008.
   23  (a) Legal Consent                               Filed herewith as Exhibit 5.
   23  (b) Consent of PricewaterhouseCoopers LLP,      Filed herewith.
           Independent Registered Public
           Accounting Firm
   24      Copy of Power of Attorney                   Filed herewith.

ITEM 17.  UNDERTAKINGS

(a)    The undersigned registrant hereby undertakes:
       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
              i. To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;
              ii. To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
              iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (3)                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Simsbury, State of Connecticut on this 15th day of April, 2009.

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

By:    Manuel J. Becerra                    *By:   /s/ Richard J. Wirth
       -----------------------------------         -----------------------------------
       Manuel J. Becerra                           Richard J. Wirth
       President*                                  Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, this amended Registration Statement has been signed below by the following persons, in the capacities and on the date indicated.

Manuel J. Becerra, President, Director*
Terry J. Kryshak, Sr. Vice President, Director*
Michael J. Peninger, Chief Executive Officer, Chairman of the
 Board, Director*
Melissa J. T. Hall, Assistant Treasurer, Director*
H. Carroll Mackin, Director*
Dale E. Gardner, Director*
Esther L. Nelson, Director*
Tamrha Mangelsen, Treasurer, Chief Financial Officer*              *By:   /s/ Richard J. Wirth
                                                                          -----------------------------------
Allen R. Freedman, Director*                                              Richard J. Wirth
Paula M. SeGuin, Chief Administrative Officer,                            Attorney-in-Fact
 Vice President, Assistant Secretary, Director*                    Date:  April 15, 2009

333-20345

                                 EXHIBIT INDEX

        5  Opinion and Consent of Counsel.
    23(a)  Legal Consent filed as part of Exhibit 5.
    23(b)  Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
       24  Copy of Power of Attorney.